FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-04

MSBAM 2013-C10

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,485,767,641

(Approximate Total Mortgage Pool Balance)

$1,178,761,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C10

June 13, 2013

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS' RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$94,800,000	30.000%	(4)	2.67	1-57	15.1%	44.3%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$34,200,000	30.000%	(4)	4.88	57-59	15.1%	44.3%
Class A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$126,500,000	30.000%	(4)	7.35	59-114	15.1%	44.3%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$150,000,000	30.000%	(4)	9.75	114-117	15.1%	44.3%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$509,537,000	30.000%	(4)	9.90	117-119	15.1%	44.3%
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$1,151,469,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-S(11)	AAA(sf)/AAA(sf)/Aaa(sf)	$111,432,000	22.500%	(4)	9.95	119-119	13.7%	49.1%
Class B(11)	AA-(sf)/AA(sf)/Aa3(sf)	$100,290,000	15.750%	(4)	9.95	119-119	12.6%	53.3%
Class PST(11)	A-(sf)/A(sf)/A3(sf)	$263,724,000	12.250%	(4)	9.95	119-119	12.1%	55.5%
Class C(11)	A-(sf)/A(sf)/A3(sf)	$52,002,000	12.250%	(4)	9.95	119-119	12.1%	55.5%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-3FL(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$125,000,000	30.000%	LIBOR + %(14)	9.75	114-117	15.1%	44.3%
Class A-3FX(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$0	30.000%	(4)	9.75	114-117	15.1%	44.3%
Class X-B	A-(sf)/AAA(sf)/A3(sf)	$152,292,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class D	BBB-(sf)/BBB(sf)/Baa3(sf)	$53,859,000	8.625%	(4)	9.95	119-119	11.6%	57.8%
Class E	BBB-(sf)/BBB-(sf)/Ba2(sf)	$22,286,000	7.125%	(4)	9.95	119-119	11.4%	58.8%
Class F	BB+(sf)/BB+(sf)/Ba3(sf)	$16,715,000	6.000%	(4)	9.95	119-119	11.3%	59.5%
Class G	BB-(sf)/BB-(sf)/NR	$20,429,000	4.625%	(4)	9.95	119-119	11.1%	60.4%
Class H	B(sf)/B(sf)/NR	$16,715,000	3.500%	(4)	10.01	119-120	11.0%	61.1%
Class J(15)	NR/NR/NR	$52,002,641	0.000%	(4)	13.60	120-179	10.6%	63.3%

(1)
Ratings shown are those of Fitch, Inc., Kroll Bond Ratings Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated June 13, 2013 (the “Free Writing Prospectus”) to which the prospectus dated December 31, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component which will have an initial outstanding balance on the closing date of $52,002,000.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FX, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B and Class C Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates and assuming that the Class A-3FL Certificates have the same pass-through rate as the Class A-3FX Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $111,432,000, $100,290,000, $52,002,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B, Class A-3FL and Class A-3FX Certificates have the same payment priority as the Class A-3 Certificates in regards payments of interest and, except in the case of the Class X-B Certificates, principal.

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

(13)	All or a portion of the Class A-3FL Certificates may be exchanged for Class A-3FX Certificates.

(14)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-3FL Certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period. For the initial interest accrual period, LIBOR for the Class A-3FL Certificates will be determined two LIBOR business days prior to the closing date. The Pass-Through Rate on the Class A-3FL Certificates will equal a per annum rate equal to LIBOR plus a spread.

(15)
Each Class J Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest held through the grantor trust that holds, among other things, an interest in certain excess interest in respect of mortgage loans having an anticipated repayment date.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Issue Characteristics

Offered Certificates:
$1,178,761,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A), offered pursuant to a registration statement filed with the SEC (File Number 333-180779)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee/Certificate Administrator/ Certificate Registrar:	Wells Fargo Bank, National Association

Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Park Bridge Lender Services LLC

Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund III, L.P.

Cut-off Date:
July 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in July 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of June 17, 2013

Expected Closing Date:	On or about July 2, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in August 2013

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in August 2013

Rated Final Distribution Date:	The Distribution Date in July 2046

Interest Accrual Period:
Preceding calendar month (other than the Class A-3FL Certificates, for which interest will be deemed to accrue during the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including the closing date) to but excluding the related distribution date)

Payment Structure:	Sequential pay

Tax Treatment:
REMIC, except that the Class A-3FL, Class A-3FX, Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust and the Class J Certificates will evidence a REMIC interest and an interest in the grantor trust

Optional Termination:
1.00% clean-up call (otherwise 3.50% clean-up call if the Hotel Oceana Santa Monica mortgage loan, but not the Fortress Self Storage mortgage loan, is a trust asset on the exercise date, 1.50% clean-up call if the Fortress Self Storage mortgage loan, but not the Hotel Oceana Santa Monica mortgage loan is a trust asset on the exercise date; 4.00% clean-up call if the Hotel Oceana Santa Monica and Fortress Self Storage mortgage loans are both trust assets on the exercise date)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2013-C10 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL (for this purpose, based on a pass-through rate equal to the pass-through rate for the Class A-3FX Certificates and a 30/360 interest accrual basis), Class A-3FX, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1 Certificates, then to the Class A-2 Certificates, then to the Class A-3 Certificates and the Class A-3FL and Class A-3FX Certificates, pro rata, based on their respective principal balances, then, to the Class A-4 Certificates and then to the Class A-SB Certificates, until the principal balance of each such class has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Interest and Principal Entitlements:	Subject to the discussion in the next paragraph regarding the Class A-3FL Certificates, interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Also subject to the discussion in the next paragraph regarding the Class A-3FL Certificates, interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. As and to the extent described in the next paragraph, interest payable to the holders of the Class A-3FL Certificates will be calculated on an actual/360 basis. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

Based on an interest rate swap agreement, the Class A-3FL Certificates are a floating rate class. However, interest will accrue on the principal balance of those certificates based on the same pass-through rate, interest accrual basis and interest accrual period as are applicable to the Class A-3FX Certificates. On each distribution date, such interest will be paid out of payments (or advances in lieu thereof) and other collections on the mortgage loans, on a pro rata and pari passu basis with interest payable on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FX, Class A-4, Class X-A and Class X-B Certificates, to either: (a) if the related swap agreement is in full force and effect, the applicable swap counterparty in exchange for a payment of interest calculated at a LIBOR-based floating rate and based on a different accrual period and on an actual/360 basis; and (b) if the related swap agreement is no longer in effect, the holders of the Class A-3FL Certificates. Subject to various conditions, the Class A-3FL Certificates may be exchanged for Class A-3FX Certificates.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $111,432,000, $100,290,000 and $52,002,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Class E, Class F, Class G, Class H and Class J Certificates)  and, without duplication, the trust components then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date; provided that prepayment premiums and yield maintenance charges allocable to the Class A-3FL Certificates may be payable to the applicable swap counterparty. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H or Class J Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates (or in the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3FX Certificates) or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates (or in the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3FX Certificates) or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate* – Discount Rate)
(Mortgage Rate – Discount Rate)

* In the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3FX Certificates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order:  to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan and The Mall at Tuttle Crossing Mortgage Loan on or after the securitization of its companion loan (such date, “The Mall at Tuttle Crossing Companion Loan Securitization Date”) (“Appraisal Events”)) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan and The Mall at Tuttle Crossing Mortgage Loan after The Mall at Tuttle Crossing Companion Loan Securitization Date  generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement or, with respect to The Mall at Tuttle Crossing Mortgage Loan, the pooling and servicing agreement entered into in connection with the securitization of The Mall at Tuttle Crossing companion loan (“The Mall at Tuttle Crossing PSA”), which calculations are, or with respect to The Mall at Tuttle Crossing Mortgage Loan are expected to be, generally similar to those provided for in the pooling and servicing agreement for this transaction. If an appraisal reduction exists for or is allocable to any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance. The loan pairs related to this mortgage pool are the Southdale Center Loan Pair, Burnham Center Loan Pair and, prior to The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Loan Pair. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:	The mortgaged property identified on Appendix I to the Free Writing Prospectus as the Southdale Center secures a mortgage loan (the “Southdale Center Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $100,000,000, representing approximately 6.7% of the initial pool balance, and is secured

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $55,000,000 and is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Southdale Center Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Southdale Center Loan Pair.” The Southdale Center serviced companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The mortgaged property identified on Appendix I to the Free Writing Prospectus as the Burnham Center secures a mortgage loan (the “Burnham Center Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $31,347,354, representing approximately 2.1% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $15,424,888 and is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Burnham Center Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Burnham Center Loan Pair.” The Burnham Center serviced companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The Southdale Center Loan Pair and the Burnham Center Loan Pair are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction. For additional information regarding the Southdale Center Loan Pair and the Burnham Center Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Southdale Center Loan Pair” and “—The Burnham Center Loan Pair”, respectively, in the Free Writing Prospectus.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as The Mall at Tuttle Crossing secures a mortgage loan (“The Mall at Tuttle Crossing Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 2.0% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $95,000,000 and is not part of the mortgage pool and is currently held by Bank of America, National Association (“The Mall at Tuttle Crossing Companion Loan”). The Mall at Tuttle Crossing Mortgage Loan and The Mall at Tuttle Crossing Companion Loan are pari passu in right of payment and collectively are referred to herein as “The Mall at Tuttle Crossing Loan Pair.” The Mall at Tuttle Crossing Companion Loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The Mall at Tuttle Crossing Loan Pair will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction only until The Mall at Tuttle Crossing Companion Loan Securitization Date. On or after The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Loan Pair will be serviced pursuant to The Mall at Tuttle Crossing PSA and the related intercreditor agreement. For additional information regarding The Mall at Tuttle Crossing Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Mall at Tuttle Crossing Loan Pair.”

Non-Serviced Mortgage Loans:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Milford Plaza Fee secures a mortgage loan (the “Milford Plaza Fee Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $110,000,000, representing approximately 7.4% of the initial pool balance, and is secured on a pari passu basis with another mortgage loan (the “Milford Plaza Fee Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 and is not part of the mortgage pool and is currently held by the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9. The Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan are pari passu in right of payment. The Milford Plaza Fee Mortgage Loan is a “non-serviced mortgage loan” and the Milford Plaza Fee Non-Serviced Companion Loan is a “non-serviced companion loan.”

The Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the MSBAM 2013-C9 pooling and servicing agreement. For additional information regarding the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—Milford Plaza Fee Mortgage Loan” in the Free Writing Prospectus.

On or after The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Loan Pair will be serviced pursuant to The Mall at Tuttle Crossing PSA. Accordingly, on or after The Mall at Tuttle Crossing Companion Loan Securitization Date, various servicing actions described in this Term Sheet will be performed by the master servicer and/or special servicer under, and in accordance with, The Mall at Tuttle Crossing PSA, which provisions are expected to be substantially similar to or consistent with the pooling and servicing agreement related to this transaction. For additional information regarding The Mall at Tuttle Crossing Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Mall at Tuttle Crossing Loan Pair.”

Control Rights:	Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

The controlling class representative under the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 will generally be the controlling holder of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan. Prior to The Mall at Tuttle Crossing Companion Securitization Date, the controlling holder of The Mall at Tuttle Crossing will be the holder of The Mall at Tuttle Crossing Companion Loan and on or after The Mall at Tuttle Crossing Companion Loan Securitization Date, the controlling class, representative under The Mall at Tuttle Crossing PSA will generally be the controlling holder of The Mall at Tuttle Crossing Loan Pair. The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to the Milford Plaza Fee Mortgage Loan, the Milford Plaza Fee Non-Serviced Companion Loan and The Mall at Tuttle Crossing Loan Pair, and only during a Subordinate Control Period and a Collective Consultation Period.

Each holder of the Southdale Center serviced companion loan and the Burnham Center serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Southdale Center Loan Pair and the Burnham Center Loan Pair, respectively.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G, Class H and Class J Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan and The Mall at Tuttle Crossing Mortgage Loan following The Mall at Tuttle Crossing Companion Loan Securitization Date) for which an Appraisal Event has occurred prepared by an

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan or, following The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Mortgage Loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans and REO Properties:
The applicable special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right (if any) of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative and/or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or, following The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Mortgage Loan, the holder of the related B note or companion loan, respectively, to the extent set forth in the related intercreditor agreement. If the special servicer determines to sell any mortgage loan that is part of a loan pair or The Mall at Tuttle Crossing Mortgage Loan prior to The Mall at Tuttle Crossing Companion Loan Securitization Date, it will be required to sell the entire loan pair as one whole loan subject to, and in accordance with, the terms of the related intercreditor agreement. If the special servicer under any pooling and servicing agreement related to a non-serviced mortgage loan or The Mall at Tuttle Crossing Mortgage Loan following The Mall at Tuttle Crossing Companion Loan Securitization Date determines to sell any related companion loan, such special servicer may also be required to sell that mortgage loan and the related companion loan as one whole loan subject to, and in accordance with, the terms of the related other pooling and servicing agreement and related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions; provided that such period may be extended under certain circumstances as described in the Free Writing Prospectus. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described in the Free Writing Prospectus), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to The Mall at Tuttle Crossing Mortgage Loan or any non-serviced mortgage loan). During any Subordinate Control Period, the special servicer (other than with respect to The Mall at Tuttle Crossing Mortgage Loan or any non-serviced mortgage loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to The Mall at Tuttle Crossing Mortgage Loan or any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.
For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair or non-serviced mortgage loan to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans but not any non-serviced mortgage loans or, following The Mall at Tuttle Crossing Companion Loan Securitization Date, The Mall at Tuttle Crossing Mortgage Loan) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered in any calendar year during which no annual meeting occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan, any related non-serviced companion loan or The Mall at Tuttle Crossing Loan Pair.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Structural Overview

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	42	46	$952,634,704	64.1%
Bank of America, National Association	23	29	$298,352,745	20.1%
CIBC World Markets Corp.	10	12	$234,780,193	15.8%
Total:	75	87	$1,485,767,641	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,485,767,641
Number of Mortgage Loans:	75
Average Cut-off Date Balance per Mortgage Loan:	$19,810,235
Number of Mortgaged Properties:	87
Average Cut-off Date Balance per Mortgaged Property:	$17,077,789
Weighted Average Mortgage Rate:	4.108%
% of Pool Secured by 5 Largest Mortgage Loans:	36.5%
% of Pool Secured by 10 Largest Mortgage Loans:	54.1%
% of Pool Secured by ARD Loans:	12.8%
Weighted Average Original Term to Maturity/ARD (months):	121
Weighted Average Remaining Term to Maturity/ARD (months):	119
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	8.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	18.3%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	2.00x
Weighted Average UW NOI Debt Yield:	10.6%
Weighted Average UW NCF DSCR:	1.86x
Weighted Average UW NCF Debt Yield:	9.8%
Weighted Average Cut-off Date LTV Ratio:	63.3%
Weighted Average LTV Ratio at Maturity/ARD:	53.0%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2013.

(2)
With respect to the Milford Plaza Fee Mortgage Loan, the Southdale Center Mortgage Loan, the Burnham Center Mortgage Loan and The Mall at Tuttle Crossing Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	349
% of Pool Amortizing Balloon:	59.7%
% of Pool Fully Amortizing:	1.1%
% of Pool Interest Only followed by Amortizing Balloon:	19.4%
% of Pool Interest Only through Maturity/ARD:	19.8%

Lockboxes
% of Pool with Hard Lockboxes:	71.3%
% of Pool with Soft Lockboxes:	7.2%
% of Pool with Springing Lockboxes:	18.3%
% of Pool with No Lockboxes:	3.2%

Reserves
% of Pool Requiring Tax Reserves:	53.2%
% of Pool Requiring Insurance Reserves:	20.5%
% of Pool Requiring Replacement Reserves:	51.7%
% of Pool Requiring TI/LC Reserves(3):	33.7%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	64.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance:	10.9%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	16.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.0%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV(1)
1	MSMCH	Westfield Citrus Park	Tampa	FL	Retail	$146,792,395	9.9%	506,914	$289.58	1.58x	9.9%	64.1%	51.3%
2	MSMCH	Milford Plaza Fee(2)(3)	New York	NY	Leased Fee	$110,000,000	7.4%	1,331	$206,611.57	1.67x	5.9%	71.2%	71.2%
3	MSMCH	500 North Capitol	Washington	DC	Office	$105,000,000	7.1%	232,521	$451.57	1.99x	8.8%	59.0%	59.0%
4	MSMCH	Southdale Center(4)	Edina	MN	Retail	$100,000,000	6.7%	634,880	$244.14	1.52x	9.1%	61.8%	51.9%
5	BANA	Goodyear Global HQ Office	Akron	OH	Office	$80,000,000	5.4%	639,000	$125.20	1.70x	11.0%	59.7%	52.0%
6	CIBC	Pot-Nets Bayside MHC	Long Neck	DE	Manufactured Housing	$67,902,721	4.6%	1,518	$44,731.70	1.58x	9.1%	64.3%	51.4%
7	MSMCH	La Frontera Village	Round Rock	TX	Retail	$54,838,268	3.7%	534,566	$102.58	1.47x	8.8%	61.0%	48.2%
8	BANA	Bleznak Portfolio	Various	NJ	Multifamily	$49,932,222	3.4%	1,110	$44,983.98	1.47x	9.5%	66.8%	53.9%
9	MSMCH	Hotel Oceana Santa Monica	Santa Monica	CA	Hospitality	$44,946,329	3.0%	70	$642,090.41	1.52x	10.8%	64.7%	45.1%
10	CIBC	Boston Hospitality Portfolio	Various	MA	Hospitality	$43,839,352	3.0%	623	$70,368.14	1.66x	13.2%	56.7%	41.5%
		Total/Wtd. Avg.				$803,251,286	54.1%			1.64x	9.3%	63.3%	54.3%

(1)	For any mortgage loan with an anticipated repayment date, the balloon LTV is calculated as of such anticipated repayment date and not the final maturity date.

(2)
The Milford Plaza Fee Mortgage Loan is part of a $275,000,000 pari passu loan pair evidenced by three pari passu promissory notes. The Milford Plaza Fee Mortgage Loan is evidenced by one such pari passu note (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu notes not included in the Issuing Entity (Notes A-1 and A-3) evidence the related companion loan, which has an outstanding balance as of the Cut-off Date of $165,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(3)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford Plaza hotel condominium only. The improvements are not part of the collateral and are currently operated as a hotel. NSF/Units and Cut-off Date Balance PSF/Unit relate to the non-collateral improvements and are for informational purposes only.

(4)
The Southdale Center Mortgage Loan is part of a $155,000,000 pari passu loan pair evidenced by two pari passu promissory notes. The Southdale Center Mortgage Loan is evidenced by one such pari passu note (Note A-1) with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $55,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
2	MSMCH	Milford Plaza Fee	$110,000,000	$165,000,000	$275,000,000	MSBAM 2013-C9	Midland	Midland	MSBAM 2013-C9	1.67x	5.9%	71.2%
4	MSMCH	Southdale Center	$100,000,000	$55,000,000	$155,000,000	MSBAM 2013-C10	Midland	Midland	MSBAM 2013-C10	1.52x	9.1%	61.8%
14	MSMCH	Burnham Center	$31,347,354	$15,424,888	$46,772,242	MSBAM 2013-C10	Midland	Midland	MSBAM 2013-C10	1.23x	11.0%	66.8%
15	BANA	The Mall at Tuttle Crossing	$30,000,000	$95,000,000	$125,000,000	(1)	Midland	Midland(1)	(1)	2.34x	13.3%	52.1%

(1)
Upon any securitization of The Mall at Tuttle Crossing Companion Loan, servicing of The Mall at Tuttle Crossing Mortgage Loan shall be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of The Mall at Tuttle Crossing Loan Pair and the master servicer and the special servicer under that pooling and servicing agreement may not be Midland.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity/ ARD LTV	Prior Securitization
2	MSMCH	Milford Plaza Fee(2)(3)	New York	NY	Leased Fee	$110,000,000	7.4%	1,331	$206,611.57	1.67x	5.9%	71.2%	71.2%	MSBAM 2013-C9
3	MSMCH	500 North Capitol	Washington	DC	Office	$105,000,000	7.1%	232,521	$451.57	1.99x	8.8%	59.0%	59.0%	PNCMA 2000-C2
4	MSMCH	Southdale Center(3)	Edina	MN	Retail	$100,000,000	6.7%	634,880	$244.14	1.52x	9.1%	61.8%	51.9%	BACM 2005-1
8.1	BANA	Village of Stoney Run Apartments(4)	Maple Shade	NJ	Multifamily	$24,766,382	1.7%	446	$44,983.98	1.47x	9.5%	66.8%	53.9%	FNA 1999-M1
8.2	BANA	Cooper River Plaza South(4)	Pennsauken	NJ	Multifamily	$14,680,073	1.0%	357	$44,983.98	1.47x	9.5%	66.8%	53.9%	FNA 1999-M1
8.3	BANA	Cooper River Plaza East(4)	Pennsauken	NJ	Multifamily	$7,989,155	0.5%	227	$44,983.98	1.47x	9.5%	66.8%	53.9%	FNA 1999-M1
8.4	BANA	Myrtle Place Apartments(4)	Camden	NJ	Multifamily	$2,496,611	0.2%	80	$44,983.98	1.47x	9.5%	66.8%	53.9%	FNA 1999-M1
9	MSMCH	Hotel Oceana Santa Monica	Santa Monica	CA	Hospitality	$44,946,329	3.0%	70	$642,090.41	1.52x	10.8%	64.7%	45.1%	BSCMS 2004-T16
14	MSMCH	Burnham Center(3)	Chicago	IL	Office	$31,347,354	2.1%	581,517	$80.43	1.23x	11.0%	66.8%	54.8%	COMM 2005-LP5
15	BANA	The Mall at Tuttle Crossing(3)	Dublin	OH	Retail	$30,000,000	2.0%	385,057	$324.63	2.34x	13.3%	52.1%	44.7%	MSC 2003-IQ6
17	CIBC	Oak Brook Office Center	Oak Brook	IL	Office	$23,905,675	1.6%	312,212	$76.57	1.50x	11.2%	72.4%	58.7%	MLMT 2005-CKI1
18	CIBC	Sierra Crossroads	Fontana	CA	Retail	$22,805,268	1.5%	117,111	$194.73	1.58x	9.6%	69.7%	56.2%	JPMCC 2006-CB14
21	MSMCH	Fortress Self Storage	Long Island City	NY	Self Storage	$15,934,877	1.1%	80,000	$199.19	1.66x	14.9%	51.9%	0.8%	MSC 2007-T25
24	CIBC	Lakeside Plaza	Moreno Valley	CA	Retail	$14,873,464	1.0%	87,321	$170.33	1.70x	10.3%	64.9%	52.4%	JPMCC 2005-CB11
30	MSMCH	262-270 East Fordham Road	Bronx	NY	Retail	$12,250,000	0.8%	20,300	$603.45	1.48x	9.0%	61.3%	53.2%	LBUBS 2004-C6
31	BANA	1720 Eye Street	Washington, D.C.	DC	Office	$12,110,000	0.8%	70,547	$171.66	2.16x	9.8%	70.0%	70.0%	GMACC 2003-C3
38	BANA	Grand Central Station	Austin	TX	Retail	$9,771,468	0.7%	115,347	$84.71	1.94x	12.0%	63.9%	50.6%	MSC 2003-IQ5
40	MSMCH	Hampshire House Co-op	New York	NY	Multifamily	$9,000,000	0.6%	196	$45,918.37	24.11	80.7%	4.5%	4.5%	JPMCC 2003-LN1
47	MSMCH	Vineyard Valley Center	Fontana	CA	Retail	$7,964,110	0.5%	179,559	$44.35	3.42x	21.1%	33.5%	26.5%	MSC 2005-T19
50	CIBC	Stop & Shop Agawam	Agawam	MA	Retail	$7,750,000	0.5%	66,525	$116.50	2.06x	12.8%	51.8%	47.3%	CSFB 1998-C2
51	MSMCH	The Banks Building	Minneapolis	MN	Office	$7,378,899	0.5%	106,792	$69.10	1.74x	12.0%	69.0%	54.8%	JPMCC 2003-CB6
57	BANA	85 Fifth Avenue Co-op	New York	NY	Office	$6,280,573	0.4%	119,000	$52.78	1.05x	5.7%	6.3%	4.9%	WMCMS 2005-C1A
60	MSMCH	Walgreens - Pomona, CA	Pomona	CA	Retail	$5,759,894	0.4%	13,650	$421.97	1.39x	8.3%	69.8%	56.3%	JPMCC 2003-CB7
64	BANA	Raffin Executive Center	Manhattan Beach	CA	Office	$4,094,608	0.3%	8,399	$487.51	1.32x	8.6%	59.7%	48.4%	CSFB 2004-C1
65	BANA	Handy Storage 12	Plantation	FL	Self Storage	$4,000,000	0.3%	102,076	$39.19	6.13x	23.3%	34.5%	34.5%	BACM 2000-2
66	MSMCH	Walgreens - Fresno	Fresno	CA	Retail	$3,800,000	0.3%	14,490	$262.25	1.40x	8.3%	73.8%	64.2%	JPMCC 2003-LN1
		Total				$638,904,740	43.0%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford Plaza hotel condominium only. The improvements are not part of the collateral and are currently operated as a hotel. NSF/Units and Loan per SF/Unit relate to the non-collateral improvements and are for informational purposes only.

(3)
With respect to the Milford Plaza Fee Mortgage Loan, the Southdale Center Mortgage Loan, the Burnham Center Mortgage Loan and The Mall at Tuttle Mortgage Loan, unless otherwise indicated, all Loan per SF/Unit, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(4)
The Bleznak Portfolio mortgage loan is secured by multiple properties. For the purpose of the statistical information set forth in this free writing prospectus, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, and all Loan per SF/Unit, DSCR, Debt Yield and LTV calculations are shown on an aggregate loan basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($34,200,000)

Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity/ ARD	Rem. IO Period (mos.)	Rem. Term to Maturity /ARD (mos.)
31	BANA	1720 Eye Street	DC	Office	$12,110,000	0.8%	$12,110,000	35.4%	70,547	$171.66	2.16x	9.8%	70.0%	70.0%	58	58
44	CIBC	Scottsdale Design District	AZ	Retail	$8,387,000	0.6%	$7,942,857	23.2%	109,652	$76.49	1.85x	11.2%	73.6%	69.7%	23	59
46	MSMCH	Bella Vista Apartments	CA	Multifamily	$7,964,903	0.5%	$7,248,901	21.2%	72	$110,623.65	1.52x	8.8%	66.2%	60.3%	0	57
72	BANA	Bluebonnet Self Storage	TX	Self Storage	$3,095,932	0.2%	$2,842,314	8.3%	116,470	$26.58	1.67x	10.9%	72.8%	66.9%	0	59
		Total/Wtd. Avg.			$31,557,834	2.1%	$30,144,071	88.1%			1.87x	10.0%	70.3%	67.1%	28	58

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	30	$644,014,938	43.3%	3.947%	1.74x	10.1%	63.9%	52.9%
Anchored	21	$318,215,532	21.4%	3.925%	1.87x	10.4%	65.0%	54.3%
Regional Mall	3	$276,792,395	18.6%	3.956%	1.64x	10.0%	62.0%	50.8%
Unanchored	5	$39,532,509	2.7%	4.015%	1.51x	9.4%	70.1%	57.4%
Specialty	1	$9,474,502	0.6%	4.170%	1.35x	8.3%	61.1%	49.1%
Office	9	$284,367,109	19.1%	4.203%	1.77x	10.0%	60.7%	55.4%
CBD	5	$162,116,826	10.9%	4.192%	1.81x	9.3%	59.7%	56.7%
Suburban	4	$122,250,283	8.2%	4.218%	1.72x	10.9%	61.9%	53.8%
Hospitality	24	$246,614,392	16.6%	4.686%	1.68x	12.4%	62.6%	47.6%
Limited Service	16	$128,638,075	8.7%	4.635%	1.74x	12.9%	63.0%	48.6%
Full Service	5	$87,877,232	5.9%	4.731%	1.61x	11.8%	60.9%	44.4%
Extended Stay	3	$30,099,084	2.0%	4.769%	1.59x	11.5%	66.2%	53.0%
Leased Fee(3)	1	$110,000,000	7.4%	3.480%	1.67x	5.9%	71.2%	71.2%
Manufactured Housing	6	$76,055,814	5.1%	4.106%	1.58x	9.4%	64.4%	51.0%
Multifamily	7	$73,449,246	4.9%	4.130%	4.25x	18.1%	59.8%	49.1%
Garden	3	$35,227,896	2.4%	4.218%	1.49x	9.3%	66.7%	55.4%
Mid-Rise	2	$22,669,229	1.5%	4.340%	1.47x	9.5%	66.8%	53.9%
Cooperative	1	$9,000,000	0.6%	3.280%	24.11x	80.7%	4.5%	4.5%
Student Housing	1	$6,552,122	0.4%	4.100%	1.43x	8.9%	74.5%	59.7%
Self Storage	7	$38,569,849	2.6%	4.085%	2.15x	13.8%	56.9%	29.7%
Mixed Use	2	$9,009,676	0.6%	4.290%	1.45x	10.0%	70.1%	54.6%
Multifamily/Retail	1	$5,492,504	0.4%	4.310%	1.52x	9.5%	73.2%	59.0%
Retail/Office	1	$3,517,172	0.2%	4.260%	1.34x	10.7%	65.1%	47.7%
Industrial	1	$3,686,618	0.2%	4.290%	1.46x	10.5%	65.8%	48.3%
Flex Industrial	1	$3,686,618	0.2%	4.290%	1.46x	10.5%	65.8%	48.3%
Total/Wtd. Avg.	87	$1,485,767,641	100.0%	4.108%	1.86x	10.6%	63.3%	53.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Milford Plaza Fee Mortgage Loan, the Southdale Center Mortgage Loan, the Burnham Center Mortgage Loan and The Mall at Tuttle Crossing Mortgage Loan,  unless otherwise indicated, all DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(3)	The Leased Fee Property Type represents a mortgage loan secured by land only located under a condominium unit operated as the Milford Plaza hotel.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Florida	7	$206,225,679	13.9%	4.250%	1.67x	10.5%	65.2%	52.4%
New York	8	$180,163,740	12.1%	3.647%	2.74x	11.0%	62.6%	56.1%
California	14	$169,161,114	11.4%	4.372%	1.74x	10.8%	62.6%	49.8%
California – Northern(3)	4	$29,759,732	2.0%	3.977%	1.91x	10.0%	62.6%	58.2%
California – Southern(3)	10	$139,401,381	9.4%	4.456%	1.70x	11.0%	62.5%	48.0%
District of Columbia	2	$117,110,000	7.9%	4.117%	2.01x	8.9%	60.1%	60.1%
Minnesota	3	$115,197,981	7.8%	3.869%	1.53x	9.3%	62.8%	52.4%
Texas	7	$113,968,178	7.7%	3.846%	1.56x	9.6%	65.2%	53.2%
Ohio	3	$113,094,597	7.6%	4.046%	1.87x	11.7%	57.7%	49.8%
New Jersey	5	$83,886,133	5.6%	4.340%	1.45x	9.1%	68.4%	55.2%
Delaware	1	$67,902,721	4.6%	4.040%	1.58x	9.1%	64.3%	51.4%
Illinois	4	$59,391,031	4.0%	4.563%	1.36x	11.0%	68.9%	56.1%
Massachusetts	4	$51,589,352	3.5%	4.245%	1.72x	13.1%	56.0%	42.4%
Arizona	5	$34,701,616	2.3%	4.383%	1.89x	12.7%	62.8%	53.5%
Georgia	1	$32,000,000	2.2%	3.350%	4.12x	15.3%	52.3%	52.3%
Virginia	3	$30,970,457	2.1%	3.964%	1.61x	10.2%	71.6%	58.5%
South Carolina	3	$27,935,036	1.9%	4.292%	1.62x	10.5%	71.3%	57.4%
Nebraska	2	$19,466,206	1.3%	4.788%	1.46x	11.3%	62.8%	46.9%
Michigan	5	$17,000,000	1.1%	4.677%	1.66x	12.8%	59.7%	44.4%
Wisconsin	2	$14,900,000	1.0%	4.600%	2.05x	15.3%	65.4%	48.4%
Alabama	1	$6,566,548	0.4%	3.950%	1.52x	9.3%	76.4%	60.9%
Pennsylvania	1	$5,870,299	0.4%	4.410%	1.39x	10.5%	74.3%	55.0%
Utah	1	$5,643,626	0.4%	4.550%	1.91x	13.1%	59.4%	48.3%
Oregon	1	$4,343,040	0.3%	4.450%	1.30x	9.2%	74.9%	57.6%
Nevada	1	$3,686,618	0.2%	4.290%	1.46x	10.5%	65.8%	48.3%
Indiana	1	$2,281,788	0.2%	4.452%	1.60x	11.5%	65.7%	48.4%
Missouri	1	$1,792,599	0.1%	4.452%	1.60x	11.5%	65.7%	48.4%
North Dakota	1	$919,282	0.1%	4.452%	1.60x	11.5%	65.7%	48.4%
Total/Wtd. Avg.	87	$1,485,767,641	100.0%	4.108%	1.86x	10.6%	63.3%	53.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Milford Plaza Fee Mortgage Loan, the Southdale Center Mortgage Loan, the Burnham Center Mortgage Loan and The Mall at Tuttle Crossing Mortgage Loan, unless otherwise indicated, all DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Collateral Statistics

Collateral Statistics(1)(3)
Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)

	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1 - 10,000,000	42	244,031,911	16.4	3.001 - 3.500	4	157,280,573	10.6	0.1 - 10.0	2	15,280,573	1.0
10,000,001 - 20,000,000	15	202,513,996	13.6	3.501 - 4.000	20	376,248,561	25.3	30.1 - 40.0	2	11,964,110	0.8
20,000,001 - 30,000,000	4	106,710,943	7.2	4.001 - 4.500	30	715,185,653	48.1	50.1 - 60.0	16	395,716,677	26.6
30,000,001 - 40,000,000	4	129,259,506	8.7	4.501 - 5.000	18	185,150,190	12.5	60.1 - 70.0	36	755,080,250	50.8
40,000,001 - 50,000,000	3	138,717,903	9.3	5.001 - 5.500	3	51,902,664	3.5	70.1 - 80.0	19	307,726,031	20.7
50,000,001 - 60,000,000	1	54,838,268	3.7	Total:	75	$1,485,767,641	100.0%	Total:	75	$1,485,767,641	100.0%
60,000,001 - 70,000,000	1	67,902,721	4.6	Min: 3.280%	Max: 5.437%	Wtd Avg: 4.108%		Min: 4.5%	Max: 76.4%	Wtd Avg: 63.3%
70,000,001 - 80,000,000	1	80,000,000	5.4	Original Term to Maturity/ARD (mos.)				LTV Ratio at Maturity/ARD (%)
90,000,001 - 100,000,000	1	100,000,000	6.7		No. of	Aggregate			No. of	Aggregate
100,000,001 - 150,000,000	3	361,792,395	24.4		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
Total:	75	$1,485,767,641	100.0%		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
Min: $1,397,560	Max: $146,792,395	Avg: $19,810,235		60	4	31,557,834	2.1	0.1 - 10.0	3	31,215,450	2.1
State				84	1	3,594,767	0.2	20.1 - 30.0	1	7,964,110	0.5
	No. of	Aggregate		120	68	1,389,733,835	93.5	30.1 - 40.0	1	4,000,000	0.3
	Mortgaged	Cut-off Date	% of	180	2	60,881,206	4.1	40.1 - 50.0	25	335,227,303	22.6
	Properties	Balance ($)	Pool	Total:	75	$1,485,767,641	100.0%	50.1 - 60.0	34	917,470,715	61.8
Florida	7	206,225,679	13.9	Min: 60	Max: 180	Wtd Avg: 121		60.1 - 70.0	10	79,890,064	5.4
New York	8	180,163,740	12.1	Remaining Term to Maturity/ARD (mos.)				70.1 - 80.0	1	110,000,000	7.4
California	14	169,161,114	11.4		No. of	Aggregate		Total:	75	$1,485,767,641	100.0%
California – Northern(2)	4	$29,759,732	2.0		Mortgage	Cut-off Date	% of	Min: 0.8%	Max: 71.2%	Wtd Avg: 53.0%
California – Southern(2)	10	$139,401,381	9.4		Loans	Balance ($)	Pool	UW DSCR (x)
District of Columbia	2	117,110,000	7.9	55 - 60	4	31,557,834	2.1		No. of	Aggregate
Minnesota	3	115,197,981	7.8	79 - 84	1	3,594,767	0.2		Mortgage	Cut-off Date	% of
Texas	7	113,968,178	7.7	109 - 114	2	37,678,731	2.5		Loans	Balance ($)	Pool
Ohio	3	113,094,597	7.6	115 - 120	66	1,352,055,103	91.0	1.01 - 1.10	1	6,280,573	0.4
New Jersey	5	83,886,133	5.6	175 - 180	2	60,881,206	4.1	1.21 - 1.30	2	35,690,394	2.4
Delaware	1	67,902,721	4.6	Total:	75	$1,485,767,641	100.0%	1.31 - 1.40	7	66,470,387	4.5
Illinois	4	59,391,031	4.0	Min: 57	Max: 179	Wtd Avg: 119		1.41 - 1.50	13	203,274,769	13.7
Massachusetts	4	51,589,352	3.5	Original Amortization Term (mos.)				1.51 - 1.60	13	483,937,051	32.6
Arizona	5	34,701,616	2.3		No. of	Aggregate		1.61 - 1.70	15	323,876,665	21.8
Georgia	1	32,000,000	2.2		Mortgage	Cut-off Date	% of	1.71 - 1.80	6	52,557,387	3.5
Virginia	3	30,970,457	2.1		Loans	Balance ($)	Pool	1.81 - 1.90	5	34,976,596	2.4
South Carolina	3	27,935,036	1.9	Interest Only	8	294,610,000	19.8	1.91 - 2.00	4	154,629,710	10.4
Nebraska	2	19,466,206	1.3	180	1	15,934,877	1.1	2.01 - 2.10	1	7,750,000	0.5
Michigan	5	17,000,000	1.1	300	18	138,011,443	9.3	2.11 - 2.20	2	19,110,000	1.3
Wisconsin	2	14,900,000	1.0	324	1	4,343,040	0.3	2.21 - 2.30	1	14,250,000	1.0
Alabama	1	6,566,548	0.4	360	47	1,032,868,282	69.5	2.31 - 2.40	1	30,000,000	2.0
Pennsylvania	1	5,870,299	0.4	Total:	75	$1,485,767,641	100.0%	3.41 - 3.50	1	7,964,110	0.5
Utah	1	5,643,626	0.4	Min: 180	Max: 360	Non-Zero Wtd Avg: 351		4.11 - 4.20	1	32,000,000	2.2
Oregon	1	4,343,040	0.3	Remaining Amortization Term (mos.)				5.01 - 25.0	2	13,000,000	0.9
Nevada	1	3,686,618	0.2		No. of	Aggregate		Total:	75	$1,485,767,641	100.0%
Indiana	1	2,281,788	0.2		Mortgage	Cut-off Date	% of	Min: 1.05x	Max: 24.11x	Wtd Avg: 1.86x
Missouri	1	1,792,599	0.1		Loans	Balance ($)	Pool	UW NOI Debt Yield (%)
North Dakota	1	919,282	0.1	Interest Only	8	294,610,000	19.8		No. of	Aggregate
Total:	87	$1,485,767,641	100.0%	179 - 230	1	15,934,877	1.1		Mortgage	Cut-off Date	% of
Property Type				231 - 300	18	138,011,443	9.3		Loans	Balance ($)	Pool
	No. of	Aggregate		301 - 350	1	4,343,040	0.3	5.6 - 6.0	2	116,280,573	7.8
	Mortgaged	Cut-off Date	% of	351 - 360	47	1,032,868,282	69.5	8.1 - 8.5	6	44,077,265	3.0
	Properties	Balance ($)	Pool	Total:	75	$1,485,767,641	100.0%	8.6 - 9.0	7	224,653,811	15.1
Retail	30	644,014,938	43.3	Min:179	Max: 360	Non-Zero Wtd Avg: 349		9.1 - 9.5	7	245,679,567	16.5
Anchored	21	318,215,532	21.4					9.6 - 10.0	8	257,472,482	17.3
Regional Mall	3	276,792,395	18.6					10.1 - 10.5	5	41,192,169	2.8
Unanchored	5	39,532,509	2.7					10.6 - 11.0	9	198,694,316	13.4
Specialty	1	9,474,502	0.6					11.1 - 11.5	9	86,373,464	5.8
Office	9	284,367,109	19.1					11.6 - 12.0	3	28,124,091	1.9
CBD	5	162,116,826	10.9					12.1 - 12.5	2	19,668,336	1.3
Suburban	4	122,250,283	8.2					12.6 - 13.0	1	7,750,000	0.5
Hospitality	24	246,614,392	16.6					13.1 - 13.5	5	117,328,202	7.9
Limited Service	16	128,638,075	8.7					13.6 - 14.0	4	14,674,380	1.0
Full Service	5	87,877,232	5.9					14.1 - 14.5	1	7,900,000	0.5
Extended Stay	3	30,099,084	2.0					14.6 - 15.0	1	15,934,877	1.1
Leased Fee	1	110,000,000	7.4					15.1 - 16.0	1	32,000,000	2.2
Manufactured Housing	6	76,055,814	5.1					16.1 - 17.0	1	7,000,000	0.5
Multifamily	7	73,449,246	4.9					21.1 - 22.0	1	7,964,110	0.5
Garden	3	35,227,896	2.4					23.1 - 24.0	1	4,000,000	0.3
Mid-Rise	2	22,669,229	1.5					25.1 - 81.0	1	9,000,000	0.6
Cooperative	1	9,000,000	0.6					Total:	75	$1,485,767,641	100.0%
Student Housing	1	6,552,122	0.4					Min: 5.7%	Max: 80.7%	Wtd Avg: 10.6%
Self Storage	7	38,569,849	2.6
Mixed Use	2	9,009,676	0.6
Multifamily/Retail	1	5,492,504	0.4
Retail/Office	1	3,517,172	0.2
Industrial	1	3,686,618	0.2
Flex Industrial	1	3,686,618	0.2
Total:	87	$1,485,767,641	100.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)	With respect to the Milford Plaza Fee Mortgage Loan, the Southdale Center Mortgage Loan, the Burnham Center Mortgage Loan and The Mall at Tuttle Crossing Mortgage Loan, unless otherwise indicated, all DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	July 2013	July 2014	July 2015	July 2016	July 2017
Locked Out	92.9%	92.3%	64.8%	64.4%	64.3%
Yield Maintenance Total	7.1%	7.7%	35.2%	35.6%	35.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,485,767,641	$1,469,620,907	$1,452,317,211	$1,432,350,867	$1,409,038,525
% Initial Pool Balance	100.0%	98.9%	97.7%	96.4%	94.8%

Prepayment Restrictions	July 2018	July 2019	July 2020	July 2021	July 2022
Locked Out	64.6%	64.5%	64.5%	64.4%	64.3%
Yield Maintenance Total	35.4%	35.5%	35.5%	35.6%	35.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,354,655,530	$1,329,556,459	$1,300,388,033	$1,273,153,174	$1,244,736,874
% Initial Pool Balance	91.2%	89.5%	87.5%	85.7%	83.8%

Prepayment Restrictions	July 2023	July 2024	July 2025	July 2026	July 2027
Locked Out	0.0%	0.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	14.8%	12.7%	10.3%	7.5%	0.0%
Open	85.2%	87.3%	89.7%	92.5%	100.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$43,365,228	$41,142,205	$38,810,297	$36,370,179	$33,816,757
% Initial Pool Balance	2.9%	2.8%	2.6%	2.4%	2.3%

(1)
The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus. The analysis does not reflect the complete prepayment model extending to May 2035. See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus for the full complete prepayment model.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM0.5, YM1, DEF/YM, DEF/YM0.5 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Mortgage Loan No. 1 – Westfield Citrus Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Mortgage Loan No. 1 – Westfield Citrus Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Mortgage Loan No. 1 – Westfield Citrus Park

Westfield Citrus Park
8021 Citrus Park Town Center
Tampa, FL 33625
Citrus Park
Lutz
Lake Magdalene
Carrollwood
HILLSBOROUGH COUNTY
PINELLAS COUNTY
Oldsmar
Town 'n' Country
TAMPA
NW Tampa
Ybor City
Downtown
Davis Island
Old Tampa Bay
Hillsborough Bay
Tampa International Airport
Peter O'Knight Airport
Courtney Campbell Causeway
Howard Frankland Bridge
St. Petersburg 17 miles
Suncoast Pkwy
Veterans Expwy
Heritage Harbor Golf and Country Club
TPC Tampa Bay
Cheval Country Club
Lake Park
Northdale Golf and Tennis Club
Avila Golf and Country Club
Old Memorial Golf Club
Emerald Greens Resort
Westchase Golf Club
Countryway Golf Course
Babe Zaharias Golf Course
Old Tampa Bay Regional Park
Palma Ceia Golf and Country Club
Tampa Bay Downs
Plaza at Citrus Park
Big Cat Rescue
Carrollwood Commons
University Square Mall
Lowery Zoo
St. Joseph's Children's Hospital
Hillsborough Community College
Raymond James Stadium
International Plaza and Bay Street
University of Tampa
West Shore Plaza
Hyde Park Village
Tampa General Hospital
Tampa Convention Center
Tampa Bay Times Forum
The Florida Aquarium
Lutz-Lake Fern Rd
Sunset Ln
Dale Mabry Hwy
Hutchison Rd
Ehrlich Rd
Skipper Rd
Fletcher Ave
Fowler Ave
Race Track Rd
Linebaugh Ave
Gunn Hwy
Lynn Rd
Henderson Rd
Sheldon Rd
Waters Ave
Memorial Hwy
Tampa Rd
Anderson Rd
Hanley Rd
Sligh Ave
Hillsborough Ave
Dr MLK Jr Blvd
21st Ave
Columbus Dr
John F. Kennedy Blvd
Expwy
Salmon
Bayshore Blvd
Bay To Bay Blvd
Euclid Ave
Westshore Blvd
Henderson Blvd
MacDill Ave
Howard Ave
Armenia Ave
Tampa St
Florida Ave
Nebraska Ave
North Blvd
N. 22nd St
Livingston Ave
Holiday
Tarpon Springs
Gulf of Mexico
Palm Harbor
Dunedin
Safety Harbor
Clearwater
Largo
Pinellas Park
Seminole
ST. PETERSBURG
Tampa Bay
Gulfport
Land O' Lakes
Wesley Chapel
Oldsmar
Thonotosassa
Mango
Brandon
Riverview
Gibsonton
Apollo Beach
Ruskin
Sun City Center
Wimauma

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Mortgage Loan No. 1 – Westfield Citrus Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	8021 Citrus Park Town Center Tampa, FL 33625
Original Balance:	$147,000,000			General Property Type:	Retail
Cut-off Date Balance:	$146,792,395			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	9.9%			Net Rentable Area(3):	506,914 SF
Loan Purpose(1):	Acquisition(1)			Cut-off Date Balance Per Unit/SF:	$290
Borrower Name(s):	Citrus Park Mall Owner LLC			Balloon/ARD Balance Per Unit/SF:	$232
Sponsor:	Westfield Group			Year Built/Year Renovated:	1999 / 2011
Mortgage Rate:	4.112%			Title Vesting:	Fee
Note Date:	5/30/2013			Property Manager:	Westfield Property Management LLC
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$22,422,234
IO Period:	None			UW Expenses:	$7,963,089
Original Term to Maturity or ARD:	120 months			UW NOI:	$14,459,145
Seasoning:	1 month			UW NCF:	$13,485,521
Original Amortization Term:	360 months			UW NOI DSCR:	1.69x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF Debt Yield:	9.2%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$15,380,000 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$15,254,000 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$15,304,000 (12/31/2010)
Reserves(2)				Appraised Value:	$229,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/10/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	51.3%
Recurring Replacements:	$0	Springing	$101,383	Occupancy Rate:	93.5% (5/31/2013)
TI/LC:	$0	Springing	$506,914	2nd Most Recent Occupancy:	88.0% (12/31/2012)
				3rd Most Recent Occupancy:	92.4% (12/31/2011)
				4th Most Recent Occupancy:	94.8% (12/31/2010)
				5th Most Recent Occupancy:	91.9% (12/31/2009)
				6th Most Recent Occupancy:	93.1% (12/31/2008)

(1)
The proceeds of the Westfield Citrus Park Loan were used to partially finance a joint venture purchase of six regional malls. An affiliate or affiliates of Westfield America, Inc., one of the current loan sponsors, previously owned a majority interest in the Westfield Citrus Park Property.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Net Rentable Area includes improvements owned by the borrower and excludes four non-collateral anchor tenant stores totaling approximately 636,948 SF that are tenant-owned.

The Westfield Citrus Park Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Westfield Citrus Park Mortgage Loan”) is evidenced by multiple notes with a combined original principal amount of $147,000,000 and is secured by a first priority fee mortgage encumbering a portion of the regional mall known as Westfield Citrus Park Mall in Tampa (Citrus Park), Florida (the “Westfield Citrus Park Property”). The proceeds of the Westfield Citrus Park Mortgage Loan were used to partially finance a joint venture purchase of six regional malls. See “—The Borrower and the Sponsor” below for further discussion.

The Westfield Citrus Park Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of June 1, 2023. The Westfield Citrus Park Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the Westfield Citrus Park Mortgage Loan securitization. The Westfield Citrus Park Mortgage Loan is open to prepayment at par during the final six months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

The Borrower and the Sponsor. The borrower is Citrus Park Mall Owner LLC (the “Westfield Citrus Park Borrower”), a single-purpose Delaware limited liability company. The Westfield Citrus Park Borrower is indirectly owned and controlled by Westfield America, Inc., a subsidiary of Westfield Group (“Westfield”) (ASX: WDC), a Sydney Australia based shopping center owner and manager and by an affiliate of O’Connor Capital Partners (“O’Connor”). Westfield currently has investment interests in 105 shopping centers in Australia, New Zealand, the United States and the United Kingdom. Westfield America, Inc. is the non-recourse carve-out guarantor. O’Connor is a privately held New York City based real estate investment firm. On March 25, 2013, Westfield and O’Connor announced a joint venture investment in a portfolio comprising six Westfield regional malls located in Florida, including the Westfield Citrus Park Property, with a gross total value of $1.283 billion.

The Mortgaged Property. The Westfield Citrus Park Property consists of 506,914 SF of in-line space, food court space, and kiosk space within the approximately 1,143,862 SF Westfield Citrus Park Mall, a regional mall in Tampa (Citrus Park), Florida. The Westfield Citrus Park Property is located approximately 11 miles northwest of the Tampa CBD. The Westfield Citrus Park Property is anchored by Dillard’s, Macy’s, Sears and JC Penney, and includes a 20 screen Regal Cinema, as well as a 50,000 SF Dick’s Sporting Goods store and a 22,106 SF Finish Line store. The four anchor stores, Dillard’s, Macy’s, Sears and JC Penney, which total approximately 636,948 SF, are tenant owned and are not collateral for the Westfield Citrus Park Mortgage Loan. The Westfield Citrus Park Mall opened in 1999 and was expanded in 2011.

In addition to the Dick’s Sporting Goods store, the Finish Line store and the theater, The Westfield Citrus Park Property contains approximately 99 occupied in-line stores, 16 kiosks and eight food court tenants. There is approximately 32,700 SF of in-line and kiosk vacancy. The Westfield Citrus Park Mall in its entirety has 5,840 surface and garage parking spaces, for a total parking ratio of 5.1 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of May 31, 2013, the Westfield Citrus Park Property was 93.5% leased. The Westfield Citrus Park Mall, including both collateral and non-collateral space, was 97.1% leased or otherwise occupied. Comparable in-line store sales, representing 220,445 SF, as of the trailing 12 months ended April 30, 2013, were approximately $378 PSF. The trailing 12-month average occupancy cost as a percentage of sales for these tenants was 15.0%. The reported year-end 2012 in-line comparable sales were approximately $374 PSF. The 2011 and 2010 in-line comparable sales were approximately $353 and $331 PSF, respectively.

Major Collateral Tenants.

Regal Cinemas (88,396 SF, 17% of NRA, 9% of underwritten base rent). Regal Cinemas, Inc. (“Regal”) leases 88,396 SF at the Westfield Citrus Park Property and operates the space as a 20-screen movie theater. The lease began on March 5, 1999 and has a current expiration date of December 31, 2014. The tenant may terminate the lease in the event that for any 12 month period gross sales are less than $5,000,000. The tenant may also terminate the lease any time after January 1, 2013, upon at least 365 days’ notice. As of May 23, 2013, Regal Entertainment Group (NYSE: RCG) operated the largest theater chain in the United States, consisting of 7,350 screens in 578 theaters in 42 states, Washington D.C. and certain U.S. territories.

Dick’s Sporting Goods (50,000 SF, 10% of NRA, 7% of underwritten base rent). Dick’s Sporting Goods, Inc. (“Dick’s”) leases 50,000 SF at the Westfield Citrus Park Property. The lease began on March 1, 2007 and has a current expiration date of January 31, 2018, with two five-year lease renewal options. Dick’s (NYSE: DKS) is a full-line sporting goods retailer. As of May 4, 2013, the company operated 520 Dick’s Sporting Goods stores in 44 states and 81 Golf Galaxy stores in 30 states.

The Finish Line (22,106 SF, 4% of NRA, 4% of underwritten base rent). The Finish Line, Inc. (“The Finish Line”) leases 22,106 SF at the Westfield Citrus Park Property. The lease began on March 3, 1999 and has a current lease expiration date of February 28, 2014, pursuant to the exercise of its single five-year lease renewal option in 2009. The Finish Line (NASDAQ: FINL) is an athletic shoe, apparel and accessory retailer. The company operates more than 640 stores in malls across the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

The following table presents a summary regarding major tenants and the non-collateral anchors at the Westfield Citrus Park Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration(4)	TTM April 2013 Sales PSF/ Screen(5)	UW Occupancy Cost as a % of Sales
Non-Collateral Anchors
Dillard’s	BBB-/Ba2/BB+	219,162	NAP	NAP	NAP	NAP	3/2/2049	$83	NAP
Macy’s	BBB/Baa3/BBB	160,000	NAP	NAP	NAP	NAP	2/28/2049	$173	NAP
Sears	CCC/B3/CCC+	132,588	NAP	NAP	NAP	NAP	3/2/2049	$94	NAP
JC Penney	B-/Caa1/CCC+	125,198	NAP	NAP	NAP	NAP	3/2/2049	$92	NAP
Subtotal/Wtd. Avg.		636,948

Tenants > 10,000 SF
Regal Cinemas	B+/B1/B+	88,396	17%	$1,249,919	9%	$14.14	12/31/2014	$283,350	22.1%
Dick’s Sporting Goods	NR/NR/NR	50,000	10%	$913,000	7%	$18.26	1/31/2018	$222	7.8%
The Finish Line	NR/NR/NR	22,106	4%	$508,438	4%	$23.00	2/28/2014	$253	17.4%
Gap/Gap Kids	BBB-/Baa3/BBB-	11,984	2%	$195,219	1%	$16.29	1/31/2015	$210	17.6%
A’Graci & O’Shoes	NR/NR/NR	10,260	2%	$359,100	3%	$35.00	1/31/2024	NAV	NAV
Subtotal/Wtd. Avg.		182,746	36%	$3,225,676	24%	$17.65

Other Tenants		291,468	57%	$10,326,708	76%	$35.43
Vacant Space		32,700	6%	$0	0%	$0.00

Total		506,914	100%	$13,552,385	100%	$28.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Percentage of NRSF is based on total collateral NRSF of 506,914 SF. It does not include the Dillard’s, Macy’s, Sears or JC Penney stores, which are not collateral for the Westfield Citrus Park Mortgage Loan.

(3)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

(4)
The lease expiration dates for Dillard’s, Macy’s, Sears and JC Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Westfield Citrus Park Mortgage Loan.

(5)
The Dillard’s, Macy’s, Sears and JC Penney stores do not report sales for this location. The above Sales PSF attributed to these non-collateral stores are based only on estimates by Westfield for the 2012 calendar year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

The following table presents certain information relating to the lease rollover at the Westfield Citrus Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	2,683	$12.54	1%	1%	$33,650	0%	0%
2013	9	15,378	$21.35	3%	4%	$328,372	2%	2%
2014	31	177,841	$21.76	35%	39%	$3,869,459	29%	31%
2015	14	28,804	$34.65	6%	45%	$998,106	7%	38%
2016	13	28,625	$34.35	6%	50%	$983,246	7%	45%
2017	7	14,708	$50.76	3%	53%	$745,089	6%	50%
2018	10	66,524	$24.89	13%	66%	$1,655,884	12%	62%
2019	13	17,131	$59.80	3%	69%	$1,026,170	8%	70%
2020	4	13,438	$39.37	3%	72%	$529,014	4%	74%
2021	8	17,986	$36.94	4%	76%	$664,442	5%	79%
2022	6	21,575	$28.85	4%	80%	$622,532	5%	84%
2023	10	41,192	$28.57	8%	88%	$1,177,046	9%	93%
2024	2	11,911	$34.86	2%	90%	$415,234	3%	96%
2025	0	0	$0.00	0%	90%	$0	0%	96%
2026 & Beyond	2	16,418	$30.71	3%	93%	$504,241	4%	100%
Vacant	18	32,700	$0.00	7%	100%	$0.00	0%	100%
Total/Wtd. Avg.	149	506,914	$28.58	100%		$13,552,385	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The Westfield Citrus Park Property is located in the Tampa MSA, in an unincorporated area of Hillsborough County known at Citrus Park, Florida, approximately 11 miles northwest of the Tampa CBD. The CBSA has a population of approximately 2.9 million people. The Westfield Citrus Park Property is located within the NW Hillsborough/Tampa/Westshore submarket, which contains approximately 8.8 million SF of retail space, which is 21.9% of the region’s inventory. As of December 31, 2012, the submarket retail vacancy averaged 6.2%, with an average asking rent of $17.05 PSF. The subject submarket had the lowest vacancy rate and highest average asking rents in the market. Estimated current population within a five-mile radius is 195,194, up from an estimated population of 156,425 in 2000. Average household income within a five-mile radius is estimated at $71,222 per annum. Below is a chart of primary and secondary competitive shopping centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
International Plaza (Primary Competitor) 2223 N Westshore Boulevard Tampa	Super-Regional	2001	2005	1,174,565	Dillard’s Neiman Marcus Nordstrom Forever XXI	$500	95%	8.2 miles SE
Westfield Countryside (Primary Competitor) 27001 U.S. Highway 19 North Clearwater	Super-Regional	1975	1989	1,257,632	Dillard’s JC Penney Macy’s Sears	$390	92%	10.2 miles SW
Westshore Plaza (Primary Competitor) 250 Westshore Plaza Tampa	Super-Regional	1967	2001	1,036,322	JC Penney Macy’s Saks Fifth Avenue Sears	$375	93%	9.0 miles SE
The Shops at Wiregrass (Secondary Competitor) 28211 Paseo Drive Wesley Chapel	Regional	2008	NAP	742,367	Dillard’s JC Penney Macy’s Forever XXI	$300	94%	15.6 miles NE

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Citrus Park Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Base Rent(1)	$12,672,000	$12,131,000	$11,664,000	$13,552,385	$26.74
Overage Rent	$129,000	$142,000	$206,000	$99,625	$0.20
Other Income(2)	$3,005,000	$2,896,000	$2,805,000	$1,617,000	$3.19
Total Recoveries	$6,368,000	$7,246,000	$8,023,000	$8,320,000	$16.41
Mark to Market(3)	$0	$0	$0	($1,166,776)	($2.30)
Less Vacancy & Credit Loss	($35,000)	($67,000)	($7,000)	($0)	($0.00)
Effective Gross Income	$22,139,000	$22,348,000	$22,691,000	$22,422,234	$44.23
Total Operating Expenses	$6,835,000	$7,094,000	$7,311,000	$7,963,089	$15.71
Net Operating Income	$15,304,000	$15,254,000	$15,380,000	$14,459,145	$28.52
TI/LC	$0	$0	$0	$872,241	$1.72
Capital Expenditures	$0	$0	$0	$101,383	$0.20
Net Cash Flow	$15,304,000	$15,254,000	$15,380,000	$13,485,521	$26.60
Occupancy %	94.8%	92.4%	88.0%	93.5%
NOI DSCR	1.79x	1.79x	1.80x	1.69x
NCF DSCR	1.79x	1.79x	1.80x	1.58x
NOI Debt Yield	10.4%	10.4%	10.5%	9.9%
NCF Debt Yield	10.4%	10.4%	10.5%	9.2%
Average Annual Rent PSF(4)	$26.36	$25.89	$26.15	$28.58

(1)	Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $310,231 of contractual rent increases through December 1, 2013.

(2)	Underwritten Other Income includes specialty leasing, partnership marketing, and additional income.

(3)	Generally, in-line tenants and tenants with occupancy costs exceeding 20% have been marked down to a 20% occupancy cost total rental rate.

(4)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps as described in note 1 above.

Escrows and Reserves. On each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold, (as defined below), the Westfield Citrus Park Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Westfield Citrus Park Borrower maintains insurance under an acceptable blanket insurance policy). The Westfield Citrus Park Borrower is also required, on each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold, to make monthly deposits of $8,449 for replacement reserves and $42,243 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $101,383 or in the TI/LC reserve exceeds $506,914.

“DSC Threshold” means a debt service coverage ratio of at least 1.30x, calculated based on the previous 12 months and tested on the first day of each calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Westfield Citrus Park Loan. The Westfield Citrus Park Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Westfield Citrus Park Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Westfield Citrus Park Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to fund an operating expense subaccount up to the amount of lender approved operating expenses and budgeted capital expenses for the next month and an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and to remit the remainder to an account to be held by the lender as additional security for the Westfield Citrus Park Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and end on the date upon which the event of default has been cured as determined by the lender in its sole good faith discretion.

Property Management. The Westfield Citrus Park Property is managed by Westfield Property Management LLC, an affiliate of the Westfield Citrus Park Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted, except as described below.

Terrorism Insurance. Generally, the insurance policies maintained by the Westfield Citrus Park Borrower are required to cover losses resulting from perils and acts of terrorism. Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension or reauthorization) is not in effect, Westfield Citrus Park Borrower is required to maintain terrorism insurance as described above, but in such event Westfield Citrus Park Borrower will not be required to pay annual premiums in excess of two times the then current premium for a separate “special causes of loss” (or similar) policy insuring only the Westfield Citrus Park Mortgaged Property on a stand-alone basis, provided Westfield Citrus Park Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent available.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Westfield Citrus Park

Expansion, Release and Substitution of Property. Provided no event of default shall have occurred and is continuing, the Westfield Citrus Park Borrower may obtain a release of certain non-income producing, non-material portions of the Westfield Citrus Park Property, and in connection therewith subdivide the Westfield Citrus Park Property, including parking areas, provided that, amongst other conditions, the Westfield Citrus Park Borrower shall have certified that (i) fee simple title to the release parcel is being conveyed to a third party and (ii) the subdivision in connection with such release will not materially adversely affect the use, value or operation of the remaining Westfield Citrus Park Property as it was operated immediately prior to the release and lender shall have received evidence demonstrating that the remaining Westfield Citrus Park Property will comply in all material respects with all applicable legal requirements after the release and constitutes one or more separate legal tax lots (as reflected in a tax lot endorsement to the title policy).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Milford Plaza Fee

Mortgage Loan No. 2 – Milford Plaza Fee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Milford Plaza Fee

Mortgage Loan No. 2 – Milford Plaza Fee

Milford Plaza Fee
700 Eighth Avenue
New York, NY 10036
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Lincoln Tunnel
Ferries
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Wollman Rink
Central Park Zoo
The Pond
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Museum of Arts & Design
Alvin Ailey American Dance Theater
Carnegie Hall
CitiSpire Center
Passenger Ship Terminal
DeWitt Clinton Park
Intrepid Sea-Air-Space Museum
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Shubert Theatre
Majestic Theater
Paramount Communications
Viacom Intl.
TIMES SQUARE
Conde Nast Bldg. (4 Times Sq.)
Lyceum Theatre
Port Authority Bus Terminal
New York Times Building
Metropolitan Opera
Lefcourt Manhattan Bldg.
Fashion Center Bldg.
Lefcourt State Bldg.
Fashion Atrium
Midtown Station Post Office
Garment Centre Capitol
Bricken Arcade Bldg.
Manhattan Center
One Penn Plaza
Macy's
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
Herald Square
Empire State Building
Bryant Park
New York Public Library
Bank of America Tower
Republic Bank Tower
The Morgan Library & Museum
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
ROCKEFELLER CENTER
GE Building
Rockefeller Plaza
Radio City Music Hall
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Museum of Modern Art
The Peninsula New York
St. Regis New York
Trump Tower
Bergdorf Goodman, Louis Vuitton
9 West 57th
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Fuller Building
Barneys New York
Temple Emanu-El
Frick Collection
Asia Society
Hunter College
Citigroup Center
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
Central Park South
Broadway
8th Ave.
7th Ave.
6th Ave.
Ave. of the Americas
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 31st St.
W. 30th St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
50TH ST
50TH ST/ BROADWAY
51ST ST/ LEXINGTON
49TH ST
ROCKEFELLER CTR.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
PENN STATION
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST/ 7TH AV
28TH ST
28TH ST/ LEXINGTON
N Q R
North Bergen
Secaucus
West New York
Weehawken
Union City
NEW JERSEY
Hoboken
Jersey City
Upper West Side
Upper East Side
Central Park
MANHATTAN
NEW YORK CITY
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
Astoria
Long Island City
QUEENS
BROOKLYN
East River
Hudson River

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Milford Plaza Fee

Mortgage Loan No. 2 – Milford Plaza Fee

Mortgage Loan Information	Mortgaged Property Information(4)
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/Baa3	Property Address:	700 Eighth Avenue New York, NY 10036
Original Balance(1):	$110,000,000	General Property Type:	Leased Fee
Cut-off Date Balance(1):	$110,000,000	Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	7.4%	Number of Rooms:	1,331 Rooms
Loan Purpose:	Acquisition	Cut-off Date Balance Per Room(1):	$206,612
Borrower Name(s):	700 Milford Holdings LLC	Balloon/ARD Balance Per Room(1):	$206,612
Sponsor(2):	Los Angeles County Employees Retirement Association and David Werner	Year Built/Year Renovated:	1928 / 2012-2013
Title Vesting:	Fee
Mortgage Rate:	3.480%	Property Manager:	NAP
Note Date:	3/8/2013
First Payment Date:	5/5/2013
Anticipated Repayment Date:	4/5/2023	Underwriting and Financial Information(5)
Maturity Date:	4/5/2043	UW Revenues:	$16,250,000
IO Period:	120 months	UW Expenses:	$0
Original Term to Maturity or ARD:	120 months	UW NOI:	$16,250,000
Seasoning:	3 months	UW NCF:	$16,250,000
Original Amortization Term:	0 months	UW NOI DSCR(1):	1.67x
Loan Amortization Type:	Full IO	UW NCF DSCR(1):	1.67x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield(1):	5.9%
Prepayment Provisions:	LO (25); DEF (88); O (7)	UW NCF Debt Yield(1):	5.9%
Lockbox / Cash Management:	Hard / In Place	UW NCF Debt Yield at Maturity(1):	5.9%
Pari Passu Mortgage Debt(1):	$165,000,000	Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAP
Reserves(3)	Appraised Value:	$386,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/23/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	71.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	71.2%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate(6):	NAP

(1)
The Milford Plaza Fee Mortgage Loan is part of the Milford Plaza Fee Loan Pair evidenced by three pari passu notes with an aggregate original principal balance of $275,000,000. The Cut-off Date Balance Per Room, LTV, DSCR, Balloon/ARD Balance Per Room, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield UW, NCF Debt Yield, UW NCF Debt Yield at Maturity, and Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $275,000,000 Milford Plaza Fee Loan Pair balance.

(2)	See “—Borrower and Sponsor” below for discussion of potential changes in loan sponsor.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves are available to the entire $275,000,000 Milford Plaza Fee Loan Pair.

(4)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford hotel condominium. The improvements are not part of the collateral and are currently operated as a hotel. Certain property information, such as Number of Rooms, Cut-off Date Balance Per Room, Balloon/ARD Balance Per Room and Year Built/Renovated relate to the non-collateral improvements and are for informational purposes only.

(5)
Underwriting and Financial Information is based on the current annual ground lease payment due under a ground lease between the Milford Plaza Fee Borrower and the tenant under the ground lease. Further data as outlined below considers the operations of the hotel pursuant to a “look-through” underwriting. See “—The Mortgaged Property” below for further detail.

(6)	The Milford Plaza Fee Property is net leased to a hotel owner/operator. See “—The Mortgaged Property” below for further detail.

The Milford Plaza Fee Mortgage Loan

The Mortgage Loan. The second largest mortgage loan (the “Milford Plaza Fee Mortgage Loan”) is part of a pari passu loan pair (the “Milford Plaza Fee Non-Serviced Combination”) evidenced by three pari passu promissory notes in the aggregate principal amount of $275,000,000, all of which are secured by the same first priority fee mortgage encumbering the land known as the Milford Plaza Fee, New York, New York (the “Milford Plaza Fee Property”). The Milford Plaza Fee Mortgage Loan is evidenced by one such pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu notes not included in the Issuing Entity (Notes A-1 and A-3) evidence the related companion loan (the “Milford Plaza Fee Non-Serviced Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $165,000,000. The Milford Plaza Fee Non-Serviced Companion Loan has similar features and terms as the Milford Plaza Fee Mortgage Loan and was contributed to the MSBAM 2013-C9 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan were used to finance the acquisition of the Milford Plaza Fee Property for a purchase price of approximately $350,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Milford Plaza Fee

The Milford Plaza Fee Mortgage Loan had an original term of 120 months and has a remaining term of 117 months, with an Anticipated Repayment Date (also known as the Effective Maturity Date) (the “ARD”) of April 5, 2023 and a final maturity date of April 5, 2043. The Milford Plaza Fee Mortgage Loan requires payments of interest only prior to the ARD. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the this transaction. The Milford Plaza Fee Mortgage Loan is open to prepayment at par during the final six months of the loan term prior to the ARD date

The Borrower and the Sponsor. The borrower is 700 Milford Holdings LLC, a single-purpose Delaware limited liability company with two independent directors (the “Milford Plaza Fee Borrower”). The Milford Plaza Fee Mortgage Loan sponsors are the Los Angeles County Employees Retirement Association (“LACERA”), or other Investment Funds controlled by RREEF America, LLC, or an affiliate, or LACERA and David Werner. The recourse carve out guarantor is David Werner.

LACERA administers defined retirement plan benefits for the employees of Los Angeles County and outside Districts. LACERA’s FYE June 30, 2012 annual report lists total plan net assets of approximately $38.3 billion, including approximately $3.9 billion in real estate assets. David Werner has been a New York City based real estate investor for approximately 30 years. Mr. Werner reports current ownership in five office buildings containing over 5.4 million SF.

The Mortgaged Property. The Milford Plaza Fee Property is a 19,982 SF (0.46 acre) parcel of land on the east side of Eighth Avenue between West 44th and West 45th Streets in Manhattan. The Milford Plaza Fee Property is currently leased to a hotel operator, RP/HH Milford Plaza Ground Tenant, LP, a joint venture between Highgate Holdings and Rockpoint Group, which owns and operates the leasehold improvements as a hotel pursuant to a lease with an expiration date of February 29, 2112 (99 years). Current base rent is $16,250,000 per annum subject to annual CPI increases. RP/HH Milford Plaza Owner, LP, an affiliate of the ground tenant, was the seller of the Milford Plaza Fee Property to the Milford Plaza Fee Borrower. RP/HH Milford Plaza Ground Tenant, LP, as tenant under the lease, has certain purchase rights in addition to those after certain casualty or condemnation events, including rights at the end of the 10th, 20th and 30th lease years at an amount equal to the lesser of $425,000,000 (applicable to the year 10 option only) and the then annual ground rent capitalized at 5%. In no event may the purchase price be less than the lesser of $325,000,000 (less any casualty or condemnation net proceeds previously applied to the debt) and the amount of the debt then outstanding on the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan.

The leasehold condominium improvements, which are not collateral for the Milford Plaza Fee Mortgage Loan, include a 28-story, 1,331-room hotel structure that currently operates as the Milford Plaza. The site also includes a retail condominium unit that is not collateral for the Milford Plaza Fee Mortgage Loan and is not located on the Milford Plaza Fee Property. The improvements were constructed in 1928 and were recently fully renovated at a cost of approximately $154 million. During the trailing 12-month period ending February 28, 2013, the hotel achieved an 88.0% occupancy rate, a $190.27 ADR and a $167.46 RevPAR. The trailing 12-month NCF for the hotel before ground rent payments was $35,406,720. The estimated hotel NCF for the hotel before ground rent payments is $36,820,763.

The Market. The Milford Plaza Fee Property is located on the east side of Eighth Avenue between West 44th and West 45th Streets in the Times Square neighborhood of Manhattan. There are approximately 16,000 hotel rooms in the Times Square area, representing approximately 25% of Manhattan’s total current room supply. According to the appraiser, for 2012, the average hotel occupancy in the Times Square market was 87.7%, ADR was $275.41 and RevPAR was $241.44, compared to 84.0%, $268.30 and $227.29, respectively, for 2011. Overall Manhattan 2012 average hotel occupancy, ADR and RevPAR were 86.0%, $277.95 and $239.16, respectively. The appraiser noted certain Manhattan hotel sales during 2012 ranging from $192,000 to $1,228,000, per room and averaging $530,111 per room.

Escrows and Reserves. Under the terms of the Hotel Lease (as defined below), Tenant (as defined below) covenants to pay all taxes, assessments and other charges payable in respect of the Milford Plaza Fee Property and at its own cost and expense to obtain and maintain insurance. Notwithstanding the foregoing, if a Hotel Lease Trigger Period exists, lender may require the Milford Plaza Fee Borrower to establish and maintain reserves for payment of taxes, other charges, insurance premiums and capital expenditures. “Hotel Lease” means the Lease dated as of March 7, 2013, by and between RP/HH Milford Plaza Owner LP, as landlord (predecessor in interest to the Milford Plaza Fee Borrower) and RP/HH Milford Plaza Ground Tenant LP (“Tenant”). “Hotel Lease Trigger Period” means the period (A) commencing upon the first to occur of (i) Tenant is in default in any material respect under the Hotel Lease, (ii) Tenant gives written notice of its intention to terminate the Hotel Lease, (iii) either the Milford Plaza Fee Borrower or Tenant attempts to terminate or cancel the Hotel Lease through the institution of legal action without lender’s consent, (iv) the Hotel Lease is terminated or cancelled and/or is not in full force and effect or (v) any bankruptcy or insolvency of Tenant, and (B) expiring upon the first to occur of (a) with respect to (i) above, Tenant has cured all defaults under the Hotel Lease, (b) with respect to (ii) or (iii) above, Tenant has revoked or rescinded any termination or cancellation notice and has reaffirmed the Hotel Lease as being in full force and effect, (c) with respect to (iv) or (v) above, in connection with any bankruptcy or insolvency proceedings involving Tenant and/or the Hotel Lease, Tenant is no longer insolvent or subject to such proceedings and has affirmed the Hotel Lease pursuant to a final non-appealable order of a court of competent jurisdiction, and (d) with respect to any of (ii), (iii), (iv) or (v) above, The Milford Plaza Fee Borrower has re-let the Milford Plaza Fee Property in accordance with the loan agreement for The Milford Plaza Fee Mortgage Loan and the applicable tenant under such lease is in actual, physical occupancy, open to the public for business in the space demised under the Hotel Lease and is paying the full amount of rent due under the Hotel Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Milford Plaza Fee Mortgage Loan. The Milford Plaza Fee Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Milford Plaza Fee Mortgage Loan and to remit the remainder to the Milford Plaza Fee Borrower; provided, that commencing on April 5, 2023 and continuing until the Milford Plaza Fee Mortgage Loan has been satisfied in full, the remainder will first be disbursed to the Milford Plaza Fee Borrower in the amount of funds sufficient to pay monthly operating expenses incurred in connection with the operation and maintenance of the Milford Plaza Fee Property and approved by lender and then be remitted to a reserve to be held by the lender as additional security for the Milford Plaza Fee Mortgage Loan. The lender has the right to use this additional security reserve to reduce the principal balance to $0, then reduce accrued interest to $0, then pay interest on accrued interest, if any.

Property Management. The Milford Plaza Fee Property is not subject to a management agreement. The Milford Plaza Fee Borrower receives a monthly ground rent payment from RP/HH Milford Plaza Ground Tenant, LP.

Secured Indebtedness. The Milford Plaza Fee Non-Serviced Companion Loan was originated by MSMCH on March 8, 2013 and is evidenced by two (2) notes (A-1 and A-3) with a combined original and Cut-off Date principal balance of $165,000,000. The current holder of the Milford Plaza Fee Non-Serviced Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9. The note evidencing the Milford Plaza Fee Non-Serviced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Milford Plaza Fee

Companion Loan accrues interest at the same rate as the Milford Plaza Fee Mortgage Loan. The Milford Plaza Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Milford Plaza Fee Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combination—The Milford Plaza Fee Non-Serviced Loan Combination” in the free writing prospectus. The holders of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Milford Plaza Fee Non-Serviced Loan Combination. The Milford Plaza Fee Non-Serviced Companion Loan will generally represent the controlling interest in the Milford Plaza Fee Non-Serviced Loan Combination and the Milford Plaza Fee Non-Serviced Loan Combination will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2013-C9 transaction. See “Description of the Mortgage Pool–The Non-Serviced Loan Combination” in the free writing prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Milford Plaza Fee Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Milford Plaza Fee Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

Mortgage Loan No. 3 – 500 North Capitol

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

Mortgage Loan No. 3 – 500 North Capitol

WASHINGTON D.C.
500 North Capitol
500 North Capitol St. NW
Washington, DC 20001
North Capitol
Chinatown
Downtown
Logan Circle
Capitol Hill
Southwest/ Waterfront
THE NATIONAL MALL
U.S. Capitol
White House
Washington Monument
The Ellipse
Union Station Plaza
Union Station
Stanton Square
Lincoln Park
Folger Park
Seward Square
Franklin Square
Mt. Vernon Square
Logan Circle Park
Tidal Basin
Potomac River
Washington Channel
Anacostia River
East Potomac Park
East Potomac Park Golf Course
Nationals Park
Washington Naval Yard
Fort McNair
Southwest Frwy
Southeast Frwy
ORANGE LINE
BLUE LINE
RED LINE
YELLOW LINE
GREEN LINE
METRO GREEN LINE
Pennsylvania Ave NW
New York Ave NW
Massachusetts Ave NW
Rhode Island Ave NW
New Jersey Ave NW
Louisiana Ave NW
Constitution Ave NW
Independence Ave SW
Florida Ave NW
Georgia Ave NW
Vermont Ave NW
New Hampshire Ave NW
Delaware Ave SW
Virginia Ave SE
Potomac Ave SW
Massachusetts Ave SE
Pennsylvania Ave SE
Howard University
Howard University Hospital
DC Convention Center
National Building Museum
Georgetown University Law Center
Smithsonian
National Gallery
East Gallery
National Air and Space Museum
Museum of American History
Museum of Natural History
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
Arlington
Annandale
Alexandria
VIRGINIA
MARYLAND

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

Mortgage Loan No. 3 – 500 North Capitol

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	500 North Capitol St NW Washington, DC 20001

Original Balance:	$105,000,000	General Property Type:	Office
Cut-off Date Balance:	$105,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	7.1%	Net Rentable Area:	232,521 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$452
Borrower Name(s):	500 North Capitol LLC	Balloon/ARD Balance Per Unit/SF:	$452
Sponsor:	Clark Enterprises Inc., Boston Properties	Year Built/Year Renovated:	1966 / 2012
Title Vesting:	Fee
Mortgage Rate:	4.148%	Property Manager:	Boston Properties Limited Partnership
Note Date:	5/31/2013
First Payment Date:	7/6/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	6/6/2023	UW Revenues(2):	$13,700,706
IO Period:	120 months	UW Expenses:	$4,496,478
Original Term to Maturity or ARD:	120 months	UW NOI:	$9,204,228
Seasoning:	1 month	UW NCF:	$8,774,061
Original Amortization Term:	0 months	UW NOI DSCR:	2.08x
Loan Amortization Type:	Full IO	UW NCF DSCR:	1.99x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.8%
Prepayment Provisions:	YM0.5 (25); DEF/YM0.5 (82); DEF/YM (6); O (7)	UW NCF Debt Yield:	8.4%
UW NCF Debt Yield at Maturity:	8.4%
Lockbox / Cash Management:	Hard / Springing	Most Recent NOI (As of)(3):	NAP
Pari Passu Mortgage Debt:	None	Second Most Recent NOI (As of)(3) :	NAP
Subordinate Mortgage Debt:	None	Third Most Recent NOI (As of)(3):	NAP
Mezzanine Debt:	None	Appraised Value:	$178,000,000
Reserves(1)	Appraisal As-of Date:	5/9/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	59.0%
RE Tax:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.0%
Insurance:	$0	Springing	NAP	Occupancy Rate:	85.1% (5/28/2013)
Free Rent:	$615,000	$0	NAP	2nd Most Recent Occupancy(3):	NAP
3rd Most Recent Occupancy(3):	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW Revenues includes the average base rent for the McDermott Will & Emery tenant over the tenant’s initial lease term, which is approximately $1,178,429 higher than the tenant’s current base rent.

(3)	The 500 North Capital Property was completely renovated and re-tenanted in 2012. New leases began in October 2012. Historical NOI and Occupancy are not applicable.

The 500 North Capitol Mortgage Loan

The Mortgage Loan. The third largest mortgage loan (the “500 North Capitol Mortgage Loan”) is evidenced by two notes in the aggregate original principal amount of $105,000,000 and is secured by a first priority fee mortgage encumbering an office property known as 500 North Capitol Street in Washington, DC (the “500 North Capitol Property”). The proceeds of the 500 North Capitol Mortgage Loan were used to refinance a previous construction loan of approximately $90,768,346.

The 500 North Capitol Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of June 6, 2023. The 500 North Capitol Mortgage Loan requires payments of interest only for its entire term. Voluntary prepayment of the 500 North Capitol Mortgage Loan is permitted at any time during the loan term in whole or in part on any date together with the greater of a yield maintenance premium and 0.5% of the prepayment amount for the initial 107 months of the loan term and yield maintenance without a minimum amount for months 108 through 113, and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 500 North Capitol Mortgage Loan is open to prepayment at par during the final six months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

The Borrower and the Sponsor. The borrower is 500 North Capitol LLC (the “500 North Capitol Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 500 North Capitol Borrower is indirectly owned by Clark Enterprises, Inc. (70%) and Boston Properties, Inc. (30%). CEI Realty, Inc. and Boston Properties Limited Partnership are the non-recourse carve-out guarantors on a several but not joint basis equal to the above listed indirect affiliate ownership basis. Total liability under the non-recourse carve-out guaranty is capped at $15,000,000.

Clark Enterprises, Inc., a private Bethesda MD based company, was founded in 1972 and is the parent holding company of Clark Construction Group, LLC, one of the largest privately-held general contractors in the U.S. The company is also a real estate owner and developer primarily concentrated in the Washington, DC metropolitan area. Boston Properties, Inc., (NYSE: BXP) is a self-administered and self-managed real estate investment trust (REIT). The company owns primarily office space concentrated in Boston, New York, Princeton, San Francisco and Washington, D.C. As of December 31, 2012, the company reported a portfolio of 157 properties.

The Mortgaged Property. The 500 North Capitol Property is a 232,521 SF office building with ground floor retail space located in the Capitol Hill submarket of Washington, DC. The 500 North Capitol Property consists of nine floors and was originally constructed in 1966; however, in 2012, after the Internal Revenue Service vacated the entire building, it was substantially renovated and reconfigured into Class A office space. In addition to general office space reconstruction, renovations included a new glass façade, an enlarged and renovated lobby, and a 9th floor addition featuring 10 foot finished ceilings and “virtually column free space”. Floors 2 through 8 feature 8’4” ceiling heights. Floors average 26,750 SF each. The 500 North Capitol Property features a roof deck and a subterranean parking garage with 150 spaces. The 500 North Capitol Property is primarily occupied by the law firm McDermott Will and Emery LLP (“McDermott”).

McDermott leases a total of 186,252 SF in the 500 North Capitol Property, or 80% of the total space. The tenant accounts for approximately 94% of the underwritten base rent. Established in Chicago in 1934, McDermott is an international law firm employing over 1,000 lawyers with 18 offices across the United States and Europe and a strategic partnership in Asia. The firm ranked 29th for gross revenues on the American Lawyer’s 2012 Am Law 100 list, with estimated 2011 gross revenue of $851 million, revenue per lawyer of $830,000, and profits per partner of $1,460,000. The firm’s practice areas include antitrust and competition, bankruptcy, finance and banking, intellectual property, legislative and government relations, mergers and acquisitions, real estate, securities, and tax issues. The 500 North Capitol Property serves as the firm’s Washington, D.C. headquarters.

The McDermott lease has an initial term of 15 years with either one 10-year or two five-year lease extension options. Renewal options apply to the tenant’s total space or tenant space representing at least 75% of the tenant’s current space. In addition, the tenant has certain lease expansion rights within the 500 North Capitol Property. Base rent increases by 2.5%, per annum, for the initial 10 years of the lease term.

The following table presents a summary regarding tenants at the 500 North Capitol Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annual Underwritten Base Rent (PSF)(2)	Lease Expiration
McDermott Will & Emery	NR/NR/NR	186,252	80%	$9,069,164(1)	94%	$48.69	9/30/2027
Corner Bakery	NR/NR/NR	4,459	2%	$222,950	2%	$50.00	12/31/2022
Watson Pharma	NR/NR/NR	3,674	2%	$176,352	2%	$48.00	8/30/2019
PJ Media	NR/NR/NR	3,481	1%	$156,645	2%	$45.00	8/30/2019
Vacant Space		34,655	15%	$0	0%	$0.00
Total/Wtd. Avg.		232,521	100%	$9,625,111	100%	$48.65

(1)	The McDermott Will & Emery Annualized Underwritten Base Rent is the average base rent payable by the tenant over the tenant’s initial lease term. Current contractual base rent is $7,890,735 per annum.

(2)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

The following table presents certain information relating to the lease rollover at the 500 North Capitol Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	2	7,155	$46.54	3%	3%	$332,997	3%	3%
2020	0	0	$0.00	0%	3%	$0	0%	3%
2021	0	0	$0.00	0%	3%	$0	0%	3%
2022	1	4,459	$50.00	2%	5%	$222,950	2%	6%
2023	0	0	$0.00	0%	5%	$0	0%	6%
2024	0	0	$0.00	0%	5%	$0	0%	6%
2025	0	0	$0.00	0%	5%	$0	0%	6%
2026 & Beyond	12	186,252	$48.69	80%	85%	$9,069,164	94%	100%
Vacant	0	34,655	$0.00	15%	100%	$0	0%	100%
Total/Wtd. Avg.	15	232,521	$48.64	100%		$9,625,111	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The 500 North Capitol Property is located in the northwest quadrant of the intersection of North Capitol Street NW and E Street NW in the Capitol Hill submarket of Washington DC. Capitol Hill is the third largest office submarket in Washington DC, with 46 competitive office buildings totaling 12.5 million SF. According to the appraisal, this submarket functions as the seat of the United States federal government and in addition to government bodies and agencies, the tenant base includes trade associations, non-profit organizations, media firms and lobbying firms that require immediate access to lawmakers. According to the appraiser, as of March 31, 2013, the overall Washington DC office market vacancy was 13.2%, with an overall average Class A office rental rate of $50.58 PSF. The Capitol Hill submarket had an overall vacancy rate of 11.3% and an average Class A office rental rate of $47.52 PSF.

The following table presents certain office rental comparable information regarding the 500 North Capitol Property submarket. The competitive properties are all Class A and operate on a NNN basis.

Competitive Property Summary
Address	Year Built	Tenant Name	Lease Date	Size (NRA)	Term (years)	Initial Rental/SF	Months Free	TI/SF	Concessions per Year	Effective Rent
901 K Street NW Washington DC	2009	McKissack & McKissack	Mar-13	22,789	11	$43.00	13	$95.00	$12.87	$30.13
101 Constitution Avenue NW Washington DC	2002	Exelon (Renewal)	Dec-12	16,210	10	$55.25	NAP	$20.00	NAP	NAP
1101 New York Avenue NW Washington DC	2006	National Retail Federation	Nov-12	31,091	11	$48.00	7	$95.00	$11.18	$36.82
Republic Square 25 Massachusetts Avenue NW Washington DC	2006	General Motors	Jul-12	21,469	6	$40.00	0	$20.00	$3.33	$36.67
Franklin Tower 1401 Eye Street NW Washington DC	1968/ Ren 1992	H&R Block	Jun-12	3,477	5	$41.00	5	$20.00	$7.42	$33.58
20 F Street NW Washington DC	2010	Business Software Alliance	Oct-11	13,699	10	$41.00	10	$80.00	$11.42	$29.58

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	500 North Capitol

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 500 North Capitol Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$0	$0	$0	$11,093,521	$47.71
Other Income(3)	$0	$0	$0	$803,474	$3.46
Total Reimbursements	$0	$0	$0	$3,272,121	$14.07
Less Vacancy & Credit Loss	$0	$0	$0	($1,468,410)	($6.32)
Effective Gross Income	$0	$0	$0	$13,700,706	$58.92
Total Operating Expenses	$0	$0	$0	$4,496,478	$19.34
Net Operating Income	$0	$0	$0	$9,204,228	$39.58
TI/LC	$0	$0	$0	$348,782	$1.50
Capital Expenditures	$0	$0	$0	$81,385	$0.35
Net Cash Flow	$0	$0	$0	$8,774,061	$37.73
Occupancy %	NAP	NAP	NAP	85.1%
NOI DSCR	NAP	NAP	NAP	2.08x
NCF DSCR	NAP	NAP	NAP	1.99x
NOI Debt Yield	NAP	NAP	NAP	8.8%
NCF Debt Yield	NAP	NAP	NAP	8.4%

(1)	The sponsors renovated and executed new leases with the four in-place tenants effective in 2012 and 2013. Historical operating information is not applicable.

(2)	The McDermott Will & Emery Annualized Underwritten Base Rent is the average base rent payable by the tenant over the tenant’s initial lease term. Current contractual base rent is $7,890,735 per annum.

(3)	Other Income includes parking income and additional management fee reimbursements.

Escrows and Reserves. During the continuance of a Cash Management Sweep Period (as defined below), the 500 North Capitol Borrower is required to escrow 1/12 of the annual estimated tax payments monthly and 1/12 of the annual estimated insurance premiums monthly (unless the 500 North Capitol Borrower maintains insurance under a satisfactory blanket insurance policy). The 500 North Capitol Borrower also deposited $615,000 in escrow for remaining free rent to which McDermott, Will & Emery is entitled under its lease, which amount will be disbursed to 500 North Capitol Borrower on July 1, 2013 so long as no event of default has occurred and is continuing.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 500 North Capitol Mortgage Loan. The 500 North Capitol Mortgage Loan has springing cash management. Provided a Cash Management Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 500 North Capitol Borrower. During the continuance of a Cash Management Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 500 North Capitol Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” and to remit the remainder to an account to be held by the lender as additional security for the 500 North Capitol Mortgage Loan.

A “Cash Management Sweep Period” will commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction.

Property Management. The 500 North Capitol Property is managed by Boston Properties Limited Partnership, an affiliate of the 500 North Capitol Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the 500 North Capitol Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 500 North Capitol Mortgaged Property. Notwithstanding the foregoing, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the 500 North Capitol Borrower will only be obligated to obtain terrorism insurance with limits and deductibles that are commercially reasonable and customarily available, based upon the then current insurance and market conditions, for similarly situated buildings in the District of Columbia, and in no event will the 500 North Capital Borrower be required to maintain more terrorism insurance than can be purchased with a premium that does not exceed an amount equal to one and a half (1.5) times the amount of the then current annual premium for the required property insurance (excluding any terrorism, earthquake or flood component thereof).

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Centerr

 Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Centerr

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Centerr

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Centerr

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Centerr

Mortgage Loan No. 4 – Southdale Center

Plymouth
Golden Valley
Near North
Downtown
University of Minnesota
Minnetonka
Lowry Hill
Uptown
Midtown
MINNEAPOLIS
St. Louis Park
Lyndale
Hopkins
Standish
HENNEPIN COUNTY
Fulton
Edina
Southdale Center
10 Southdale Center
Edina, MN 55435
Armatage
Diamond Lake
Richfield
Minneapolis-St. Paul International Airport
Eden Prairie
Bloomington
Burnsville
Lake Calhoun
Lake Harriet
Lake Nokomis
Lake Hiawatha
Cedar Lake
Fairview Southdale Hospital
Galleria Edina
Southtown Center
Mall of America
Minnesota River
Long Meadow Lake
ST. PAUL

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

Mortgage Loan No. 4 – Southdale Center

Mortgage Loan Information		Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	10 Southdale Center Edina, MN 55435
Original Balance(1):	$100,000,000	General Property Type:	Retail
Cut-off Date Balance(1):	$100,000,000	Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	6.7%	Net Rentable Area(3):	634,880 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF(1):	$244
Borrower Name(s):	Southdale Center, LLC	Balloon/ARD Balance Per Unit/SF(1):	$205
Sponsor:	Simon Property Group, L.P.	Year Built/Year Renovated:	1956 / 2012
Mortgage Rate:	3.844%	Title Vesting:	Fee
Note Date:	3/14/2013	Property Manager:	Simon Management Associates II, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	4/1/2023	UW Revenues:	$24,361,986
IO Period:	24 months	UW Expenses:	$10,187,479
Original Term to Maturity or ARD:	120 months	UW NOI(1):	$14,174,507
Seasoning:	3 months	UW NCF(1):	$13,272,884
Original Amortization Term:	360 months	UW NOI DSCR(1):	1.63x
Loan Amortization Type:	Partial IO	UW NCF DSCR(1):	1.52x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	LO (27); DEF (86); O (7)	UW NCF Debt Yield(1):	8.6%
Lockbox / Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt(1):	$55,000,000	Most Recent NOI (As of):	$15,019,892 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$14,692,683 (12/31/2012)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$15,937,141 (12/31/2011)
Reserves(2)				Appraised Value:	$251,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/25/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	51.9%
Recurring Replacements:	$0	Springing	$254,352	Occupancy Rate:	87.9% (4/4/2013)
TI/LC:	$2,662,332	Springing	$1,271,766	2nd Most Recent Occupancy:	81.1% (12/31/2012)
				3rd Most Recent Occupancy:	80.2% (12/31/2011)
				4th Most Recent Occupancy:	89.2% (12/31/2010)

(1)
The Southdale Center Mortgage Loan is part of the Southdale Center Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance Per SF, LTV, DSCR, Balloon/ARD Balance Per SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield UW NCF Debt Yield, UW NCF Debt Yield at Maturity, and Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $155,000,000 Southdale Center Loan Pair balance.

(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves are applicable to the entire Southdale Center Loan Pair. The TI/LC Reserve is currently in the form of a Simon Property Group, L.P. guaranty.

(3)	The Net Rentable Area includes improvements owned by the borrower and excludes two non-collateral anchor tenant stores totaling approximately 594,697 SF, which are tenant-owned.

The Southdale Center Mortgage Loan

The Mortgage Loan. The fourth largest mortgage loan (the “Southdale Center Mortgage Loan”) is part of a pari passu loan pair (the “Southdale Center Loan Pair”) evidenced by two pari passu notes in the aggregate principal amount of $155,000,000, both of which are secured by the same first priority fee mortgage encumbering a portion of the regional mall known as Southdale Center Mall in Edina, Minnesota (the “Southdale Center Property”). The Southdale Center Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-Off Date of $100,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “Southdale Center Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $55,000,000. The Southdale Center Serviced Companion Loan has similar features and terms as the Southdale Center Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The proceeds of the Southdale Center Mortgage Loan and the Southdale Center Serviced Companion Loan were used to refinance two previous loans with a combined balance of approximately $152,211,013, which were included in the BACM 2005-1 securitization.

The Southdale Center Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months, with a maturity date of April 1, 2023. The Southdale Center Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the Southdale Center Serviced Companion Loan securitization. The Southdale Center Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is Southdale Center, LLC (the “Southdale Center Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Southdale Center Borrower is indirectly majority owned and controlled by Simon Property Group, L.P., a majority owned operating subsidiary of Simon Property Group, Inc. (NYSE: SPG) (“Simon”). Simon Property Group, L.P. is the non-recourse carve-out guarantor. Total liability under the non-recourse carve-out guaranty is capped at $15,500,000.

Simon is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has an interest in 327 retail real estate properties in North America and Asia comprising 242 million SF. The company also owns a 29% interest in Klepierre, a publicly-traded Paris-based real estate company, which owns shopping centers in 13 European countries.

The Mortgaged Property. The Southdale Center Property consists of a 634,880 SF of in-line space, food court space, and kiosk space within the approximately 1,229,577 SF Southdale Center Mall, a super-regional mall in in Edina, Minnesota. The Southdale Center Property is located approximately seven miles southeast of the Minneapolis CBD and, along with The Galleria, is one of two primary shopping destinations in the market. The Southdale Center Property is anchored by Macy’s, JC Penney, Herberger’s, and Marshall’s and includes a 16-screen American Multi-Cinema movie theater. The Macy’s and JC Penney stores, which total approximately 594,697 SF, are owned by their respective tenants and are not collateral for the Southdale Center Mortgage Loan. The Southdale Center Mall opened in 1956 as an approximately 800,000 SF center and has been expanded and renovated multiple times. The most recent renovation took place in 2012 at a cost of approximately $31.1 million and included construction of a new second floor food court, as well as a renovation of the new Herberger’s store.

In addition to the anchor and major tenants and the theater, The Southdale Center Property contains approximately 71 occupied in-line stores, including eight temporary tenants, four kiosks, four food court tenants and 1,108 SF of storage space. There is approximately 76,499 SF of in-line vacancy. In addition to the collateral and non-collateral anchor stores and the theater listed above, there is a 19,374 SF H&M store at the Southdale Center Property. The Southdale Center Mall in its entirety has 6,660 surface and garage parking spaces, for a total parking ratio of 5.4 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of April 4, 2013, the Southdale Center Property was 87.9% leased. The Southdale Center Mall, including both collateral and non-collateral space, was 93.8% leased or otherwise occupied. Comparable in-line store sales, representing 175,844 SF, as of the trailing 12 months ended February 28, 2013, were approximately $592 PSF, including sales at the 7,968 SF Apple store. Excluding the Apple store, the average sales for the period were approximately $426 PSF over 167,876 SF. The trailing 12-month average occupancy cost for these tenants was 14.6%, excluding the Apple store. The reported year end 2012 in-line comparable sales were approximately $422 PSF, excluding the Apple store. 2011 and 2010 in-line comparable sales, excluding the Apple store, were approximately $401 and $411 PSF, respectively.

Collateral Anchor and Major Tenants.

Herberger’s (143,608 SF, 23% of NRA, 6% of underwritten base rent). Carson Pirie Scott II, Inc. (“Carson”) leases 143,608 SF at the Southdale Center Property and operates the space as a Herberger’s Department Store. The lease began on November 9, 2011 and has a current expiration date of January 31, 2027, with three five-year lease renewal options. Carson is a subsidiary of Bon-Ton Stores, Inc. (NASDAQ: BONT). At the time of its 2012 annual report, Bon-Ton Stores, Inc. operated 272 stores in 24 states under various name brands, including Herberger’s.

American Multi-Cinema Theaters (80,927 SF, 13% of NRA, 15% of underwritten base rent). American Multi-Cinema, Inc. (“AMC”) leases land at the Southdale Center Property, upon which is built an 80,927 SF, 16-screen movie-theater. The lease began on November 9, 2001 and has a current expiration date of December 31, 2021, with four five-year lease renewal options. As of December 31, 2012, AMC had interests in 344 theaters with 4,988 screens across the United States.

Marshall’s (43,533 SF, 7% of NRA, 4% of underwritten base rent). Marshalls of Richfield MN., Inc. (“Marshall’s”) leases 43,533 SF at the Southdale Center Property. The lease began on October 4, 1993 and has a current expiration date of January 31, 2014. Marshall’s is a subsidiary of the TJX Companies, Inc. (NYSE: TJX) and, as of the end of 2012 operated 904 Marshall’s apparel stores. As of the end of 2012, TJX operated more than 3,000 stores in six countries under various brand names, including Marshall’s.

H&M (19,374 SF, 3% of NRA, 6% of underwritten base rent). H&M Hennes & Mauritiz, L.P. (“H&M”) leases 19,374 SF at the Southdale Center Property. The lease began on October 22, 2009 and has a current expiration date of January 31, 2020, with one five-year lease renewal option. If the tenant fails to attain adjusted gross sales during the 4th year of the lease term in an amount equal to $5,375,975, the tenant may terminate the lease by 60 days written notice, with such termination effective one year after delivery of such notice. At the end of its 2012 financial year, H&M operated 2,776 stores in 48 countries. The company is traded on the OMX Nordic Exchange in Stockholm under the symbol HMB.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

The following table presents a summary regarding major tenants and the non-collateral anchors at the Southdale Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration(4)	TTM February 2013 Sales PSF/ Screen(5)	UW Occupancy Cost as a % of Sales
Anchor Tenants
Herberger’s	NR/Caa2/B-	143,608	23%	$845,000	6%	$5.88	1/31/2027	$111	5.6%
Marshall’s	NR/A3/A	43,533	7%	$489,996	4%	$11.26	1/31/2014	$205	15.7%
Subtotal/Wtd. Avg.		187,141	29%	$1,334,996	10%	$7.13

Non-Collateral Anchors
Macy’s	BBB/Baa3/BBB	346,795	NAP	NAP	NAP	NAP	12/31/2099	$203	NAP
JC Penney	B-/Caa1/CCC+	247,902	NAP	NAP	NAP	NAP	2/28/2017	$73	NAP
Subtotal/Wtd. Avg.

Major Non-Anchor Tenants
AMC	B-/B2/B	80,927	13%	$2,007,000	15%	$24.80	12/31/2021	$678,875	25.9%
H&M	NR/NR/NR	19,374	3%	$835,133	6%	$43.11	1/31/2020	$252	18.4%
Subtotal/Wtd. Avg.		100,301	16%	$2,842,133	22%	$28.34

Other Tenants		270,620	43%	$8,956,067	68%	$33.09
Vacant Space		76,818	12%	$0	0%	$0.00

Total		634,880		$13,133,196		$23.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Percentage of NRSF is based on total collateral NRSF of 634,880 SF. It does not include the Macy’s or JC Penney stores, which are not collateral for the Southdale Center Mortgage Loan.

(3)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

(4)
The lease expiration dates for Macy’s and JC Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Southdale Center Mortgage Loan.

(5)	The Macy’s and JC Penney stores do not report sales for this location. The above TTM February 2013 Sales PSF attributed to these non-collateral stores are based only on estimates by SPG.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

The following table presents certain information relating to the lease rollover at the Southdale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	13	37,284	$15.85	6%	6%	$590,884	4%	4%
2013	0	0	$0.00	0%	6%	$0.00	0%	4%
2014	11	66,884	$20.96	11%	16%	$1,402,104	11%	15%
2015	12	37,070	$33.84	6%	22%	$1,254,436	10%	25%
2016	3	16,671	$39.10	3%	25%	$651,853	5%	30%
2017	3	10,252	$30.80	2%	26%	$315,749	2%	32%
2018	5	12,644	$58.73	2%	28%	$742,641	6%	38%
2019	2	2,197	$34.18	0%	29%	$75,085	1%	38%
2020	3	23,468	$46.08	4%	33%	$1,081,437	8%	47%
2021	3	86,208	$26.32	14%	46%	$2,268,767	17%	64%
2022	13	33,118	$35.82	5%	51%	$1,186,354	9%	73%
2023	15	72,198	$30.69	11%	63%	$2,215,416	17%	90%
2024	3	16,460	$30.59	3%	65%	$503,470	4%	94%
2025	0	0	$0.00	0%	65%	$0	0%	94%
2026 & Beyond	1	143,608	$5.88	23%	88%	$845,000	6%	100%
Vacant	29	76,818	$0.00	12%	100%	$0.00	0%	100%
Total/Wtd. Avg.	116	634,880	$23.53	100%		$13,133,196	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The Southdale Center Property is located in Edina, Hennepin County, Minnesota, approximately seven miles southeast of the Minneapolis CBD, within the Minneapolis/St. Paul CBSA. The CBSA has a population of approximately 3.3 million people. The Southdale Center Property is located within the East Hennepin County/Minneapolis retail submarket, the largest Minneapolis/St. Paul retail submarket with approximately 10.2 million SF, or 30.4% of the region’s retail inventory. As of December 31, 2012, the submarket had a 14.1% overall retail vacancy rate and an average asking rent of $18.81 PSF. Estimated population within a five-mile and seven-mile radius is 285,087 and 518,017, respectively. Below is a chart of primary and secondary competitive shopping centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
Galleria (Primary)	Regional	1974	1992	631,675	Gabbert’s Furniture	$550	95%	0.1 miles south
Mall of America (Primary)	Super-Regional	1992	2003	2,769,954	Bloomingdale’s, Macy’s, Nordstrom, Sears, AMC Cinema	$550	97%	4.5 miles southeast
Eden Prairie Center (Primary)	Super-Regional	1976	2002	1,287,436	JC Penney, Von Maur, Kohl’s, Sears, Target, AMC Cinema	$300	99%	5.3 miles southwest
Ridgedale Center (Primary)	Regional	1974	2009	1,039,752	Macy’s, JC Penney, Sears	$500	97%	8.0 miles northwest
Southtown Shopping Center (Secondary)	Community	1959	1990	420,558	Herberger’s, Bed Bath & Beyond, Toys R Us, Dress Barn	NAV	99%	1.8 miles southeast
Burnsville Center (Secondary)	Super-Regional	1977	2001	1,216,980	Macy’s, Sears, JC Penney, Becker Furniture World, Dick’s Sporting Goods	$335	99%	9.5 miles south
Knollwood Mall (Secondary)	Community	1955	2005	464,619	Cub Foods, Kohl’s, TJ Maxx	$270	95%	5.0 miles northwest

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southdale Center Property:

Cash Flow Analysis
	2010	2011	2012	TTM 3/31/2013	UW	UW PSF
Base Rent(1)	$14,956,515	$14,180,927	$13,313,681	$13,163,032	$13,133,196	$20.69
Temporary Tenant Rents	$1,296,958	$1,203,193	$1,250,935	$1,246,448	$1,041,000	$1.64
Other and Overage Rent	$447,569	$440,771	$425,320	$405,927	$290,000	$0.46
Total Recoveries	$10,607,425	$10,070,823	$9,180,527	$9,435,460	$10,325,000	$16.26
Other Income(2)	$422,167	$402,189	$405,486	$425,156	$476,000	$0.75
Less Vacancy & Credit Loss(3)	$98,692	$79,360	($250,258)	($201,547)	($903,210)	($1.42)
Effective Gross Income	$27,829,326	$26,377,263	$24,325,691	$24,474,476	$24,361,986	$38.37
Total Operating Expenses	$11,197,941	$10,440,122	$9,633,008	$9,454,584	$10,187,479	$16.05
Net Operating Income	$16,631,385	$15,937,141	$14,692,683	$15,019,892	$14,174,507	$22.33
TI/LC	$0	$0	$0	$0	$774,647	$1.22
Capital Expenditures	$0	$0	$0	$0	$126,976	$0.20
Net Cash Flow	$16,631,385	$15,937,141	$14,692,683	$15,019,892	$13,272,884	$20.91
Occupancy %	89.2%	80.2%	81.1%	87.9%	87.9%
NOI DSCR	1.91x	1.83x	1.69x	1.72x	1.63x
NCF DSCR	1.91x	1.83x	1.69x	1.72x	1.52x
NOI Debt Yield	10.7%	10.3%	9.5%	9.7%	9.1%
NCF Debt Yield	10.7%	10.3%	9.5%	9.7%	8.6%

(1)	Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $208,315 of contractual rent increases through July 1, 2013.

(2)	Underwritten Other Income includes miscellaneous income.

(3)
The underwritten Vacancy and Credit Loss represents the total “mark to market” adjustments applied to underwritten total rent and a $115,107 vacancy adjustment above actual vacancy. Generally, tenants that demonstrate a greater than 20% total occupancy cost are marked down to a total rent equivalent to an approximately 20% occupancy cost. The total “mark to market” adjustment is $788,103. In 2010 and 2011 certain historical bad debt allowances were collected in excess of losses creating a net positive number for the category.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Southdale Center Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Southdale Center Borrower maintains insurance under an acceptable blanket insurance policy). The Southdale Center Borrower is also required, during the continuance of a Trigger Period, to make monthly deposits of $10,598 for replacement reserves and $52,990 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $254,352 or in the TI/LC reserve exceeds $1,271,766. Further, at loan origination, the Southdale Center Borrower was required to deposit in escrow $2,662,332 for identified tenant improvement costs for specified tenants listed on a schedule to the loan agreement, provided that at any time Simon Property Group, L.P. (“Sponsor”) is rated by Moody’s Investors Service, Inc. Baa1 or better, then in lieu of such deposit, Simon Property Group, L.P. can provide a guaranty of  payment of such tenant improvement costs in form acceptable to lender (which guaranty will terminate when Southdale Center Borrower certifies that the outstanding tenant improvement costs are less than $500,000). The guaranty is in place in lieu of a reserve.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Southdale Center Mortgage Loan. The Southdale Center Mortgage Loan has springing cash management. Provided neither a Trigger Period nor a Cash Sweep Period has commenced, funds in the lockbox account are swept daily to an account designated by the Southdale Center Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Southdale Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, and to disburse any excess to Southdale Center Borrower; provided, that if a Cash Sweep Period exists, then a portion of the funds in the lockbox account will be applied to fund an operating expense subaccount up to the amount of lender approved budgeted operating expenses for the next month and the excess funds will be applied first, to fund an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and then, to remit the remainder to an account to be held by the lender as additional security for the Southdale Center Mortgage Loan.

A “Trigger Period” will commence upon the debt service coverage ratio being for two consecutive quarters less than 1.30x for the immediately preceding four calendar quarters and continue until the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.30x for two consecutive quarters.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being for two consecutive quarters less than 1.20x for the immediately preceding four calendar quarters and continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.20x for two consecutive quarters.

Property Management. The Southdale Center Property is managed by Simon Management Associates II, LLC, an affiliate of the Southdale Center Borrower.

Secured Indebtedness. The Southdale Center Serviced Companion Loan was originated by MSMCH on March 14, 2013 and is evidenced by one note (Note A-2) with an original and Cut-Off Date balance of $55,000,000. The current holder of the Southdale Center Serviced Companion Loan is MSMCH. The note evidencing the Southdale Center Serviced Companion Loan accrues interest at the same rate as the Southdale Center Mortgage Loan. The Southdale Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Southdale Center Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Southdale

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southdale Center

Center Loan Pair” in the free writing prospectus. The Southdale Center Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the Southdale Center Mortgage Loan and the Southdale Center Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Southdale Center Loan Pair. The Southdale Center Mortgage Loan will generally represent the controlling interest in the Southdale Center Loan Pair and the Southdale Center Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Southdale Center Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted, except as described below.

Terrorism Insurance. Generally, the insurance policies maintained by the Southdale Center Borrower are not permitted to contain an exclusion for acts of terrorism with respect to the Southdale Center Property or if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as amended or restated) is not in effect and such insurance policies contain an exclusion for acts of terrorism, Southdale Center Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the insurance policies would have if such exclusion did not exist, provided that such stand-alone policy may have a deductible that is reasonable for such stand-alone policy with respect to properties similar to the Southdale Center Property and reasonable for the geographic region where the Southdale Center Property is located, so long as in no event shall such deductible exceed $5,000,000.

Expansion, Release and Substitution of Property. Provided no event of default shall have occurred and is continuing, the Southdale Center Borrower may (i) make transfers of immaterial or non-income-producing portions of the Southdale Center Property to any federal, state or local government in connection with a taking or condemnation for dedication or public use; (ii) make transfers of non-income producing portions of the Southdale Center Property to third parties or affiliates of Southdale Center Borrower for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Southdale Center Property; and (iii) dedicate portions of the Southdale Center Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, for traffic circulation, parking, egress and ingress, utility lines and other similar purposes, but any transfer under clause (ii) or (iii) shall not result in a material adverse effect based on an officer’s certificate from the Southdale Center Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

Mortgage Loan No. 5 – Goodyear Global HQ Office

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

Mortgage Loan No. 5 – Goodyear Global HQ Office

Goodyear Global HQ Office
210 Innovation Way
Akron, OH 44306
AKRON
Downtown
Cleveland 22 miles
Canton 11 miles
CUYAHOGA VALLEY NATIONAL PARK
Cuyahoga Falls
Downtown Cuyahoga Falls
Stow
Silver Lake
Munroe Falls
Ghent
Montrose
Fairlawn
Northwest Akron
North Hill
Tallmadge
Mogadore
Norton
Portage Lakes
Lakemore
Uniontown
Green
SUMMIT COUNTY
STARK CO.
Barberton Reservoir
Summit Lake
Springfield Lake
Portage Lakes
Turkeyfoot Lake
Sand Run Metro Park
Cascade Valley Park
Goodyear Heights Metro Park
Munroe Falls Metro Park
Mud Run Park
Firestone Park
Perkins Park
Water Works Park
Goodyear Field
Fairlawn Country Club
Valley View Golf Club
Portage Country Club
J. Edward Good Park Golf Course
Loyal Oak Golf Course
Silver Lake Country Club
Brookledge Golf Club
Roses Run Country Club
Firestone Country Club
Turkeyfoot Lake Golf Links
Ohio Prestwick Country Club
Kent State University Airport
Akron-Fulton International Airport
Mayfield Airport
Summit Mall
Chapel Hill Mall
Graham Square
Summa Health St. Thomas Hospital
Summa Akron City Hospital
Akron General Medical Ctr
Akron Art Museum
Quaker Square
Akron University
Akron Zoo
Goodyear Hall World of Rubber
InfoCision Stadium
Steels Corners Rd.
Bath Rd.
Riverview Rd.
Wyoga Lake Rd.
Stow Rd.
Graham Rd.
Hudson Dr.
Akron Peninsula Rd.
Portage Trl.
Smith Rd.
Revere Rd.
Sand Run Rd.
Munroe Falls Ave.
State Rd.
Tallmadge Rd.
Howe Ave.
W. Market St.
Jacoby Rd.
Mull Ave.
Exchange St.
Portage Path
Home Ave.
East Ave.
Southwest Ave.
Southeast Ave.
Munroe Rd.
Stadelman Ave.
Copley Rd.
Eastwood Ave.
Hawkins Ave.
Newton St.
Wadsworth Rd.
Brown St.
Arlington St.
Quayle Dr.
Albrecht Ave.
Summit Rd.
Barber Rd.
Wilbeth Rd.
Waterloo Rd.
Canton Rd.
Hilbish Ave.
Krumroy Rd.
Main St.
Pickle Rd.
Killian Rd.
Mayfair Rd.
E. Turkeyfoot Lake Rd.
Arlington Rd.
Cottage Grove Rd.
Raber Rd.
77
76
277
8
59
91
18
162
261
93
224
619
241
DETROIT
ONTARIO
Ann Arbor
WINDSOR
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
PENN.
Lorain
CLEVELAND
Elyria
Medina
Warren
FORT WAYNE
Findlay
AKRON
Youngstown
Canton
Lima
Mansfield
Massillon
OHIO
PITTSBURGH
INDIANA
Weirton
Dublin
Newark
Cambridge
DAYTON
Wheeling
COLUMBUS
Zanesville
Beavercreek
Lancaster
Morgantown
Middletown
Marietta
Hamilton
Chillicothe
CINCINNATI
Athens
Parkersburg
Covington
APPALACHIAN MOUNTAINS
Portsmouth
WEST VIRGINIA
Frankfort
KENTUCKY
Huntington
Charleston
MONONGAHELA NATIONAL FOREST

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

Mortgage Loan No. 5 – Goodyear Global HQ Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	210 Innovation Way Akron, OH 44306

Original Balance:	$80,000,000			General Property Type:	Office
Cut-off Date Balance:	$80,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.4%			Net Rentable Area:	639,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$125
Borrower Name(s):	AGNL BLIMP, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$109
Sponsor:	AG Net Lease II Corp.			Year Built/Year Renovated:	2013 / NAP
Mortgage Rate:	4.200%			Title Vesting(2):	Fee
Note Date:	5/31/2013			Property Manager:	Tenant-Managed
First Payment Date:	7/1/2013
Anticipated Repayment Date:	6/1/2023			Underwriting and Financial Information
Maturity Date:	4/1/2038			UW Revenues:	$9,062,763
IO Period:	36 months			UW Expenses:	$271,883
Original Term to Maturity or ARD:	120 months			UW NOI:	$8,790,880
Seasoning:	1 month			UW NCF:	$7,992,130
Original Amortization Term:	360 months			UW NOI DSCR:	1.87x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (25); YM1/DEF (90); O (5)			UW NCF Debt Yield:	10.0%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	NAP
Mezzanine Debt:	Permitted			3rd Most Recent NOI (As of):	NAP
Reserves(1)				Appraised Value:	$134,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/17/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.0%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate:	100.0% (7/1/2013)
Other:	$8,878,443	$0	NAP	2nd Most Recent Occupancy:	NAP
				3rd Most Recent Occupancy:	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Goodyear Global HQ Office Property is subject to a series of ground leases and subleases as described under “—The Mortgaged Property” below.

The Goodyear Global HQ Office Mortgage Loan

The Mortgage Loan. The fifth largest mortgage loan (the “Goodyear Global HQ Office Mortgage Loan”) is evidenced by a note in the original principal balance of $80,000,000 and is secured by a first priority fee mortgage encumbering an office property known as the Goodyear Global HQ Office, located in Akron, Ohio (the “Goodyear Global HQ Office Property”). The Goodyear Global HQ Office Mortgage Loan was originated on May 31, 2013 by or on behalf of Bank of America, National Association.

The Goodyear Global HQ Office Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with an anticipated repayment date of June 1, 2023 and a final maturity date of April 1, 2038. The Goodyear Global HQ Office Mortgage Loan requires payments of interest only for the initial 36 months and payments of principal and interest thereafter. After the first due date following the second anniversary of the securitization closing date, voluntary prepayment of the Goodyear Global HQ Office Mortgage Loan is permitted in whole on any date together with payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the payment date, interest which would have accrued through the next payment date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Goodyear Global HQ Office Mortgage Loan is open to prepayment at par during the final four months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

The Borrower and the Sponsor. The borrower is AGNL BLIMP, L.L.C., a single-purpose Delaware limited liability company with two independent directors (the “Goodyear Global HQ Office Borrower”). AGNL BLIMP, L.L.C. is owned 100% by AG Net Lease II Corp., the sponsor and non-recourse guarantor of the Goodyear Global HQ Office Mortgage Loan.

AG Net Lease II Corp. is an affiliate of Angelo Gordon & Co., a privately held registered investment advisor dedicated to alternative investing. Angelo Gordon & Co. was founded in 1988 and currently has approximately $24 billion in assets under management. Angelo Gordon & Co. has acquired over $13.0 billion in real estate assets since 1993.

The Mortgaged Property. The Goodyear Global HQ Office Property is a seven-story, class “A” suburban office building containing 639,000 SF located in Akron, Ohio. The Goodyear Global HQ Office Property was constructed in 2013 for a total cost of approximately $165.7 million, which included an approximately $73.5 million construction loan and a $34.4 million equity contribution from the Goodyear Global HQ Office sponsor.

The Goodyear Global HQ Office Property is subject to a series of ground leases and subleases in order to maximize the amount of tax increment financing (“TIF”) and other public assistance provided for construction, that are structured as follows: (1)  the Goodyear Global HQ Office Borrower leases the land to the Summit County Port Authority via a 27-year ground lease that expires in April 2038, cancellable any time after April 30, 2014 at the Goodyear Global HQ Office Borrower’s option, (2) the Summit County Port Authority leases the land and the improvements to the Goodyear Global HQ Office Borrower under a 27- year lease expiring in April 2038, which will revert to the Goodyear Global HQ Office Borrower upon expiration or cancellation of the ground lease and (3) the Goodyear Global HQ Office Borrower subleases the land and the improvements to Goodyear on a 25-year initial term sublease.

The Goodyear Global HQ Office Property is built-to-suit for and 100.0% leased to The Goodyear Tire and Rubber Company (“Goodyear”). The Goodyear Global HQ Office Property serves as the world and North American headquarters for Goodyear and houses the entire Goodyear executive team. The Goodyear Global HQ Office Property is connected by a glass atrium to the Goodyear’s Technical Center, which is an adjacent building used for research, lab work and testing. Parking is provided by a connected 2,900 space parking structure that is not part of the subject collateral, but continued access and use is provided by a reciprocal easement agreement.

Tenant.

Goodyear (639,000 SF, 100% of NRA, 100% of underwritten base rent). Goodyear occupies 100% of the Goodyear Global HQ Office Property under an absolute NNN lease expiring on April 30, 2038 with two, 10-year and then 10, five-year extension options. The lease provides for a rental rate of $14.68 PSF with 2.0% annual increases beginning in year five. Goodyear (NASDAQ: GT) develops, manufactures, distributes and sells tires and related products and services worldwide under brands including: Goodyear, Dunlop, Kelly, Debica, Sava and Fulda. Goodyear is the largest tire maker in North America and Latin America and the second largest tire maker in Europe. Founded in 1898 and headquartered at the Goodyear Global HQ Office Property in Akron, Ohio, Goodyear employs approximately 69,000 people and operates 52 plants in 22 countries. As of the year ended December 31, 2012, Goodyear reported revenue of approximately $21.0 billion and net income of approximately $212.0 million. Goodyear is currently rated “B+” by Fitch, “Ba3” by Moody’s and “BB-” by S&P.

The following table presents certain information relating to the tenant at the Goodyear Global HQ Office Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Goodyear	B+/Ba3/BB-	639,000	100%	$9,380,000	100%	$14.68	4/30/2038
Total/Wtd. Avg.		639,000	100%	$9,380,000	100%	$14.68

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

The Market. The Goodyear Global HQ Office Property is located in Akron, Summit County, Ohio approximately 37 miles southeast of Cleveland. The Goodyear Global HQ Office Property is located along Innovation Way, just south of Interstate 76, a major east-west thoroughfare which connects the Goodyear Global HQ Office Property to downtown Akron.

The Goodyear Global HQ Office Property is located in the Akron, Ohio metropolitan statistical area (“MSA”), which had an estimated 2012 population of 704,827 and an estimated 2012 median income of $45,442. Employment in Akron is concentrated in health care, professional & business services, educational services and manufacturing, representing 24.0%, 21.4%, 9.6% and 8.4% of total employment, respectively. The largest employers in Akron are Summa Health System (5,857 employees), Akron General Health System (4,150 employees), Country of Summit (3,357 employees), The University of Akron (3,198 employees) and Goodyear (3,000 employees). Akron is headquarters to two Fortune 500 companies: Goodyear and First Energy, and a third, Bridgestone has recently opened its new Bridgestone Americas Center for Research and Technology in the city.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

The following table presents certain office lease comparable information to the Goodyear Global HQ Office Property:

Competitive Property Summary
Property Name	Location	Year Built	NRA (SF)	Tenant	Initial NNN Rent PSF
Solae Company Global Headquarters	St. Louis, MO	2008	165,000	Solae Company	$20.59
Hess Tower	Houston, TX	2011	844,763	Hess Corporation	$34.57
Arvida Park of Commerce	Boca Raton, FL	2008	625,000	Office Depot	$23.00
RR Donnelley Headquarters	Warrenville, IL	2002	167,215	RR Donnelley	$14.63
Elliot West Complex	Seattle, WA	2000	299,643	F5 Networks	$28.11

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Goodyear Global HQ Office Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent	$0	$0	$0	$9,380,000	$14.68
Total Reimbursements	$0	$0	$0	$159,750	$0.25
Other Income	$0	$0	$0	$0	$0.00
Vacancy	$0	$0	$0	($476,988)	($0.75)
Effective Gross Income	$0	$0	$0	$9,062,763	$14.18
Total Expenses	$0	$0	$0	$271,883	$0.43
Net Operating Income	$0	$0	$0	$8,790,880	$13.76
TI/LC	$0	$0	$0	$639,000	$1.00
Capital Expenditures	$0	$0	$0	$159,750	$0.25
Net Cash Flow	$0	$0	$0	$7,992,130	$12.51
Occupancy %	NAP	NAP	NAP	95.0%
NOI DSCR	NAP	NAP	NAP	1.95x
NCF DSCR	NAP	NAP	NAP	1.78x
NOI Debt Yield	NAP	NAP	NAP	11.0%
NCF Debt Yield	NAP	NAP	NAP	10.0%

(1)	Construction of the Goodyear Global HQ Office Property was completed in 2013 and historical operating performance is not available.

Escrows and Reserves. Goodyear is required under the terms of its lease with the Goodyear Global HQ Office Borrower to pay all taxes and insurance directly in connection with the Goodyear Global HQ Office Property. If the Goodyear Global HQ Office Borrower does not provide evidence to the lender that all taxes in connection with the Goodyear Global HQ Office Property have been paid and that an insurance policy is in place acceptable to the lender or if an event of default is continuing, escrows of 1/12 of the annual estimated taxes and insurance premiums, as applicable, will be required monthly. In addition, provided no event of default with respect to payments on the Goodyear Global HQ Office Mortgage Loan is continuing, the Goodyear Global HQ Office Borrower will not be required to make monthly escrow deposits for capital expenditures. The Goodyear Global HQ Office Borrower deposited $1,708,000  at loan origination in escrow in a change order reserve account for changes to the plans or specifications at the Goodyear Global HQ Office Property as requested by Goodyear. The Goodyear Global HQ Office Borrower deposited $7,170,443 in escrow in a bond draw reserve fund at loan origination related to an obligation of the Goodyear Global HQ Office Borrower to make advances on construction bonds used to finance a portion of the construction costs at the Goodyear Global HQ Office Property. The Goodyear Global HQ Office Borrower also established a Goodyear reserve account into which during a Goodyear Cash Sweep Period (defined below) and provided no Cash Sweep Period (defined below) exists, the Goodyear Global HQ Office Borrower is required to deposit all excess cash flow. In lieu of making such deposits, the Goodyear Global HQ Office Borrower may post a letter of credit equal to the aggregate annual basic rent due under the Goodyear lease for the subsequent 24-month period that will be held by the lender as additional collateral for the Goodyear Global HQ Office Mortgage Loan.

A “Goodyear Cash Sweep Period” means any period commencing on the date on which (i) any bankruptcy or similar insolvency proceeding of Goodyear is filed by Goodyear, and/or (ii) during the 24-month period prior to the maturity date, Goodyear “goes dark,” fails to occupy or vacates all or substantially all of its leased space at the Goodyear Global HQ Office Property, or otherwise ceases doing business on all or substantially all of the Goodyear Global HQ Office Property during normal business hours (other than if Goodyear temporarily ceases doing business in connection with a condemnation or casualty pursuant to the terms of its lease or for remodeling for a period of not more than 120 days). The Goodyear Cash Sweep Period will generally terminate on the earliest of (i) the date of payment of the Goodyear Global HQ Office Mortgage Loan in full pursuant to the terms of the loan documents, (ii) a bankruptcy or similar insolvency proceeding being dismissed without an order for relief being entered or the Goodyear lease is affirmed in such proceeding (or is assumed by a new tenant) and (iii) the date on which the space currently leased to Goodyear has been leased to a satisfactory replacement tenant (or tenants) that is in occupancy, open for business and paying full rent pursuant to a lease satisfactory to lender in its reasonable discretion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Goodyear Global HQ Office

Lockbox and Cash Management. A hard lockbox is in place with respect to the Goodyear Global HQ Office Mortgage Loan. The Goodyear Global HQ Office Mortgage Loan has in place cash management. Funds in the lockbox are swept daily to the cash management account controlled by the lender. The Goodyear Global HQ Office Borrower will be required to deposit all excess cash with respect to the Goodyear Global HQ Office Mortgage Loan to be held by the lender as additional security for the Goodyear Global HQ Office Mortgage Loan during a Cash Sweep Period (defined below).

A “Cash Sweep Period” means the period commencing on the earlier of (i) the anticipated repayment date or (ii) the date upon which the debt service coverage ratio for the Goodyear Global HQ Office Property for the immediately preceding six-month period is less than 1.20x. A Cash Sweep Period will generally end upon (i)  the date the Goodyear Global HQ Office Mortgage Loan is paid in full or (ii) the date the debt service coverage ratio equals or exceeds 1.35x for the immediately preceding three-month period provided such date occurs prior to the Anticipated Repayment Date. The Cash Sweep Period will continue to exist and will not be subject to discontinuance from and after the Anticipated Repayment Date.

Property Management. The Goodyear Global HQ Office Property is tenant-managed by Goodyear.

Mezzanine Loan and Preferred Equity. At any time after the date that is three years after the closing date of the Goodyear Global HQ Office Mortgage Loan or in connection with a sale of the Goodyear Global HQ Office Property to an unaffiliated third party purchaser, in each case, provided that no event of default then exists, mezzanine financing is permitted subject to various conditions including, among others:  (i) the principal amount of the mezzanine debt will not result in an aggregate debt service coverage ratio of less than 1.30x; (ii) the principal amount of the mezzanine debt will not result in an aggregate loan-to-value ratio greater than either (a) 60% or (b) in the event that Goodyear’s short term unsecured debt obligations are upgraded to at least “BBB” by S&P and “Baa2” by Moody’s, 70%, as applicable; (iii) the principal amount of the mezzanine debt will not result in an aggregate debt yield less than 10.0%; (iv) delivery of an intercreditor and standstill agreement; and (v) to the extent commercially available, the mortgagee receives written confirmation from each applicable rating agency that such mezzanine loan will not cause a downgrade, withdrawal or qualification of the then-current rating of the MSBAM Series 2013-C10 Certificates.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Goodyear Global HQ Office Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Goodyear Global HQ Office Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Mortgage Loan No. 6 – Pot-Nets Bayside MHC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Mortgage Loan No. 6 – Pot-Nets Bayside MHC

Pot-Nets Bayside MHC
Pot-Nets Entrance Road & Long Neck Roads
Long Neck, DE 19966
Dover 35 miles
Great Marsh Preserve
Delaware Bay
CAPE MAY-LEWES FERRY
University of Delaware College of Marine Studies
Lewes
Seaside Nature Center
Beebe Medical Center
Zwaanendael Museum
Lewes Public Library
Cape Henlopen State Park
Gordon Pond
Coastal Hwy.
Cave Neck Rd.
Red Mill Pond
Hudson Rd.
New Rd.
Savannah Rd.
Lewes-Georgetown Hwy.
Robinsonville Rd.
Rehoboth Mall
Tanger Factory Outlet Center
Rehoboth Beach
Rehoboth Beach Boardwalk
Old Landing Rd.
John J. Williams Hwy.
Sussex County
Indian Mission Rd.
Beaver Dam Rd.
Old Landing Golf Course
Rehoboth Beach Country Club
Dewey Beach
Hollymount Rd.
Camp Arrowhead Rd.
Rehoboth Bay
Avalon Rd.
Delaware Seashore State Park
Atlantic Ocean
Long Neck Rd.
Long Neck
Indian River Bay
Holts Landing State Park
Cedar Neck Rd.
Delaware Seashore-Fresh Pond
Salt Pond
Garfield Pkwy.
Burbage Rd.
Millville
Ocean View
Bethany Beach
South Bethany
Ocean City, MD 13 miles
PHILADELPHIA
CAMDEN
PENNSYLVANIA
Chester
Philadelphia Intl. Airport
Lindenwold
Oxford
WILMINGTON
Newark
New Castle
Elkton
NEW JERSEY
Vineland
Millville
Middletown
Smyrna
Dover
Delaware Bay
DELAWARE
Milford
Denton
Wildwood
Cape May
Lewes
Georgetown
Rehoboth Beach
Seaford
Long Neck
Millsboro
Atlantic Ocean
Bethany Beach
Fenwick Island
MARYLAND

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Mortgage Loan No. 6 – Pot-Nets Bayside MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	Pot-Nets Entrance Road & Long Neck Roads Long Neck, DE 19966

Original Balance:	$68,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$67,902,721			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	4.6%			Number of Pads:	1,518 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$44,732
Borrower Name(s):	Pot-Nets Bayside, L.L.C.			Balloon Balance Per Unit/SF:	$35,285
Sponsor:	Robert W. Tunnell, Jr.			Year Built/Year Renovated:	1962/2007/NAP
Mortgage Rate:	4.040%			Title Vesting:	Fee
Note Date:	5/24/2013			Property Manager:	Tunnell Companies, L.P.
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$8,712,904
IO Period:	None			UW Expenses:	$2,516,371
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,196,533
Seasoning:	1 month			UW NCF:	$6,196,533
Original Amortization Term:	360 months			UW NOI DSCR:	1.58x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.1%
Lockbox / Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,369,527 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,030,297 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,210,016 (12/31/2010)
Reserves(1)				Appraised Value:	$105,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/7/2013
RE Tax:	$55,901	$5,590	NAP	Cut-off Date LTV Ratio:	64.3%
Insurance:	$55,719	$6,191	NAP	LTV Ratio at Maturity:	51.4%
Recurring Replacement(2):	$2,841,188	Springing	NAP	Occupancy Rate (As of):	75.0% (4/29/2013)
Deferred Maintenance:	$34,813	$0	NAP	2nd Most Recent Occupancy (As of):	74.1% (12/31/2012)
Environmental:	$124,000	$0	NAP	3rd Most Recent Occupancy (As of):	74.6% (12/31/2011)
Other(3):	$1,000,000	$0	NAP	4th Most Recent Occupancy (As of):	75.9% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	At closing lender collected $2,841,188 for ongoing capital improvements as described in “—Escrows and Reserves” below.

(3)	At closing lender collected $1,000,000 for the “Stabilized Revenue Reserve” as described in “—Escrows and Reserves” below.

The Pot-Nets Bayside MHC Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Pot-Nets Bayside MHC Mortgage Loan”) is evidenced by a note in the original principal amount of $68,000,000 and is secured by a first priority fee mortgage encumbering a manufactured housing property, located in Long Neck, Delaware (the “Pot-Nets Bayside MHC Property”). The proceeds of the Pot-Nets Bayside MHC Mortgage Loan were used to refinance existing debt of approximately $41,500,000 and pay down an existing line of credit of approximately $13,000,000.

The Pot-Nets Bayside MHC Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with a maturity date of June 1, 2023. The Pot-Nets Bayside MHC Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Pot-Nets Bayside MHC Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor. The borrower is Pot-Nets Bayside, L.L.C. (the “Pot-Nets Bayside MHC Borrower”), a single-purpose Delaware limited liability company with one independent director. The Pot-Nets Bayside MHC Mortgage Loan sponsor and recourse carve out guarantor is Robert W.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Tunnell, Jr. Robert W. Tunnell, Jr. is the President of Tunnell Companies, L.P., a Long Neck, Delaware-based real estate investment company founded by his father in 1962. Tunnell Companies, L.P. developed, own, and operate six manufactured housing communities and one modular housing community with over 3,600 existing home sites in Long Neck, Delaware.

The Mortgaged Property. The Pot-Nets Bayside MHC Property consists of a 1,518 pad manufactured housing community located in Long Neck, Delaware. The Pot-Nets Bayside MHC Property was originally built in 1962 and was expanded in  2007. The community has lighted asphalt streets,  landscaping including mature trees, shrubs, and small lawn areas. Amenities include two pools, tennis and basketball courts, a community center, shuffleboard area, over 900 boat slips, and a waterfront restaurant and bait shop that are operated by a third party under a lease agreement.

The Pot-Nets Bayside MHC Property is part of the larger Pot-Nets development, which is comprised of six neighboring communities, all of which were developed and currently owned by the Tunnell family. All six neighboring Pot-Nets communities – Seaside (372 sites), Coveside (166 sites), Dockside (82 sites), Creekside (476 sites), Lakeside (475 sites), and Bayside (subject) – totaling approximately 3,000 sites.

The Pot-Nets Bayside MHC Property is located along Indian River Bay, which connects to Rehoboth Bay to the north and the Atlantic Ocean to the east. The region is home to numerous seaside resorts, small towns, industry, and agriculture. The Delaware coastline and beaches are the state’s most heavily utilized outdoor recreation resources, which span from the mouth of the Delaware River to Ocean City, Maryland.

The Market. As markets for manufactured housing are broken down by large regions, more indicative statistics come from properties within the vicinity of the Pot-Nets Bayside MHC Property. As of April 2013, there are no new parks planned or in development in proximity to the Pot-Nets Bayside MHC Property. According to the appraisal, the average occupancy rate in the submarket was 88%, a number which has stayed relatively stable despite the economic downturn. Generally, when a resident wants to move out of a community, the manufactured home is sold in place with nominal rent loss or vacancy occurring in the community. In addition, the resident sometimes has a significant financial commitment in pad improvements.

The following table presents certain manufactured housing rental comparable information in the Pot-Nets Bayside MHC Property submarket:

Competitive Property Summary
Property	Year Built	Pads	% Occupied	Average Rental Rate/Site
Camelot Meadows MHC	1970	301	100%	$525
Rehoboth Bay MHC	1970	524	93%	$733
Rehoboth Shores MHC	1985	800	99%	$475
Mariners Cove	1978	379	98%	$550
Adjacent Pot-Nets	Various	1,571	83%	$603
Lakeside	1992	475	79.2%	$541
Seaside	1966/1976	372	86.2%	$790
Coveside	1981	166	84.9%	$633
Dockside	1959/1966	82	79.2%	$549
Creekside	1983	476	82.8%	$525
Total		3,575
Wtd. Avg.		397	91%	$581

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pot-Nets Bayside MHC Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW Per Pad
Gross Potential Rent(1)	$8,057,709	$7,906,742	$8,185,497	$10,929,600	$7,200.00
Total Reimbursements	$0	$0	$0	$0	$0
Other Income	$730,259	$720,747	$623,879	$625,000	$411.73
Vacancy	$0	$0	$0	($2,841,696)	($1,872)
Effective Gross Income	$8,787,968	$8,627,489	$8,809,376	$8,712,904	$5,739.73
Total Expenses	$2,577,952	$2,597,192	$2,439,848	$2,516,371	$1,657.69
Net Operating Income	$6,210,016	$6,030,297	$6,369,527	$6,196,533	$4,082.04
TI/LC	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$0
Net Cash Flow	$6,210,016	$6,030,297	$6,369,527	$6,196,533	$4,082.04
Occupancy %	75.9%	74.6%	74.1%	74.0%
NOI DSCR	1.59x	1.54x	1.63x	1.58x
NCF DSCR	1.59x	1.54x	1.63x	1.58x
NOI Debt Yield	9.1%	8.9%	9.4%	9.1%
NCF Debt Yield	9.1%	8.9%	9.4%	9.1%

(1)	Underwritten Gross Potential Rent is based on current average asking rents, which are in line with the appraisal’s concluded market rents.

Escrows and Reserves. The Pot-Nets Bayside MHC Borrower deposited $55,901 in escrow for real estate taxes at loan origination and is required to escrow $5,590 monthly (subject to increase if taxes increase). In addition, the Pot-Nets Bayside MHC Borrower deposited $55,719 in escrow for insurance premiums at loan origination and is required to escrow $6,191 monthly (subject to increase if insurance premiums increase). The Pot-Nets Bayside MHC Borrower deposited $34,813 in escrow for deferred maintenance at closing. The Pot-Nets Bayside MHC Borrower deposited $2,841,188 in escrow for capital improvements at loan origination. In the event that the capital improvements escrow balance falls below $250,000, lender will collect $6,325 monthly. The initial capital improvements reserve is for discretionary capital improvements at the Pot-Nets Bayside MHC Property throughout the term of the Pot-Nets Bayside MHC Mortgage Loan. The Pot-Nets Bayside MHC Borrower deposited $124,000 (200% of estimated costs) in escrow for environmental remediation at loan closing.

Finally, at closing, the Pot-Nets Bayside MHC Borrower was required to escrow $1,000,000 (such amount, the “Baseline Reserve Amount”), which is more than three months of debt service on the Pot-Nets Bayside MHC Mortgage Loan, for a reserve (the “Stabilized Revenue Reserve”). In the event that the Pot-Nets Bayside MHC Borrower fails to make any payment to lender, lender may (i) implement commencement of a Cash Management Period (as defined in the related loan documents), and (ii) require the Pot-Nets Bayside MHC Borrower to make an additional deposit to this Stabilized Revenue Reserve.

To the extent the Increased Reserve Amount (as defined in the related loan documents) is not received after the deposit of such pre-paid rents, then a Cash Management Period shall commence and all Excess Cash Flow (as defined in the related loan documents) shall be deposited to the Stabilized Revenue Reserve until the Increased Reserve Amount is on deposit. Thereafter, provided no Cash Management Period is otherwise continuing, lender shall direct the clearing bank (as defined in the related loan documents) to remit all proceeds directly to the Pot-Nets Bayside MHC Borrower’s operating account (rather than to the cash management account (as defined in the related loan documents) for application in accordance with the waterfall provisions of the related loan documents). Once the Pot-Nets Bayside MHC Property manager begins sending all receipts to the clearing bank as described above, this flow of funds will remain in place throughout the remainder of the Pot-Nets Bayside MHC Mortgage Loan term, regardless of whether a Cash Management Period is ongoing.

The Pot-Nets Bayside MHC Borrower has the right to convert the cash held in the Stabilized Revenue Reserve to a letter of credit, subject to criteria set forth in the related loan documents.

Release of the Stabilized Revenue Reserve:  Provided the Pot-Nets Bayside MHC Borrower has not missed a payment and a Cash Management Period has not been implemented as described above, then the Pot-Nets Bayside MHC Borrower can qualify for a release of the Baseline Reserve Amount as follows:

-
If the actual DSCR (computed in accordance with the related loan documents) for each of the 12 previous consecutive calendar months is not less than 1.10x assuming expenses of at least $190,000 per month (“Minimum Expense Number”) and the DSCR is at least 1.30x for this 12-month period, then the Baseline Reserve Amount shall be reduced from $1,000,000 to $250,000.

-
If the Baseline Reserve Amount has previously been reduced to $250,000 by virtue of the foregoing, and the actual DSCR for each of the 12 previous consecutive calendar months is not less than 1.15x assuming the Minimum Expense Number and at least 1.40x for this 12-month period, then the Baseline Reserve Amount shall be reduced from $250,000 to zero and all funds in the Stabilized Revenue Reserve disbursed to the Pot-Nets Bayside MHC Borrower.

If the Pot-Nets Bayside MHC Borrower misses a payment and the Increased Reserve Amount is collected, the Pot-Nets Bayside MHC Borrower can qualify for release of all funds in the Stabilized Revenue Reserve as follows: If the actual DSCR for each of the 12 previous consecutive calendar months is not less than 1.15x assuming the Minimum Expense Number and at least 1.40x for this 12-month period, then all funds in the Stabilized Revenue Reserve shall be released to the Pot-Nets Bayside MHC Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Pot-Nets Bayside MHC

Lockbox and Cash Management. The Pot-Nets Bayside MHC Mortgage Loan is structured with a springing lockbox. Upon a cash management event, the property manager is required to deposit all rents and payments received from tenants into the springing lockbox account controlled by the lender. A cash management event shall commence upon the occurrence of (i) an Event of Default (as defined in the related loan documents), or (ii) the DSCR based on the trailing 12-month period is less than 1.10x for any two consecutive calendar quarters, or (iii) at lender’s election, in the event that the Pot-Nets Bayside MHC Borrower fails timely to make any payment to lender required under the related loan documents. Cash management will also be triggered in the event that (i) the community center structure is damaged or destroyed, (ii) the borrower does not repair or rebuild in a period of six months, and (iii) there are not sufficient funds in the replacement reserve, a cash flow sweep will commence until the structure is rebuilt or a total of $500,000 (estimated insurable value/replacement cost) is collected.

Property Management. The Pot-Nets Bayside MHC Property is managed by Tunnell Companies, L.P., an affiliate of the Pot-Nets Bayside MHC Mortgage Loan sponsor.

Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not Permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release and Substitution of Property. Not permitted.

Terrorism Insurance. Generally, the Pot-Nets Bayside MHC Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Pot-Nets Bayside MHC Mortgaged Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

Mortgage Loan No. 7 – La Frontera Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

Mortgage Loan No. 7 – La Frontera Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

Mortgage Loan No. 7 – La Frontera Village

La Frontera Village
2701 Parker Road
Round Rock, TX 78681
ROUND ROCK
Cedar Park
Brushy Creek
Jollyville
Pflugerville
Windemere
Wells Branch
AUSTIN
Balcones Woods
Great Hills
Gracywoods
Quail Creek
WILLIAMSON COUNTY
TRAVIS COUNTY
METRORAIL
HOWARD
KRAMER
Henry S. McNeil Park
Meadow Lake
Old Settlers Park
Forest Creek Golf Course
Walnut Creek Metropolitan Park
Balcones District Park
Great Hills Golf Club
Steck Valley Greenbelt
Scott & White Healthcare
Texas State Univ.-Round Rock Campus
Seton Medical Ctr. Williamson
Heart of Texas Women's Ctr.
Austin Comm. College Round Rock Campus
Texas A&M Health Sciences Center
Rock 'N River Family Aquatic Center
Rabb Pavilion
Dell Diamond
St. Davids Round Rock Medical Center
The Market at Round Rock
Sharon Prete Main St. Plaza
Dell Round Rock Campus
The Market at Wells Branch
Palmer Crossing
Connally Stadium
St. Davids North Austin Medical Center
The Shops at Tech Ridge
Seton Northwest Hospital
North Hills Town Center
Arboretum Market
Great Hills Market
Gateway Shopping Ctr.
The Arboretum
The Domain
Austin Comm. College Northridge Campus
Univ. of TX J.J. Pickle Research Ctr.
Arboretum Crossing
Austin-Bergstrom Intl. Airport 14 miles
University Blvd
Sunrise Rd
Avery-Nelson Blvd
Grimes Blvd
Old Settlers Blvd
Sam Bass Rd
Chisholm Trail Rd
Creek Bend Blvd
N Mays St
Bowman Dr
Red Bud Ln
Palm Valley Blvd
Hairy Man Rd
Great Oaks Dr
O'Connor Dr
Round Rock Ave
S Mays St
Logan St
Forest Creek Dr
McNeil Rd
Gattis School Rd
Greenlawn Blvd
Hesters Crossing Rd
Schultz Ln
Heatherwilde Blvd
Parmer Ln
Bratton Ln
Shoreline Dr
Pflugerville Pkwy
Merrilltown Dr
Pecan St
Railroad Ave
Dessau Rd
McNeil Dr
Howard Ln
Spicewood Springs Rd
Wells Branch Pkwy
Scofield Ridge Pkwy
Jollyville Rd
Duval Rd
Amherst Dr
N. Lamar Blvd
MoPac Expwy
Braker Ln
Great Hills Trail
Metric Blvd
35
45
79
1
183
360
Georgetown
Leander
Cedar Park
Hutto
Anderson Mill
Lakeway
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Bear Creek
Shady Hollow
Onion Creek
Garfield
Wyldwood

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

Mortgage Loan No. 7 – La Frontera Village

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	2701 Parker Road Round Rock, TX 78681
Original Balance:	$55,000,000	General Property Type:	Retail
Cut-off Date Balance:	$54,838,268	Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.7%	Net Rentable Area:	534,566 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$103
Borrower Name(s):	Frontier Village, L.P.; La Frontera Village, L.P.	Balloon/ARD Balance Per Unit/SF:	$81
Year Built/Year Renovated:	2000-2011 / NAP
Sponsor:	Thomas R. Green	Title Vesting(2):	Fee
Mortgage Rate:	3.700%	Property Manager:	Sansone Group/DDR, LLC
Note Date:	5/1/2013
First Payment Date:	6/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	5/1/2023	UW Revenues:	$8,061,733
IO Period:	None	UW Expenses:	$3,212,016
Original Term to Maturity or ARD:	120 months	UW NOI:	$4,849,717
Seasoning:	2 months	UW NCF:	$4,463,377
Original Amortization Term:	360 months	UW NOI DSCR:	1.60x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.47x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)	UW NCF Debt Yield:	8.1%
Lockbox / Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$4,752,563 (12/31/2012)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$5,336,643 (12/31/2011)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$5,497,837 (12/31/2010)
Reserves(1)	Appraised Value:	$89,910,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/14/2013
Recurring Replacements:	$0	$8,015	NAP	Cut-off Date LTV Ratio:	61.0%
TI/LC:	$0	$22,500	$1,200,000	LTV Ratio at Maturity/ARD:	48.2%
Occupancy Rate:	81.6% (3/1/2013)
2nd Most Recent Occupancy:	80.5% (2012)
3rd Most Recent Occupancy:	80.5% (2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The La Frontera Village Borrower owns a leasehold interest in the property; however, the fee interest is pledged as collateral for the La Frontera Village Mortgage Loan. See “—The Mortgaged Property” below for further discussion.

The La Frontera Village Mortgage Loan

The Mortgage Loan. The seventh largest mortgage loan (the “La Frontera Village Mortgage Loan”) is evidenced by a note in the original principal amount of $55,000,000 and is secured by a first priority fee mortgage encumbering a portion of the shopping center known as La Frontera Village located in Round Rock, Texas (the “La Frontera Village Property”). The proceeds of the La Frontera Village Mortgage Loan were used to refinance two previous loans totaling approximately $53,017,564 secured by the La Frontera Village Property and included in the GECMC 2003-C2 and GMACC 2003-C2 transactions.

The La Frontera Village Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of May 1, 2023. The La Frontera Village Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The La Frontera Village Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

The Borrower and the Sponsor. The borrowers are Frontier Village, L.P. and La Frontera Village, L.P. (collectively, the “La Frontera Village Borrower”), two single-purpose Texas limited partnerships. The La Frontera Village Borrower is controlled by Thomas R. Green, the sponsor and recourse carve-out guarantor.

Mr. Green is the founder and chairman of National Real Estate Management Corporation (“NREMC”), a private real estate management company based in St. Louis, MO. NREMC reports management of over 3.5 million SF of retail space, over 1,000 manufactured housing rental lots, over 600 apartment units and over 300,000 SF of office and industrial space.

The Mortgaged Property. The La Frontera Village Property consists of 534,566 SF of anchor and in-line retail space within a power shopping center located in Round Rock, Texas, approximately 20 miles north of the Austin CBD. It is positioned at the intersection of I-35 and State Highway 45. The overall center includes a Lowe’s Home Improvement store and a Sam’s Club store, both of which are tenant owned, as well as various outparcels, none of which are collateral for the La Frontera Village Mortgage Loan.

The La Frontera Village Property was constructed in phases between 2000 and 2011 and consists of eight multi-tenant buildings, two single-tenant buildings and two ground leased restaurant pads. The two largest collateral tenant spaces within the La Frontera Village Property are a Kohl’s store and a Hobby Lobby store. Other major tenants include a Bed Bath & Beyond, a Marshall’s, and a Barnes & Noble. There are a total of 2,933 surface parking spaces at the La Frontera Village Property, for a parking ratio of 5.6 spaces per 1,000 SF of GLA.

In addition to the 2012 tenant sales listed below for the anchor and major tenants, the Cost Plus tenant reported 2012 sales of $159 PSF; Old Navy reported sales of $291 PSF and Dress Barn reported sales of $144 PSF.

The La Frontera Village Property is divided into two parcels, both of which are leasehold parcels owned in fee by nine tenants in common entities. The two ground leases commenced on June 30, 2003, have terms of 99 years, and require $100 of annual rent per parcel. The fee owners of both parcels, which are related to the La Frontera Village Borrower, have provided their respective fee interests as collateral for the La Frontera Village Mortgage Loan.

Anchor and Major Tenants.

Kohl’s (82,050 SF, 15% of NRA, 14% of underwritten base rent). Kohl’s Illinois, Inc., (“Kohl’s”) leases 82,050 SF at the La Frontera Village Property. The lease began on October 5, 2001 and has a current expiration date of January 29, 2022, with eight five-year lease renewal options. Kohl’s Corporation (NYSE: KSS), as of February 2, 2013, operates 1,146 department stores in 49 states. The company reported 2012 fiscal years sales of approximately $19.3 billion.

Hobby Lobby (60,950 SF, 11% of NRA, 8% of underwritten base rent). HOB-LOB, Limited Partnership, (“Hobby Lobby”) leases 60,950 SF at the La Frontera Village Property. The lease began on November 9, 2000 and has a current expiration date of November 30, 2020 with two five-year lease renewal options. Hobby Lobby Stores, Inc., a private Oklahoma City based company, was founded in 1970, and currently operates 531 arts and crafts stores nationwide.

Bed Bath & Beyond (30,619 SF, 6% of NRA, 4% of underwritten base rent). Bed, Bath & Beyond, Inc. (“Bed Bath & Beyond”) leases 30,619 SF at the La Frontera Village Property. The lease began on July 12, 2000 and has a current expiration date of January 31, 2021 with four remaining five-year lease renewal options. Bed Bath & Beyond (NASDAQ: BBBY) currently operates over 1,400 stores under various brand names including Bed Bath & Beyond, which sell an assortment of domestics merchandise and home furnishings.

Marshall’s (30,000 SF, 6% of NRA, 5% of underwritten base rent). Marmaxx Operating Corp. (“Marmaxx”) leases 30,000 SF at the La Frontera Village Property and operates the space as a Marshall’s. The lease began on August 4, 2000 and has a current expiration date of January 31, 2016, with three five-year lease renewal options. Marmaxx is a division of TJX Companies, Inc. (NYSE: TJX), and as of the end of 2012, the company or its affiliates operated 904 Marshall’s apparel stores. As of the end of 2012, TJX operated more than 3,000 stores in six countries under various brand names, including Marshall’s.

Barnes & Noble (24,000 SF, 4% of NRA, 6% of underwritten base rent). Barnes & Noble Booksellers, Inc. leases 24,000 SF at the La Frontera Village Property. The lease began on September 21, 2000 and has a current expiration date of January 31, 2016, with four remaining five-year lease renewal options. Barnes & Noble, Inc. (NYSE: BKS) is the world’s largest bookseller and, as of January 26, 2013, operates 677 retail bookstores in 50 states in addition to 678 college bookstores. For its fiscal year 2012, the company reported sales of approximately $7.1 billion, a gross profit of approximately $1.9 billion and a net earnings loss of approximately $69 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

The following table presents a summary regarding major tenants at the La Frontera Village Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(2)	Lease Expiration	2012 Sales PSF
Anchor and Major Tenants
Kohl’s	BBB+/Baa1/BBB+	82,050	15%	$817,244	14%	$9.96	1/29/2022	$180
Hobby Lobby	NR/NR/NR	60,950	11%	$457,125	8%	$7.50	11/30/2020	$110
Bed Bath & Beyond	NR/BBB+/NR	30,619	6%	$228,750	4%	$7.47	1/31/2021	NAV
Marshall’s	NR/A3/A	30,000	6%	$277,500	5%	$9.25	1/31/2016	$242
Barnes & Noble	NR/NR/NR	24,000	4%	$365,000	6%	$15.21	1/31/2016	NAV
Subtotal/Wtd. Avg.		227,619	43%	$2,145,619	35%	$9.43

Other Tenants		208,727	39%	$3,903,185	65%	$18.70
Vacant Space		98,220	18%	$0	0%	$0.00
Total/Wtd. Avg.		534,566	100%	$6,048,804	100%	$13.86

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at the La Frontera Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	0	$0.00	0%	0%	$2,400	0%	0%
2013	4	6,845	$27.30	1%	1%	$186,860	3%	3%
2014	5	12,535	$23.73	2%	4%	$297,467	5%	8%
2015	10	58,323	$19.92	11%	15%	$1,161,936	19%	27%
2016	11	81,918	$15.78	15%	30%	$1,292,378	21%	49%
2017	10	67,055	$15.45	13%	42%	$1,036,302	17%	66%
2018	3	4,359	$23.55	1%	43%	$102,642	2%	67%
2019	0	0	$0.00	0%	43%	$0	0%	67%
2020	2	68,900	$8.30	13%	56%	$572,075	9%	77%
2021	3	54,361	$10.66	10%	66%	$579,500	10%	86%
2022	1	82,050	$9.96	15%	82%	$817,244	14%	100%
2023	0	0	$0.00	0%	82%	$0	0%	100%
2024	0	0	$0.00	0%	82%	$0	0%	100%
2025	0	0	$0.00	0%	82%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	82%	$0	0%	100%
Vacant	11	98,220	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	61	534,566	$13.86	100%		$6,048,804	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The La Frontera Village Property is located in Round Rock, Williamson County, Texas, within the Austin MSA. Round Rock is located approximately 20 miles north of the Austin CBD. The La Frontera Village Property is located within the 328 acre La Frontera mixed-use development, which includes multifamily developments, low to mid-rise office developments and several recreation centers and parks. The appraiser also notes that the City of Round Rock is one of the fastest growing in the nation and is home to Dell Computer Headquarters, as well as the Round Rock Higher Education Texas State University Campus at Round Rock and a Samsung Semiconductor plant. The current population and average household income within a three-mile radius and a five-mile radius are 81,244 and 235,396, and $67,336 and $76,793, respectively. Market rents are estimated at $7.00 to $10.00 PSF for anchor space, $8.00 to $15.00 PSF for junior anchor space, $18.00 to $21.00 PSF for large inline space and $20.00 to $30.00 PSF for

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

small inline space. As of December 31, 2012, the submarket had an average retail vacancy of 6.0% and the Austin market had an average vacancy rate of 5.3%.

The following table presents certain retail rental comparable information in the La Frontera Village Property submarket:

Competitive Property Summary
Property	Year Built	Occ.	GLA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (yrs.)	Base Rent PSF (Ann.)
Round Rock Crossing SEC IH 35 and SH 45 Round Rock, TX	1997	84%	393,097	NNN	Confidential Swagat Restaurant Champions School of RE Sushi Nini Quoted	3,500 2,500 3,793 3,500	Mar-12 Mar-11 Jul-10 Jan-09	5.0 5.0 5.0 5.0	$24.00 $24.00 $22.00 $25.00 $12.00 to $30.00
Greenlawn Crossing II 661 Louis Henna Round Rock, TX	2002	100%	22,497	NNN	Roup Dental Budget Dickey’s BBQ Craig O’s Pizza Quoted	2,400 1,088 1,325 3,200	Dec-12 Aug-12 Oct-11 Sep-11	10.0 3.0 10.0 5.0	$29.97 $29.23 $22.00 $20.50 $19.84 to $29.97
Greenlawn Crossing I 1325 Louis Henna Round Rock, TX	2001	98%	105,313	NNN	HEB Cottonwood Financial Elements Massage Quizno’s Quoted	78,464 1,207 1,822 2,100	Jun-05 Jan-13 Nov-12 Sep-11	15.0 5.0 5.0 5.0	$15.83 $28.75 $24.00 $30.50 $23.00 to $30.50
Shops at Boardwalk 2601 IH-35 South Round Rock, TX	1997	96%	184,598	NNN	H&R Block Voo Doo BBQ Pho Vet Quoted	2,400 4,500 2,781	May-12 Oct-12 Aug-12	3.0 10.0 5.0	$25.50 $19.00 $22.00 $8.75 to $33.12
University Oaks Shopping Center SE/C University Oaks Blvd. & I-35 Round Rock, TX	2008	96%	235,843	NNN	Ivy Dim Sum Fortune Garden GNC AAA Texas Quoted	1,200 2,433 1,200 3,500	Feb-12 Dec-11 Nov-11 Nov-11	10.0 5.0 5.0 6.0	$30.00 $27.00 $24.75 $26.50 $10.50 to $38.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the La Frontera Village Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(1)	$6,316,848	$6,161,404	$5,946,333	$7,389,722	$13.82
Total Reimbursements	$2,051,539	$1,956,235	$1,718,409	$2,001,929	$3.74
Other Income	$99,946	$22,195	$27,414	$11,000	$0.02
Vacancy	$0	$0	$0	($1,340,918)	($2.51)
Effective Gross Income	$8,468,333	$8,139,835	$7,692,157	$8,061,733	$15.08
Total Expenses	$2,970,496	$2,803,192	$2,939,594	$3,212,016	$6.01
Net Operating Income	$5,497,837	$5,336,643	$4,752,563	$4,849,717	$9.07
TI/LC	$0	$0	$0	$288,666	$0.54
Capital Expenditures	$13,233	$21,433	$5,962	$97,674	$0.18
Net Cash Flow(2)	$5,484,604	$5,315,210	$4,746,601	$4,463,377	$8.35
Occupancy %	87.9%	80.5%	80.5%	81.6%
NOI DSCR	1.81x	1.76x	1.56x	1.60x
NCF DSCR	1.81x	1.75x	1.56x	1.47x
NOI Debt Yield	10.0%	9.7%	8.7%	8.8%
NCF Debt Yield	10.0%	9.7%	8.7%	8.1%

(1)	Historical Gross Potential Rent is net of vacancy. Underwritten GPR includes approximately $14,185 in contractual rent bumps scheduled to become effective on or before August 1, 2013.

(2)	Office Max vacated a 30,000 SF space in June 2012.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	La Frontera Village

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below) resulting solely from an event of default, the La Frontera Village Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly. The La Frontera Village Borrower is also required to make monthly deposits of $8,015 for replacement reserves and $22,500 for TI/LC reserves, provided that such deposits for TI/LC reserves are not required at any time that the amount then on deposit in the TI/LC reserve exceeds $1,200,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the La Frontera Village Mortgage Loan. The La Frontera Village Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the La Frontera Village Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the La Frontera Village Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse to the La Frontera Village Borrower the amount of lender approved budgeted operating expenses not otherwise paid or reserved for the next month and any other amounts incurred in connection with the operation and maintenance of the La Frontera Village Property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the La Frontera Village Mortgage Loan.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio for the La Frontera Village Mortgaged Property being for the immediately preceding six (6) consecutive calendar months less than 1.15x and continue until either (1) the event of default is cured to lender’s sole satisfaction and there is no other uncured event of default in existence or (2) the debt service coverage ratio for the La Frontera Village Property for the immediately preceding six (6) consecutive calendar months is equal to or greater than 1.20x.

Property Management. The La Frontera Village Property is managed by the Sansone Group/DDR, LLC, which is based in St. Louis, Missouri.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the La Frontera Village Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the La Frontera Village Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

Mortgage Loan No. 8 – Bleznak Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

Mortgage Loan No. 8 – Bleznak Portfolio

Bleznak Portfolio
1 Village of Stoney Run Apartments Maple Shade, NJ
2 Cooper River Plaza South Pennsauken, NJ
3 Cooper River Plaza East Pennsauken, NJ
4 Myrtle Place Apartments Camden, NJ
PHILADELPHIA
CAMDEN
PENNSYLVANIA
NEW JERSEY
Pennsauken
Palmyra
Moorestown
Maple Shade
Cherry Hill
Mt. Laurel
Woodlynne
Collinswood
Oaklyn
Haddon Township
Haddonfield
Audubon
Haddon Heights
Gloucester City
Brooklawn
Mount Ephraim
Bellmawr
Lawnside
Magnolia
Runnemede
Deptford Township
Voorhees Township
Northwood
Tacony
Wissinoming
Hunting Park
Kensington
Fishtown
Petty Island
BURLINGTON COUNTY
CAMDEN COUNTY
GLOUCESTER COUNTY
Delaware River
Betsy Ross Br.
Tacony-Palmyra Br.
Ben Franklin Bridge
Walt Whitman Bridge
New Jersey Turnpike
ATLANTIC CITY LINE
PATCO RAIL
NJ TRANSIT RIVER LINE
Garden State Park
Farnham Park
Phila. Intl. Airport 10 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

Mortgage Loan No. 8 – Bleznak Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address(2):	Various

Original Balance:	$50,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$49,932,222			Detailed Property Type(2):	Various
% of Initial Pool Balance:	3.4%			Number of Units:	1,110 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$44,984
Borrower Name(s):	MPA, LLC; Stoney RA, LLC; Cooper RPA, LLC; Lockbourne MA, LLC			Balloon/ARD Balance Per Unit/SF:	$36,304
				Year Built/Year Renovated(2):	Various
Sponsor:	Alan Bleznak			Title Vesting:	Fee
Mortgage Rate:	4.340%			Property Manager:	CRP Management, Inc.
Note Date:	5/30/2013
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$12,064,795
IO Period:	None			UW Expenses:	$7,334,891
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,729,903
Seasoning:	1 month			UW NCF:	$4,396,372
Original Amortization Term:	360 months			UW NOI DSCR:	1.59x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.47x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF Debt Yield:	8.8%
Lockbox / Cash Management:	Soft / In Place			UW NCF Debt Yield at Maturity:	10.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,883,826 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$4,577,828 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$4,416,827 (12/31/2011)
Reserves(1)				Appraised Value(2):	$74,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/25/2013
RE Tax:	$351,989	$117,330	NAP	Cut-off Date LTV Ratio:	66.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	53.9%
Recurring Replacements:	$1,300,000	$27,794	NAP	Occupancy Rate(2):	91.9% (4/2/2013)
Deferred Maintenance:	$73,150	$0	NAP	2nd Most Recent Occupancy:	88.3% (12/31/2012)
				3rd Most Recent Occupancy:	92.3% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See the Property Summary table below for further information.

The Bleznak Portfolio Mortgage Loan

The Mortgage Loan. The eighth largest mortgage loan (the “Bleznak Portfolio Mortgage Loan”) is evidenced by a note in the original principal balance of $50,000,000 and is secured by first priority fee mortgages encumbering four multifamily properties located in Maple Shade, New Jersey, Pennsauken, New Jersey and Camden, New Jersey (collectively, the “Bleznak Portfolio Properties”). The Bleznak Portfolio Mortgage Loan was originated on May 30, 2013 by or on behalf of Bank of America, National Association.

The Bleznak Portfolio Mortgage Loan had an original term of 120 months and has a remaining term of 119 months. The Bleznak Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of June 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Bleznak Portfolio Mortgage Loan is open to prepayment at par during the final two months of the loan term.

The Borrower and the Sponsor. The borrowers are MPA, LLC; Stoney RA, LLC; Cooper RPA, LLC; and Lockbourne MA, LLC, each of which is a single-purpose Delaware limited liability company with two independent directors (collectively, the “Bleznak Portfolio Borrower”). The sponsor and non-recourse guarantor of the Bleznak Portfolio Mortgage Loan is Alan Bleznak.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

The Mortgaged Property. The Bleznak Portfolio Properties consist of four multifamily properties containing 1,110 units located in southwest New Jersey within the Philadelphia metropolitan statistical area (“MSA”).

Property Summary
Property Name	Location	Property Sub-Type	Allocated Cut-off Loan Amount	Appraised Value	Year Built/ Renovated	Units	Occupancy(1)
Village of Stoney Run Apartments	Maple Shade, NJ	Garden	$24,766,382	$35,450,000	1974/NAP	446	93.3%
Cooper River Plaza South	Pennsauken, NJ	Mid-Rise	$14,680,073	$22,850,000	1964/NAP	357	90.8%
Cooper River Plaza East	Pennsauken, NJ	Mid-Rise	$7,989,155	$12,350,000	1965/NAP	227	90.3%
Myrtle Place Apartments	Camden, NJ	Garden	$2,496,611	$4,050,000	1964/2011	80	93.8%
Total/Wtd. Avg.			$49,932,222	$74,700,000		1,110	91.9%

(1)	Based on the April 2, 2013 borrower rent roll.

Village of Stoney Run Apartments (446 units, 40.2% of total portfolio units). The Village of Stoney Run Apartments property is a 14-building, three-story garden apartment complex constructed in 1974 and located just off of Route 73 in Maple Shade, New Jersey. As of April 2, 2013, the Village of Stoney Run Apartments property was 93.3% occupied. Amenities at the Village of Stoney Run Apartments property include a pool, tennis court and laundry facilities.

Village of Stoney Run Apartments Unit Mix(1)
Unit Type	# of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rent Rate PSF
1 BR – 1 BA	338	315	93.2%	998	$965	$0.97
2 BR – 2 BA	108	101	93.5%	1,230	$1,224	$1.00
Total/Wtd. Avg.	446	416	93.3%	1,055	$1,028	$0.98

(1)	Based on the April 2, 2013 borrower rent roll.

(2)	Average Monthly Rental Rate is for occupied units only.

Cooper River Plaza South (357 units, 32.2% of total portfolio units). The Cooper River Plaza South property is a 14-story mid-rise apartment complex constructed in 1964 and located just off of the Cooper River in Pennsauken, New Jersey. As of April 2, 2013, the Cooper River Plaza South property was 90.8% occupied. Amenities at the Cooper River Plaza South property include garage parking, laundry facilities, on-site deli, dry cleaners and pool.

Cooper River Plaza South Unit Mix(1)
Unit Type	# of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rent Rate PSF
1 BR – 1 BA	169	159	94.1%	657	$928	$1.41
2 BR – 1 BA	104	89	85.6%	1,014	$1,200	$1.18
3 BR – 2 BA	14	14	100.0%	1,520	$1,816	$1.20
Studio	70	62	88.6%	444	$737	$1.66
Total/Wtd. Avg.	357	324	90.8%	753	$1,005	$1.33

(1)	Based on the April 2, 2013 borrower rent roll.

(2)	Average Monthly Rental Rate is for occupied units only.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

Cooper River Plaza East (227 units, 20.5% of total portfolio units). The Cooper River Plaza East property is a 14-story mid-rise apartment complex constructed in 1965 and located just off of the Cooper River in Pennsauken, New Jersey. As of April 2, 2013, the Cooper River Plaza East property was 90.3% occupied. Amenities at the Cooper River Plaza East property include a pool and laundry facilities.

Cooper River Plaza East Unit Mix(1)
Unit Type	# of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rent Rate PSF
1 BR – 1 BA	142	128	90.1%	725	$901	$1.26
2 BR – 1 BA	48	44	91.7%	1,130	$1,242	$1.10
3 BR – 2 BA	1	1	100.0%	1,405	$1,000	$0.71
Studio	36	32	88.9%	514	$743	$1.45
Total/Wtd. Avg.	227	205	90.3%	782	$950	$1.22

(1)	Based on the April 2, 2013 borrower rent roll.

(2)	Average Monthly Rental Rate is for occupied units only.

Myrtle Place Apartments (80 units, 7.2% of total portfolio units). The Myrtle Place Apartments property is a two-story garden apartment complex constructed in 1964 and located in Camden, New Jersey. As of April 2, 2013, the Myrtle Place Apartments property was 93.8% occupied. Amenities at the Myrtle Place Apartments property include laundry facilities.

Myrtle Place Apartments Unit Mix(1)
Unit Type	# of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF
1 BR – 1 BA	48	46	95.8%	706	$728	$1.03
2 BR – 1 BA	32	29	90.6%	940	$875	$0.93
Total/Wtd. Avg.	80	75	93.8%	796	$785	$0.99

(1)	Based on the April 2, 2013 borrower rent roll.

(2)	Average Monthly Rental Rate is for occupied units only.

The Market. The Bleznak Portfolio Properties are all located in the Philadelphia metropolitan statistical area (“MSA”) within 10 miles of downtown Philadelphia. The Philadelphia MSA had a 2012 estimated total population of 6,005,634 with an average 2012 household income of $77,104.

The Village of Stoney Run Apartments property is located off of Route 73 in Maple Shade, New Jersey, approximately 10 miles east of Philadelphia and 18 miles southwest of Trenton, New Jersey.

The following table presents the competitive set for the Village of Stoney Run Apartments property:

The Village of Stoney Run Apartments Competitive Property Summary
Property Name	Location	Year Built	Occupancy	# of Units	Average Monthly Rental Rate Range
Fox Meadow Apartments	Maple Shade, NJ	1976	93.0%	1,492	$795 - $1,030
Ramblewood Apartments	Mount Laurel, NJ	1974	96.0%	504	$1,072 - $1,245
Robert Mill Apartments	Maple Shade, NJ	1972	98.0%	404	$893 - $1,288
Park Crossing Apartments	Maple Shade, NJ	1968	96.0%	580	$1,045 - $1,344
Ryans Run Apartments	Maple Shade, NJ	1972	90.0%	320	$899 - $1,150

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

The Cooper River Plaza South and Cooper River Plaza East properties are located off of the Cooper River in Pennsauken, New Jersey, approximately 10 miles east of Philadelphia.

The following table presents the competitive set for the Cooper River Plaza South and Cooper River Plaza East properties:

The Cooper River Plaza South and Cooper River Plaza East Competitive Property Summary
Property Name	Location	Year Built	Occupancy	# of Units	Average Monthly Rental Rate Range
Heights of Collingswood	Collingswood NJ	1948	89.4%	1,029	$813 - $1,150
Haddonview Apartments	Haddon Township, NJ	1968	94.0%	601	$933 - $1,863
The Colonials	Cherry Hill, NJ	1962	94.4%	188	$848 - $1,838
Towers at Windsor	Cherry Hill, NJ	1968	93.0%	525	$923 - $2,272

Source: Appraisal

The Myrtle Place Apartments property is located off of Route 130, within a mile of Exit 3 of the New Jersey Turnpike in Camden, New Jersey, approximately immediately east of Philadelphia.

The following table presents the competitive set for the Myrtle Place Apartments property:

Myrtle Place Apartments Competitive Property Summary
Property Name	Location	Year Built	Occupancy	# of Units	Average Monthly Rental Rate Range
Penn Garden Apartments	Pennsauken, NJ	1950	98.0%	160	$765 - $895
Washington Park Apartments	Camden, NJ	1958	88.0%	290	$730
Crescent Gardens	Camden, NJ	1948	98.0%	104	$695 - $795
Cramer Hill Apartments	Camden, NJ	1975	88.0%	348	$688 - $863

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bleznak Portfolio Property:

Cash Flow Analysis
	2011	2012	TTM 3/31/2013	UW	UW Per Unit
Gross Potential Rent	$12,859,005	$13,079,423	$13,061,170	$13,267,700	$11,952.88
Other Income	$558,336	$517,968	$553,933	$513,343	$462.47
Vacancy	($1,490,431)	($1,562,270)	($1,460,063)	($1,465,217)	($1,320.02)
Collection Loss	$0	$0	$0	($172,432)	($155.34)
Concessions	($121,088)	($88,686)	($101,083)	($78,600)	($70.81)
Effective Gross Income	$11,805,822	$11,946,435	$12,053,957	$12,064,795	$10,869.18
Total Expenses(4)	$7,388,995	$7,368,607	$7,170,131	$7,334,891	$6,608.01
Net Operating Income	$4,416,827	$4,577,828	$4,883,826	$4,729,903	$4,261.17
Capital Expenditures	$222,000	$226,000	$0	$333,531	$300.48
Net Cash Flow	$4,194,827	$4,351,828	$4,883,826	$4,396,372	$3,960.70
Occupancy %	92.3%	88.3%	88.8%	87.0%
NOI DSCR	1.48x	1.53x	1.64x	1.59x
NCF DSCR	1.41x	1.46x	1.64x	1.47x
NOI Debt Yield	8.8%	9.2%	9.8%	9.5%
NCF Debt Yield	8.4%	8.7%	9.8%	8.8%

Escrows and Reserves. The Bleznak Portfolio Borrower deposited $351,989 in escrow for annual real estate taxes at loan origination and is required to escrow $117,330 monthly. The Bleznak Portfolio Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Bleznak Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly. The Bleznak Portfolio Borrower deposited $1,300,000 in escrow for replacement reserves and is required to escrow $27,794 monthly. The Bleznak Portfolio Borrower also deposited $73,150 in escrow for deferred maintenance at loan origination.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Bleznak Portfolio Mortgage Loan. The Bleznak Portfolio Mortgage Loan has in place cash management. Funds in the lockbox are swept daily to the cash management account controlled by the lender. The Bleznak Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Bleznak Portfolio

Borrower will be required to deposit all excess cash with respect to the Bleznak Portfolio Mortgage Loan to be held by the lender as additional security for the Bleznak Portfolio Mortgage Loan during a Cash Sweep Period (defined below).

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the Bleznak Portfolio Properties for the trailing six-month period is less than 1.00x and ending on the date the debt service coverage ratio equals or exceeds 1.10x on a trailing six-month basis.

Property Management. The Bleznak Portfolio Properties are managed by CRP Management, Inc., an affiliate of the Bleznak Portfolio Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Provided no event of default has occurred and is continuing, the Bleznak Portfolio Borrower may, after the date that is two years from the closing of the securitization, obtain a release of the lien of the mortgage as to any individual Bleznak Portfolio Property (each, an “Individual Property”) through a partial defeasance in the amount of the “Release Price” (as defined below) with respect to such Individual Property, provided that the debt service coverage ratio for the remaining Bleznak Portfolio Properties after such partial defeasance must not be less than the greater of: (i) 1.45x; and (ii) the debt service coverage ratio for all of the Bleznak Portfolio Properties (including the Individual Property to be released) for the 12 months immediately preceding the release of the Individual Property.

“Release Price” with respect to any Individual Property means an amount equal to at least one hundred and twenty-five percent (125%) of the “Allocated Loan Amount” (as defined in and as set forth in the schedule to the Bleznak Portfolio Mortgage Loan agreement).

Terrorism Insurance. Generally, the Bleznak Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Bleznak Portfolio Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

Mortgage Loan No. 9 – Hotel Oceana Santa Monica

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

Mortgage Loan No. 9 – Hotel Oceana Santa Monica

Topanga State Park
SANTA MONICA MTS.
Brentwood
Westwood
UCLA
University of California - Los Angeles
Los Angeles National Cemetery
San Diego Fwy
Westwood Park
VA Los Angeles Healthcare
Century City
Riviera Country Club
Brentwood Country Club
LOS ANGELES
Westside Pavilion
Downtown Los Angeles 8 miles
Malibu 8 miles
Pacific Palisades
SANTA MONICA
St. John's Health Center
UCLA Medical Center Santa Monica
Palms
Will Rogers State Beach
Pacific Coast Hwy
Montana Avenue
Santa Monica Fwy
Santa Monica Public Library, MLK Jr. Auditorium
3rd Street Promenade
Santa Monica Place
Santa Monica Airport
Mar Vista Recreation Center
Santa Monica College
Clover Park
Mar Vista
Santa Monica State Beach
Memorial Open Air Theatre
Santa Monica Civic Auditorium
Santa Monica Pier/Pacific Place
Santa Monica International Chess Park
Main Street Santa Monica
Penmar Golf Course
Hotel Oceana Santa Monica
849 Ocean Avenue
Santa Monica, CA 90403
Pacific Ocean
Culver City
Venice
Venice City Beach
Marina del Rey Hospital
Waterside Marina del Rey
Marina del Rey
Ballona Creek
Loyola Marymount University
Playa Vista
Dockweiler State Beach
Westchester
Los Angeles International Airport
Sunset Blvd
San Vicente Blvd
Wilshire Blvd
Santa Monica Blvd
Olympic Blvd
Pico Blvd
Ocean Park Blvd
Lincoln Blvd
Ocean Ave
Montana Ave
Neilson Way
Pacific Ave
Venice Blvd
Washington Blvd
Bundy Dr
Barrington Ave
Sepulveda Blvd
National Blvd
Centinela Ave
Culver Blvd
Jefferson Blvd
Manchester Ave
Westchester Pkwy
405
10
1
2
90
Santa Clarita
SANTA SUSANA MTS
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
SANTA MONICA MTS.
LOS ANGELES
Santa Monica
Fullerton
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

Mortgage Loan No. 9 – Hotel Oceana Santa Monica

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	849 Ocean Avenue Santa Monica, CA 90403

Original Balance:	$45,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$44,946,329			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.0%			Number of Rooms:	70 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$642,090
Borrower Name(s):	OCBSM OWNER, LLC			Balloon/ARD Balance Per Unit/SF:	$448,139
Sponsor:	James Lippman			Year Built/Year Renovated:	1957/2007 / 2012
Mortgage Rate:	5.040%			Title Vesting:	Fee
Note Date:	5/22/2013			Property Manager:	JKR Hotel Group, Inc.
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2028			UW Revenues:	$10,274,812
IO Period:	None			UW Expenses:	$5,425,283
Original Term to Maturity or ARD:	180 months			UW NOI:	$4,849,529
Seasoning:	1 month			UW NCF:	$4,438,537
Original Amortization Term:	360 months			UW NOI DSCR:	1.67x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.52x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (94); O (61)			UW NCF Debt Yield:	9.9%
Lockbox / Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	14.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$5,281,755 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,249,712 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,790,700 (12/31/2011)
Reserves(1)				Appraised Value:	$69,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/25/2013
RE Tax:	$53,520	$9,319	NAP	Cut-off Date LTV Ratio:	64.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	45.1%
FF&E:	$0	$34,248	NAP	Occupancy Rate:	91.0% (3/31/2013)
Deferred Maintenance:	$65,625	$0	NAP	2nd Most Recent Occupancy:	91.5% (12/31/2012)
				3rd Most Recent Occupancy:	92.4% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hotel Oceana Santa Monica Mortgage Loan

The Mortgage Loan. The ninth largest mortgage loan (the “Hotel Oceana Santa Monica Mortgage Loan”) is evidenced by a note in the original principal amount of $45,000,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Hotel Oceana Santa Monica in Santa Monica, California (the “Hotel Oceana Santa Monica Property”). The proceeds of the Hotel Oceana Santa Monica Mortgage Loan were used to refinance a previous loan of approximately $18,948,768 (including certain loan defeasance costs) secured by the Hotel Oceana Santa Monica Property and included in the BSCMS 2004-T16 securitization. In addition, the Hotel Oceana Santa Monica Property was substantially renovated in 2007 and 2012 at an approximate cost of $13,152,665.

The Hotel Oceana Santa Monica Mortgage Loan had an initial term of 180 months and has a remaining term of 179 months. The Hotel Oceana Santa Monica Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of June 1, 2028. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Hotel Oceana Santa Monica Mortgage Loan is open to prepayment at par during the final sixty months of the loan term.

The Borrower and the Sponsor. The borrower is OCBSM OWNER, LLC a single-purpose Delaware limited liability company (the “Hotel Oceana Santa Monica Borrower”) with two independent directors. The Hotel Oceana Santa Monica Borrower sponsor and non-recourse guarantor is James Lippman.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

Mr. Lippman is the founder and CEO of JRK Property Holdings (“JRK”), a Los Angeles-based real estate owner and management company. JRK reports a commercial real estate portfolio of over 49,000 apartment units, over 2 million SF of office, industrial and self-storage properties, as well as certain luxury and flagged hotels.

The Mortgaged Property. The Hotel Oceana Santa Monica Property is a 70-room, full service, luxury independent hospitality property located in Santa Monica, California. The 70 rooms consist of 57 suites that range in size from approximately 700 SF to 850 SF and 13 deluxe rooms that average approximately 450 SF. The Hotel Oceana Santa Monica Property was built in 1957 and was substantially renovated in 2007, with additional common area renovations in 2012. The Hotel Oceana Santa Monica Property consists of one three-story building directly across Ocean Avenue from Palisades Park and the Pacific Ocean, in a primarily residential neighborhood. Ocean Avenue is approximately 100 feet above the beach; therefore, the Hotel Oceana Santa Monica Property has ocean views. The building surrounds a courtyard with a heated swimming pool and fitness center. In addition, there is the on-site Tower 8 Restaurant and Lounge and indoor and outdoor meeting areas, including an executive boardroom with ocean views. There is a subterranean garage with 46 parking spaces.

Demand at the Hotel Oceana Santa Monica Property is 50% commercial driven, 10% meeting and group driven and 40% leisure driven. The Hotel Oceana Santa Monica Property is located near Santa Monica Place Main Street, Montana Avenue and the Third Street Promenade pedestrian mall.

More specific occupancy and rate information about the Hotel Oceana Santa Monica Property is set forth in the table below:

The Hotel Oceana Santa Monica and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			Hotel Oceana Santa Monica			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	81.6%	$344.21	$280.85	91.6%	$340.07	$311.36	112.2%	98.8%	110.9%
2012	84.5%	$361.84	$305.62	90.8%	$355.92	$323.23	107.5%	98.4%	105.8%
TTM 2/28/2013	84.7%	$364.21	$308.37	90.0%	$356.76	$321.14	106.3%	98.0%	104.1%

Source: Industry Report

The Market. The Hotel Oceana Santa Monica Property is located in the City of Santa Monica, within Los Angeles County, California. The Hotel Oceana Santa Monica Property is located across Ocean Avenue from Palisades Park and the Pacific Ocean, approximately 16 miles west of the Los Angeles CBD, within the Santa Monica hotel submarket. The Santa Monica hotel market has experienced average occupancy rate and ADR growth since 2009 from 76.7% and $244.01, respectively, to 85.2% and $288.80, respectively, in 2012. The Hotel Oceana Santa Monica Property is located in the western portion of Santa Monica in a primarily residential neighborhood. There are no other hotels in the immediate area. Most hotels in the submarket are located just over one mile south of the Hotel Oceana Santa Monica and most of the submarket hotels cater to the upscale luxury market segment.

Competing properties to the Hotel Oceana Santa Monica Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Percentage Competitive	Year Built	Competitive Rooms	2012 Occupancy	2012 Occupancy Penetration	2012 ADR	2012 ADR Penetration	2012 RevPAR	2012 RevPAR Penetration
The Hotel Oceana Santa Monica	70	100%	1958	70	92%	110%	$348.77	96%	$319.15	106%
The Fairmont Miramar Hotel	302	50%	1921	151	88%	106%	$365.00	101%	$321.20	107%
Loews Santa Monica Beach Hotel	342	50%	1989	171	80%	96%	$310.00	86%	$248.00	83%
Le Merigot – A JW Marriott Hotel	175	75%	1999	131	80%	96%	$310.00	86%	$248.00	83%
Shutters on the Beach	198	75%	1990	149	80%	96%	$500.00	138%	$400.00	133%
Casa Del Mar Hotel	129	75%	1929	97	80%	96%	$480.00	133%	$383.99	128%
Viceroy Hotel	170	100%	1960	170	85%	102%	$275.00	76%	$233.75	78%
Total/Wtd. Avg.	1,386			939	83%		$361.92		$300.57

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hotel Oceana Santa Monica Property:

Cash Flow Analysis
	2011	2012	TTM 3/31/2013	UW	UW per Room
Occupancy	92.4%	91.5%	91.0%	91.0%
Average Daily Rate	$333.29	$348.77	$349.83	$349.83
REVPAR	$307.86	$319.12	$318.31	$318.31

Rooms Revenue	$7,865,967	$8,176,671	$8,133,157	$8,133,157	$116,188
Food & Beverage Revenue	$1,177,724	$1,253,547	$1,303,717	$1,303,717	$18,625
Other Income	$764,210	$815,384	$837,938	$837,938	$11,971
Total Revenue	$9,807,901	$10,245,602	$10,274,812	$10,274,812	$146,783
Total Expenses	$5,017,201	$4,995,890	$4,993,057	$5,425,283	$77,504
Net Operating Income	$4,790,700	$5,249,712	$5,281,755	$4,849,529	$69,279
FF&E	$0	$0	$0	$410,992	$5,871
Net Cash Flow	$4,790,700	$5,249,712	$5,281,755	$4,438,537	$63,408
NOI DSCR	1.65x	1.80x	1.81x	1.67x
NCF DSCR	1.65x	1.80x	1.81x	1.52x
NOI Debt Yield	10.7%	11.7%	11.8%	10.8%
NCF Debt Yield	10.7%	11.7%	11.8%	9.9%

Escrows and Reserves. The Hotel Oceana Santa Monica Borrower deposited $53,520 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Hotel Oceana Santa Monica Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Hotel Oceana Santa Monica Borrower maintains insurance under a satisfactory blanket insurance policy). The Hotel Oceana Santa Monica Borrower is required to make monthly deposits for FF&E reserves equal to the greater of 1/12th of 4.00% of the operating income for the preceding calendar year or the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement, if any, for FF&E reserves.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Hotel Oceana Santa Monica Mortgage Loan (i.e. Hotel Oceana Santa Monica Borrower has delivered at loan origination all documentation required for lender to put in place a hard lockbox upon the occurrence and during the continuance of a Cash Sweep Period). The Hotel Oceana Santa Monica Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, there is no cash management. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Hotel Oceana Santa Monica Mortgage Loan, to fund required deposits to the reserves as described above under “Escrows and Reserves”, to disburse so long as no event of default has occurred to Hotel Oceana Santa Monica Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and set forth in the annual budget or otherwise incurred by Hotel Oceana Santa Monica Borrower in connection with the operation and maintenance of the Hotel Oceana Santa Monica Property and approved by lender, and to remit the remainder to a reserve to be held by the lender as additional security for the Hotel Oceana Santa Monica Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default and continue until no event of default has occurred and is continuing, or

(ii)
commence upon the debt service coverage ratio as of the last day of any calendar month falling below 1.25x for six consecutive calendar months and continue until the debt service coverage ratio shall be equal to or greater than 1.35x for the immediately preceding six consecutive calendar months, or

(iii)
commence, in the event a franchise agreement is put into place, upon the franchisor providing notice that an uncured default by Hotel Oceana Santa Monica Borrower exists under the franchise agreement or the Hotel Oceana Santa Monica Property is not being operated and maintained in accordance with the franchisor’s standards resulting in Hotel Oceana Santa Monica Borrower no longer being in good standing with the franchisor and such default and/or operation not in good standing is not cured within thirty days of such notice, and continue until such default and/or operation not in good standing has been remedied to the satisfaction of lender and franchisor as evidenced by written confirmation reasonably satisfactory to lender from franchisor and there has been no default by Hotel Oceana Santa Monica Borrower under the franchise agreement for sixty days, or

(iv)
commence, in the event a franchise agreement is put into place, upon the franchise agreement expiring (without renewal or replacement) or being terminated and continue until Hotel Oceana Santa Monica Borrower enters into a replacement franchise agreement acceptable to lender in is sole discretion with a franchisor acceptable to lender in its sole discretion, such replacement franchisor has provided lender with a comfort letter acceptable to lender in its sole discretion and the Hotel Oceana Santa Monica Property has been operating under the replacement franchise agreement for sixty days with no default by Hotel Oceana Santa Monica Borrower or such replacement franchisor as evidenced by an estoppel certificate from the replacement franchisor reasonably satisfactory to lender, or

(v)
commence upon the occurrence of a casualty resulting in (x) fifty percent or more of the fair market value of the Hotel Oceana Santa Monica Property (as reasonably determined by lender) being damaged, destroyed or rendered unusable due to such casualty and/or (y) fifty percent or more of the replacement cost of the Hotel Oceana Santa Monica Property (as determined by the City of Santa Monica pursuant to the restoration provisions of its municipal code) being damaged, destroyed or rendered unusable due to such casualty (thereby triggering the requirement that

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Hotel Oceana Santa Monica

the restored improvements conform to the then current zoning code) and continue until the restoration of the Hotel Oceana Santa Monica Property is completed pursuant to and in accordance with the major casualty provisions of the loan agreement for the Hotel Oceana Santa Monica Mortgage Loan.

Property Management. The Hotel Oceana Santa Monica Property is managed by JKR Hotel Group, Inc., an affiliate of the Hotel Oceana Santa Monica Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Hotel Oceana Santa Monica Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hotel Oceana Santa Monica Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

Mortgage Loan No. 10 – Boston Hospitality Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

Mortgage Loan No. 10 – Boston Hospitality Portfolio

Sudbury
Great Meadows Natl. Wildlife Refuge
Callahan State Park
Garden in the Woods Park
Edmands Rd.
Potter Rd.
126
Boston 16 miles
Commonwealth Ave.
Wayland
Massachusetts Turnpike
Norumbega Reservoir
FRAMINGHAM
Water St.
Elm St.
Old Connecticut Path
Dudley Pond
Cochituate Rd.
27
Rice Rd.
South Ave.
Weston
Nonesuch Pond
Wellesley St.
MIDDLESEX COUNTY
Edgell Rd.
Winch Park
Lake Cochituate
Commonwealth Rd.
30
90
Oak St.
Callahan State Park
NORFOLK COUNTY
Massachusetts Turnpike
Central St.
Summer St.
126
Cochituate State Park
N. Main St.
Wellesley
9
Pleasant St.
90
Trolley Square
Prospect St.
Beacon St.
Framingham Mall
Shoppers World
Natick Mall
Worcester St.
Worcester St.
Fort Reservoir
9
Framingham State College
9
Sherwood Plaza
Speen St.
Henry L. Hunnewell Town Forest
Morses Pond
WELLESLEY SQUARE
135
Union Ave.
Mass. Bay Comm. Coll.
Concord St.
Hartford St.
NATICK
Bacon St.
Wellesley College
Framingham Country Club
Franklin St.
Learned Pond
Mill St.
Lake Cochituate
27
B&A WORCESTER
Lake Waban
Washington St.
Framingham Reservoir
Dudley Rd.
Farm Pond
126
Bishop St.
WEST NATICK
W. Central St.
MBTA
NATICK
Fisk Pond
Pond St.
135
Leonard Morse Hospital
Union St.
16
Elm Bank Reservation
FRAMINGHAM
Dug Pond
27
B&A WORCESTER
Ashland
Loring Dr.
Kendall Ave.
Memorial Field
Dover Rd.
Regis Coll. Framingham Campus
Hollis St.
Sassamon Trace Golf Course
Cottage St.
Eliot St.
Waushakum Pond
MBTA
Sherborn
Main St.
Hunnewell Reservation
Dover
Everett St.

Boston

## Boston Hospitality Portfolio

| | | |
|---|---|---|
| 1 | Crowne Plaza | Natick, MA |
| 2 | Hampton Inn | Natick, MA |
| 3 | Holiday Inn | Somerville, MA |

Somerville Hospital
Assembly Square Mall
Everett
Chelsea
Highland Ave
School St
Pearl St
McGrath Hwy
Broadway
99
Mystic River
PORTER
Lowell St
Summer St
SULLIVAN SQUARE
1
2A
Oxford St
RED LINE
Somerville
Somerville Ave.
Washington St
93
Medford St
Bunker Hill St
Leslie College
Lincoln Park Community School
28
ORANGE LINE
Main St
Charlestown
East Boston
Harvard University
Kirkland St
Beacon St
Monsignor O'Brien Hwy
Bunker Hill Community College
Bunker Hill Monument
Boston Naval Shipyards Natl. Historic Site
Boston Logan Intl. Airport
Youville Hospital
Cambridge Health Alliance
Prospect St
Twin City Plaza
Harvard Yard
HARVARD
Broadway
Cambridge St
COMMUNITY COLLEGE
99
1
LECHMERE
GREEN LINE
1A
US Coast Guard Station
JFK School of Government
CAMBRIDGE
Portland St
Cambridgeside Galleria
1
Sumner Tunnel
Callahan Tunnel
NORTH STATION
Binney St
Land Blvd
3
TD Garden
North End
BLUE LINE
Western Ave
CENTRAL
Massachusetts General Hospital
Gov't Center
Faneuil Hall Marketplace
River St
RED LINE
KENDALL/MIT
Longfellow Bridge
Prospect St
Brookline St
Albany St
Massachusetts Institute of Technology
3
Beacon Hill
Mass. Capitol Building
New England Aquarium
Boston Harbor
2
Downtown
Charles River
Fisher College
BOSTON
3
Charles River Reservation
Vassar St
Memorial Drive
Massachusetts Ave
BOSTON COMMON
90
Storrow Mem. Drive
1
Commonwealth Ave
93
Boston Univ. Field
BU Bridge
Boston University
Back Bay
Tufts Medical School
Chinatown
South Boston
Seaport World Trade Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

Mortgage Loan No. 10 – Boston Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		CIBC		Single Asset/Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)		NR/NR/NR		Property Address(3):	Various

Original Balance:		$44,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$43,839,352		Detailed Property Type(3):	Various
% of Initial Pool Balance:		3.0%		Number of Rooms:	623 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Room:	$70,368
Borrower Name(s):		DDH Hotel Natick/Worcester, LLC, DDH Hotel Somerville, LLC, and DDH Hotel Natick/Speen, LLC		Balloon/ARD Balance Per Room:	$51,503
				Year Built/Year Renovated(3):	Various
				Title Vesting:	Fee
Sponsor(s):		Henry Duques		Property Manager:	Distinctive Hospitality Management, LLC
Mortgage Rate:		4.230%
Note Date:		5/1/2013
First Payment Date:		6/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$26,490,920
Maturity Date:		5/1/2023		UW Expenses:	$20,697,924
IO Period:		None		UW NOI:	$5,792,996
Original Term to Maturity or ARD:		120 months		UW NCF:	$4,733,359
Seasoning:		2 months		UW NOI DSCR:	2.03x
Original Amortization Term:		300 months		UW NCF DSCR:	1.66x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	13.2%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.8%
Prepayment Provisions:		LO (26); DEF (91); O (3)		UW NCF Debt Yield at Maturity:	14.8%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$5,855,084 (1/31/2013 TTM)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	$5,806,940 (12/31/2012)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	$4,900,239 (12/31/2011)
Mezzanine Debt:		None		Appraised Value:	$77,300,000
Reserves(1)				Appraisal As-of Date:	1/22/2013 - 1/23/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	56.7%
RE Tax:	$63,918	$63,918	NAP	LTV Ratio at Maturity/ARD:	41.5%
Insurance:	$48,358	$24,179	NAP	Occupancy Rate (As of):	67.4% (3/31/2013)
FF&E:	$0	4%	NAP	2nd Most Recent Occupancy (As of):	68.5% (1/31/2013)
Deferred Maintenance:	$121,275	$0	NAP	3rd Most Recent Occupancy (As of):	69.1% (12/31/2012)
Other(2):	$3,000,000	$0	NAP	4th Most Recent Occupancy (As of):	65.1% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	At closing lender collected $3,000,000 for the “Achievement Reserve” as described in “—Escrows and Reserves” below.

(3)	See the Property Summary table below for further information.

The Boston Hospitality Portfolio Mortgage Loan

The Mortgage Loan. The tenth largest mortgage loan (the “Boston Hospitality Portfolio Mortgage Loan”), is evidenced by a note in the original principal amount of $44,000,000 and is secured by a first priority fee mortgage encumbering a hospitality portfolio, located in the Boston, Massachusetts area (collectively the “Boston Hospitality Portfolio Property”). The proceeds of the Boston Hospitality Portfolio Mortgage Loan were used to refinance existing debt of approximately $30,800,000.

The Boston Hospitality Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Boston Hospitality Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of May 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C10 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Boston Hospitality Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

The Borrower and the Sponsor. The borrowers are DDH Hotel Natick/Worcester LLC, DDH Hotel Somerville, LLC, and DDH Hotel Natick/Speen, LLC, each a single-purpose Delaware limited liability company and each with one independent director (individually and collectively the “Boston Hospitality Portfolio Borrower”). The Boston Hospitality Portfolio Borrower is indirectly owned, in part, by Henry Duques.

The sponsor and non-recourse guarantor of the Boston Hospitality Portfolio Mortgage Loan is Henry Duques. Henry Duques is a retired Chairman and CEO of First Data Corporation, an electronic commerce and payment services company. Early in his career, Duques served as group president for Automatic Data Processing. He later moved to American Express Corporation, where he expanded its Information Services Group, which became First Data Corporation (FDC). In 1992-1993, American Express divested FDC in a $3 billion spin off with Duques as its CEO. Under his leadership, FDC’s value grew to over $30 billion before spinning off its Western Union division and then selling the rest to KKR in September 2007 in a $29 billion private equity deal. Four of the five principals (Lou Carrier, David Shamoian, David Hart and Mark Carrier) have over 25 years of experience operating hotels for brands such as Marriott, Stouffer, Loews, and Hard Rock.

The Mortgaged Property. The Boston Hospitality Portfolio Property consists of 623 rooms in three full-service and limited-service hotels all located in the Boston, Massachusetts area. The Boston Hospitality Portfolio Borrower acquired the portfolio in 2010 for a cost of $37.95 million ($60,915/key) and subsequently invested an additional $13.45 million ($21,589/key) on renovations and upgrades for a total cost basis of $51.40 million ($82,504/key). The Boston Hospitality Portfolio Property has a trailing 12-month occupancy of 67.4% as of March 31, 2013.

The Crowne Plaza Property is a 251-room full service hotel located 15 miles west of downtown Boston in Natick, Massachusetts. The Crowne Plaza Property carries an Intercontinental Hotels Group flag under a franchise agreement, which runs through April 27, 2020. The franchise agreement has one 15 year renewal option which can be exercised subject to the following terms: (i) at any time between April 28, 2018 and April 28, 2019,  DDH Hotel Natick/Worcester LLC may request a new PIP within 120 days’ notice, (ii) within 60 days of receipt of the PIP, DDH Hotel Natick/Worcester LLC shall tell the franchisor whether they want to move forward with the PIP work, (iii) if DDH Hotel Natick/Worcester LLC agrees to do the work, the franchisor will extend the agreement. The Crowne Plaza Property benefits from its close proximity to the Natick Collection, which is the twelfth largest mall in the country, the fourth largest on the East coast, and the largest in New England. There is a large presence of major national and international corporate headquarters in the Golden Triangle area, such as Bose, Staples, Cognex, Natick Labs, and TJX.

The Hampton Inn Property is a 188-room limited service hotel located 15 miles west of downtown Boston in Natick, Massachusetts. The Hampton Inn Property carries a Hilton flag under a franchise agreement, which runs through April 30, 2023. The Hampton Inn Property benefits from the same attractions as the Crowne Plaza Property, including the Natick Collection which is directly across the street.

The Holiday Inn Property is a 184-room full service hotel located five miles from the Logan International Airport and 1/2 mile from exit 28 on I-93 (connects to I-95 to the south and I-91 to the north) and in Somerville, Massachusetts. The Holiday Inn Property carries an Intercontinental Hotels Group flag under a franchise agreement, which runs through April 27, 2020. The franchise agreement has one 15 year renewal option which can be exercised subject to the following terms: (i) at any time between April 28, 2018 and April 28, 2019, DDH Hotel Somerville, LLC may request a new PIP within 120 days’ notice, (ii) within 60 days of receipt of the PIP, DDH Hotel Somerville, LLC shall tell the franchisor whether they want to move forward with the PIP work, (iii) if DDH Hotel Somerville, LLC agrees to do the work, the franchisor will extend the agreement. Leisure demand in this market is generated from the colleges and universities in the immediate area. Families visiting students, recruiting trips, and guest sports teams fall into this category. The Holiday Inn Property benefits from its close proximity (about two miles) from Harvard, Tufts, MIT, and Logan Airport (about five miles).

More specific information about the Boston Hospitality Portfolio Property is set forth in the table below:

Property Summary
Property	Property Sub-Type	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Occupied	No. of Rooms
Crowne Plaza	Full Service	Natick, MA	Fee	$18,130,000	41%	$32,100,000	1985 /2012	66.6%	251
Hampton Inn	Limited Service	Natick, MA	Fee	$18,007,000	41%	$25,000,000	1994/2012	68.3%	188
Holiday Inn	Full Service	Somerville, MA	Fee	$7,863,000	18%	$20,200,000	1974/2013	67.5%	184
Total				$44,000,000	100%	$77,300,000		67.4%	623

Competing properties relative to each property in the Boston Hospitality Portfolio Property are shown in the table below:

Competitive Property Summary
	Competitive Set			Boston Hospitality Portfolio			Penetration Factor
Hotel Name	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Crowne Plaza	71.0%	$124.88	$88.63	66.6%	$131.32	$87.52	93.9%	105.2%	98.7%
Hampton Inn	70.4%	$113.68	$79.99	68.3%	$129.80	$88.63	97.1%	114.2%	110.8%
Holiday Inn	79.3%	$137.00	$108.71	67.5%	$132.84	$89.67	85.1%	97.0%	82.5%

Source: Industry Report

The Market. The properties within the Boston Hospitality Portfolio Property are located in the area surrounding Boston, Massachusetts.

The Crowne Plaza Property and the Hampton Inn Property are located in the Natick, MA hotel market. Boston is home to numerous historical venues pertaining to the Revolutionary War, as well as many waterfront attractions tied to the city’s coastal location. These attributes draw the majority of tourist traffic to the area. Tourist attractions include: The Golden Triangle, Boston’s 16 historical landmarks, professional sports teams as well as the Boston Museum of Science. The greater market surrounding the subject property offers 53 hotels and motels, spanning 6,693 rooms.

According to the appraiser, the primary competitive set for the Crowne Plaza Property and the Hampton Inn Property consists of four hotels totaling 990 rooms. The 2012 estimated occupancy and ADR for the primary competitive set were 70% and $123, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

The current four-hotel primary competitive set, including the Crowne Plaza Property and the Hampton Inn Property, is detailed in the following chart:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012 Occupancy	2012 ADR	2012 RevPAR
Hampton Inn Boston Natick	188	50%	11%	39%	68%	$128	$87
Courtyard by Marriott Boston Natick	181	50%	10%	40%	75%	$131	$98
Crowne Plaza Boston Natick	251	23%	22%	55%	69%	$128	$89
Sheraton Framingham Hotel & Conference Center	370	30%	30%	40%	70%	$113	$79
Total/Wtd. Avg.	990	36%	21%	44%	70%	$123	$87

Source: Appraisal

The Holiday Inn Property is located in the city of Somerville, MA. Somerville is located approximately four miles northwest of the Boston CBD and five miles west of Logan International airport. The Holiday Inn Property also benefits from being located just off of Interstate 93 which is a major thoroughfare that runs north to Interstate 95 and south into downtown Boston. According to the appraisal, the area is considered to be in the growth stage of its life cycle, with development plans underway for the southernmost tip of the Inner Belt, referred to as the North Point area. Within the immediate proximity of the property, land use is primarily light commercial/retail, residential, and industrial in nature. The greater market surrounding the subject property offers 61 hotels and motels, spanning 7,962 rooms.

According to the appraiser, the primary competitive set for the Holiday Inn Property consists of four hotels totaling 613 rooms. The 2012 estimated occupancy and ADR for the primary competitive set were 75% and $156, respectively.

The current four-hotel primary competitive set, including the Holiday Inn Property, is detailed in the following chart:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012 Occupancy	2012 ADR	2012 RevPAR
Holiday Inn Boston Somerville	184	20%	15%	65%	70%	$130	$91
Courtyard by Marriott Cambridge	203	50%	10%	40%	80%	$162	$130
Hampton Inn Cambridge	114	55%	10%	35%	76%	$177	$135
Holiday Inn Express & Suites Cambridge	112	55%	10%	35%	75%	$161	$121
Total/Wtd. Avg.	613	43%	11%	45%	75%	$156	$117

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Boston Hospitality Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Boston Hospitality Portfolio Property:

Cash Flow Analysis
	2011	2012	TTM 1/31/2013	UW	UW per Room
Occupancy	65.1%	69.1%	68.5%	68.5%
Average Daily Rate	$127.93	$128.81	$129.50	$129.50
REVPAR	$83.24	$88.99	$88.74	$88.74

Total Revenue	$24,654,179	$26,245,743	$26,253,933	$26,490,920	$45,522
Total Departmental Expenses	$9,017,989	$9,822,053	$9,805,877	$9,805,878	$15,740
Gross Operating Profit	$15,636,190	$16,423,690	$16,448,056	$16,685,042	$26,782

Total Undistributed Expenses	$9,735,748	$9,613,244	$9,600,648	$9,834,886	$15,786
Profit before Fixed Charges	$5,900,442	$6,810,446	$6,847,408	$6,850,156	$10,995

Total Fixed Charges	$1,000,203	$1,003,506	$992,324	$1,057,160	$1,697
Net Operating Income	$4,900,239	$5,806,940	$5,855,084	$5,792,996	$9,299

Replacement Reserves(1)	$986,167	$1,049,830	$1,050,157	$1,059,637	$1,701
Net Cash Flow	$3,914,072	$4,757,110	$4,804,927	$4,733,359	$7,598

NOI DSCR	1.72x	2.03x	2.05x	2.03x
NCF DSCR	1.37x	1.67x	1.68x	1.66x
NOI Debt Yield	11.2%	13.2%	13.4%	13.2%
NCF Debt Yield	8.9%	10.9%	11.0%	10.8%

(1)	FF&E Reserve underwritten to 4% of EGI

Escrows and Reserves. The Boston Hospitality Portfolio Borrower deposited $63,918 in escrow for real estate taxes at loan origination and is required to escrow $63,918 monthly (subject to increase if taxes increase). In addition, the Boston Hospitality Portfolio Borrower deposited $48,358 in escrow for insurance premiums at loan origination and is required to escrow $24,179 monthly (subject to increase if insurance premiums increase). The Boston Hospitality Portfolio Borrower deposited $121,275 in escrow for deferred maintenance at loan origination. The Boston Hospitality Portfolio Borrower is required to deposit monthly for an FF&E Reserve (as defined in the related loan documents) in an amount equal to 4% of gross revenue . This reserve will increase to 6% of gross revenue, adjusted on an annual basis, for years 6 and 7 of the loan, and then return to the original 4% of gross revenue, adjusted on an annual basis, for years 8 through 10. At closing, lender held back $3,000,000 in a reserve (the “Achievement Reserve”), and, so long as no Event of Default exists, these funds shall be disbursed in a single lump sum upon 30 days advance written request, subject to a trailing 12-month DSCR greater than 1.25x and a Debt Yield of at least 11.5% on the full $44,000,000 loan amount (each computed as set forth in the Boston Hospitality Portfolio Mortgage Loan documents).

Lockbox and Cash Management. The Boston Hospitality Portfolio Loan is structured with a hard lockbox and has springing cash management. Cash management shall commence upon the occurrence of an event of default.

Property Management. The Boston Hospitality Portfolio is managed by Distinctive Hospitality Management, LLC, an affiliate of the Boston Hospitality Portfolio Mortgage Loan sponsor.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels. Not permitted.

Terrorism Insurance. The Boston Hospitality Portfolio Borrower is required pursuant to the Boston Hospitality Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Boston Hospitality Portfolio Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Summerhill Square

Mortgage Loan No. 11 – Summerhill Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	609 State Route 18 East Brunswick, NJ 08816
Original Balance:	$34,000,000			General Property Type:	Retail
Cut-off Date Balance:	$33,953,911			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Net Rentable Area:	125,862 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$270
Borrower Name(s):	Summerhill Square, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$218
Sponsor:	Robert M. Pagano			Year Built/Year Renovated:	2008-2012 / NAP
Mortgage Rate:	4.340%			Title Vesting:	Fee
Note Date:	5/31/2013			Property Manager:	Pagano Real Estate, Inc.
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$3,907,850
IO Period:	NAP			UW Expenses:	$982,266
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,925,584
Seasoning:	1 month			UW NCF:	$2,846,757
Original Amortization Term:	360 months			UW NOI DSCR:	1.44x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.40x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.4%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,961,931 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,833,873 (12/31/2012)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$48,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/26/2013
RE Tax:	$112,729	$56,364	NAP	Cut-off Date LTV Ratio:	70.7%
Insurance:	$6,082	$3,041	NAP	LTV Ratio at Maturity/ARD:	57.1%
Recurring Replacements:	$0	$1,573	NAP	Occupancy Rate (As of)(3):	100% (3/1/2013)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy (As of)(4):	100% (12/31/2012)
Deferred Maintenance:	$10,938	$0	NAP	3rd Most Recent Occupancy (As of)(5):	NAP
Other(1):	$500,000	$0	NAP
Other(2):	$0	Springing	NAP

(1)
CIBC held back a $500,000 Big M Reaffirmation Reserve at closing (over two years of base rent for this tenant) until a final, unappealable and unconditional re-affirmation of the lease and a clean estoppel from Big M at $22/sf is received.

(2)
Nine months prior to the stated expiration (including the stated expiration of any renewal term) of the Toys R Us lease (and if such renewal has not been so exercised) or upon the date required under the Toys R Us lease by which Toys R Us is required to give notice of its exercise of a renewal option (and if such renewal has not been exercised), a cash flow sweep will commence and all Available Cash (as defined in the related loan documents) will be deposited in the Lease Sweep Leasing Reserve for payment of the costs in connection with re-leasing the Toys R Us space.

(3)	As of March 1, 2013, one in-line tenant totaling 1,350 SF had not taken occupancy of its space.

(4)	As of December 31, 2012, two in-line tenants totaling 4,500 SF had not taken occupancy of its space.

(5)	Occupancies before 2012 are not applicable, as the property was still being built.

The Summerhill Square mortgage loan is secured by a fee interest in an anchored retail center in East Brunswick, New Jersey. The property is anchored by a Toys R Us/Babies R Us combination store which comprises 64,757 SF of the space at the property. The subject property is 100% leased to national tenants such as Pier 1, ULTA, David’s Bridal, and Chipotle. The Toys R Us/Babies R Us lease runs through 2023, and the in-line leases run through 2021 to 2025.

The Summerhill Square property is situated within a heavily traveled area along State Highway 18. The area is populated with numerous retail developments, which include single-tenant facilities, as well as neighborhood and community centers. Located west of State Route 18, land uses are largely residential. Some examples of the single-tenanted retail facilities within the immediate neighborhood include Dunkin’ Donuts, Ethan Allen, STS Tire & Auto Center, Leslie’s Pools, Perkins Restaurant & Bakery and Kentucky Fried Chicken. In addition, Brunswick Square Mall, a 768,713 SF regional mall is located approximately 1.0 mile south of the Summerhill Square property and contains such tenants as JC Penney and Macy’s.

The development was completed in two phases at a cost of $46.5 million between 2008 (Toys R Us/Babies R Us building) and 2012 (in-line space). Pagano Real Estate, Inc., owned by Robert M. Pagano, the sponsor, is a real estate company encompassing all aspects of development, acquisitions, management and leasing. Pagano Real Estate, Inc. has developed and/or is managing more than 1 million SF in projects located throughout New Jersey, consisting of 13 retail centers and one office complex.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Canton Marketplace

Mortgage Loan No. 12 – Canton Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/BBB-/NR			Property Address:	1810 Cumming Highway Canton, GA 30114
Original Balance:	$32,000,000			General Property Type:	Retail
Cut-off Date Balance:	$32,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Net Rentable Area:	352,285 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$90.84
Borrower Name:	Cole MT Canton Marketplace, LLC			Balloon/ARD Balance Per Unit/SF:	$90.84
Sponsor:	Cole Operating Partnership IV, LP			Year Built/Year Renovated:	2008 / NAP
Mortgage Rate:	3.350%			Title Vesting:	Fee
Note Date:	4/30/2013			Property Manager:	CREI Advisors, LLC
First Payment Date:	6/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	5/1/2023			UW Revenues:	$6,662,834
IO Period:	120 months			UW Expenses:	$1,765,637
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,897,197
Seasoning:	2 months			UW NCF:	$4,480,727
Original Amortization Term:	0 months			UW NOI DSCR:	4.51x
Loan Amortization Type:	Interest only			UW NCF DSCR:	4.12x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	15.3%
Prepayment Provisions:	LO (24); YM1 (91); O (5)			UW NCF Debt Yield:	14.0%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	14.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,437,337 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$4,241,632 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$3,789,427 (12/31/2010)
Reserves				Appraised Value:	$61,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/14/2013
RE Tax:	$415,584	$69,264	NAP	Cut-off Date LTV Ratio:	52.3%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.3%
Recurring Replacements(2):	$0	Springing	NAP	Occupancy Rate:	90.5% (4/17/2013)
TI/LC(2):	$0	Springing	NAP	2nd Most Recent Occupancy:	90.5% (12/31/2012)
				3rd Most Recent Occupancy:	87.0% (12/31/2011)

(1)	Springing upon the Canton Marketplace borrower’s failure to maintain blanket policy.

(2)
The Canton Marketplace borrower is required to deposit monthly $4,404 related to a recurring replacements reserve and $29,357 related to a TI/LC reserve when the debt service coverage ratio falls below 1.70x.

The Canton Marketplace mortgage loan is secured by a 352,285 SF anchored shopping center in Canton, Georgia approximately 41 miles north of downtown Atlanta. Canton Marketplace is anchored by Dick’s Sporting Goods (50,750 SF), Best Buy (30,428 SF), TJ Maxx (28,000 SF), Bed, Bath & Beyond (23,391 SF), PetSmart (18,570 SF), Off Broadway Shoes (18,360 SF), OfficeMax (18,200 SF), Books-A-Million (15,500 SF), Superior Healthcare (12,000 SF) and Ulta (10,131). Approximately 26.5% of Canton Marketplace is comprised of investment grade tenants. Canton Marketplace is shadow anchored by Super Target, Kohl’s and Lowe’s. As of April 17, 2013, Canton Marketplace was 90.5% occupied by 37 tenants.

Canton Marketplace is located in the Cherokee County submarket within the northwestern area of the Atlanta metropolitan statistical area (“MSA”). Canton Marketplace is immediately east of Interstate 575 and within proximity of major thoroughfares such as Canton Highway, Cumming Highway/Georgia State Highway 20 (GA 20), and Hickory Flat Highway/Georgia State Highway 140 (GA 140). According to the Georgia Department of Transportation (GDOT), in 2011 (latest data), a total of 23,710 vehicles passed by Canton Marketplace along GA 20 daily. The estimated 2012 population within a one-, three- and five-mile radius of Canton Marketplace was 2,015, 21,042 and 51,281, respectively. The 2012 average household income within a one-, three- and five-mile radius of Canton Marketplace was $61,436, $52,542 and $61,565, respectively.

The Canton Marketplace sponsor is Cole Operating Partnership IV, LP, an affiliate of Cole Real Estate Investments (“Cole”). Founded in 1979 and headquartered in Phoenix, Arizona, Cole acquires and manages high-quality, income-producing retail, office and industrial real estate assets. Cole primarily targets net-leased single-tenant and multi-tenant retail properties under long-term leases with creditworthy tenants, as well as single-tenant office and industrial properties. As of April 2013, Cole-related entities own and manage more than 2,110 properties in 48 states with a combined acquisition cost of more than $13.4 billion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Byrd Hospitality Portfolio

Mortgage Loan No. 13 – Byrd Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio(3):	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address(3):	Various

Original Balance:	$32,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$31,958,242			Detailed Property Type(3):	Various
% of Initial Pool Balance:	2.2%			Number of Rooms:	478 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$66,858
Borrower Names:	1188 N. Dysart Road, LLC; 2020 North Litchfield Road, LLC, 1313 North Litchfield Road, LLC, 2000 North Litchfield Road, LLC, 2450 N. Town Center Road, LLC			Balloon/ARD Balance Per Room:	$54,344
				Year Built/Year Renovated(3):	Various
				Title Vesting:	Fee
				Property Manager:	Dora Hotel Company 2, LLC

Sponsor:	Byrd Enterprises of Arizona, Inc.
Mortgage Rate:	4.550%
Note Date:	5/14/2013
First Payment Date:	7/5/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information(3)
Maturity Date:	6/5/2023			UW Revenues:	$11,662,253
IO Period:	None			UW Expenses:	$7,461,010
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,201,243
Seasoning:	1 month			UW NCF:	$3,734,740
Original Amortization Term:	360 months			UW NOI DSCR:	2.15x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.91x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.1%
Prepayment Provisions:	LO (25); DEF (91);O (4)			UW NCF Debt Yield:	11.7%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	14.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,368,427 (2/28/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,019,177 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,008,625 (12/31/2011)
Reserves				Appraised Value:	$53,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax:	$52,674	$52,674	NAP	Cut-off Date LTV Ratio:	59.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	48.3%
FF&E(1):	$0	$38,874	NAP	Occupancy Rate:	58.7% (3/31/2013 TTM)
Other(2):	$1,000,000	$0	NAP	2nd Most Recent Occupancy:	57.2% (12/31/2012 TTM)
				3rd Most Recent Occupancy:	56.3% (12/31/2011 TTM)

(1)	The FF&E Reserve is based on 4% of gross hotel revenues.

(2)	The $1,000,000 PIP reserve is to fund or partially fund future PIP requirements, if any.

(3)	Individual property details are shown in the table below. All financial, appraisal and occupancy information above is shown on a combined basis.

The Byrd Hospitality Portfolio mortgage loan is secured by five hospitality properties in two states. Four of the properties are located in Goodyear, Arizona, which is approximately 18 miles west of the Phoenix CBD. The fifth property is located in Washington, Utah, which is north of St. George, Utah. The properties were all developed by the current sponsor and/or affiliates between 1997 and 2006. Major hotel demand drivers for the Goodyear, Arizona market include the Cancer Treatment Center of America at Western Regional Medical Center, sports stadiums and entertainment venues, corporate offices, such as Coca-Cola Bottling Company, Green Bros Aviation, Conair, and golf courses and leisure attractions. The properties are all located near I-10 approximately three miles from the Sky Harbor International Airport. For 2012, the Goodyear competitive hotel market had 1,366 hotel rooms with an average occupancy of 56.3%, an ADR of $99.72 and an average RevPAR of $56.10. Major hotel demand drivers for St. George, Utah are generally recreational in nature, including 13 golf courses other recreational activities, including national and state parks. There are also various distribution centers in the market, including Wal-Mart. For 2012, the St. George competitive hotel market had 745 hotel rooms with an average occupancy of 72.7%, an ADR of $89.98 and an average RevPAR of $65.38.

The loan sponsor is Byrd Enterprises of Arizona, Inc., which was founded in 1996 to develop select service hotels in the southwest of the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Byrd Hospitality Portfolio

Property Summary

Property/Location	Allocated Loan Amount	% of Allocated Loan Amount	No. of Rooms	Year Built/ Renovated	Appraised Value	TTM 3/31/2013 Occ.	TTM 3/31/2013 ADR	TTM 3/31/2013 RevPAR
Hampton Inn & Suites - Goodyear, AZ	$8,089,000	25.3%	110	2000/NAP	$13,600,000	56.3%	$119.54	$67.18
Residence Inn - Goodyear, AZ	$6,126,000	19.1%	78	2004/NAP	$10,300,000	59.4%	$110.54	$65.47
Holiday Inn Hotel - Goodyear, AZ	$6,067,000	19.0%	100	2002/2007	$10,200,000	55.3%	$112.24	$61.95
Holiday Inn Express - Goodyear, AZ	$6,067,000	19.0%	90	1997/2007	$10,200,000	55.9%	$116.00	$64.80
Holiday Inn Express - St. George, UT	$5,651,000	17.7%	100	2006/NAP	$9,500,000	66.6%	$91.83	$61.19
Total/Wtd. Avg.	$32,000,000	100.0%	478		$53,800,000	58.7%	$109.39	$64.10

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Burnham Center

Mortgage Loan No. 14 – Burnham Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	111 W. Washington Street Chicago, IL 60602

Original Balance(1):	$31,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$31,347,354			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.1%			Net Rentable Area:	581,517 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF(1):	$80
Borrower Name(s):	Burnham Center - 111 West Washington, LLC			Balloon/ARD Balance Per Unit/SF(1):	$66
				Year Built/Year Renovated:	1913 / 2010-2012
Sponsor:	The Shidler Group			Title Vesting:	Leasehold
Mortgage Rate:	4.700%			Property Manager:	Sterling West Washington. LLC
Note Date:	2/28/2013
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$12,882,017
IO Period:	None			UW Expenses:	$7,725,345
Original Term to Maturity or ARD:	120 months			UW NOI:	$5,156,672
Seasoning:	4 months			UW NCF:	$3,591,714
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.76x
Loan Amortization Type:	Amortizing			UW NCF DSCR(1):	1.23x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions:	LO (28);DEF (86);O (6)			UW NCF Debt Yield(1):	7.7%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity(1):	9.4%
Pari Passu Mortgage Debt(1):	$15,424,888			Most Recent NOI (As of):	$6,743,193 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$7,962,927 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,414,582 (12/31/2010)
Reserves(2)				Appraised Value:	$70,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/12/2012
RE Tax:	$77,357	$11,051	NAP	Cut-off Date LTV Ratio(1):	66.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	54.8%
Recurring Replacements:	$0	$9,664	$579,848	Occupancy Rate:	77.5% (6/1/2013)
TI/LC:	$0	$86,977	$5,218,632	2nd Most Recent Occupancy:	79.3% (11/12/2012)
Deferred Maintenance:	$271,250	$0	NAP	3rd Most Recent Occupancy:	NAV
Other(3):	$673,915	$0	NAP

(1)
The Burnham Center Mortgage Loan is part of the Burnham Center Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $47,000,000. The Cut-off Date Balance Per Unit, LTV, DSCR, Balloon/ARD Balance Per Unit, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $46,772,242 Burnham Center Loan Pair cut-off date balance.

(2)	The reserves are applicable to the entire Burnham Center Loan Pair.

(3)	The borrower deposited $673,915 at closing into a Rent Abatement Funds reserve.

The Burnham Center mortgage loan is secured by a 581,517 SF 22-story office building, with ground floor retail, located in Chicago’s Central Loop CBD office submarket, approximately seven blocks northeast of Union Station and one block south of the Daley Center, City Hall, the State of Illinois Courthouse and the Thompson Center. The State Street retail district is located two blocks east of the property. As of September 31, 2012, the Central Loop submarket had an overall vacancy rate of 14.4% and an average asking rent of $30.79 PSF on a gross basis. The building is a Chicago landmark built in 1913 and most recently renovated between 2010 and 2012. Floor plates range from 30,255 SF to 37,480 SF. The largest tenant at the property, at 102,009 SF, is Tribeca Flashpoint Media Arts Academy, which offers two-year degree programs in digital arts and entertainment technologies. The second and third largest tenants are the County of Cook (64,720 SF) and Grubhub, Inc. (59,469 SF), respectively.

Affiliates of the loan sponsor, The Shidler Group, purchased both the leasehold and fee interest in the Burnham Center property in February 2013 for a total purchase price of approximately $94,630,000. The sponsor allocated $72,630,000 of the total purchase price to the leasehold interest and $22,000,000 to the fee interest. The fee interest, owned by Terra Funding – Burnham Center, LLC, was transferred to two charitable trusts benefiting the University of Hawaii Foundation and The Shidler College of Business at the University of Hawaii and the Hamlin Family Foundation. The ground lease began in 2013 and has a 99-year term. Ground rent is $1,800,000 for the first year and increases by 3% each subsequent year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	The Mall at Tuttle Crossing

Mortgage Loan No. 15 – The Mall at Tuttle Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/BBB-/NR			Property Address:	5043 Tuttle Crossing Boulevard Dublin, OH 43016

Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	2.0%			Net Rentable Area:	385,057 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$325
Borrower Name:	Mall at Tuttle Crossing, LLC			Balloon/ARD Balance Per Unit/SF(1):	$278
Sponsor:	Simon Property Group, L.P.			Year Built/Year Renovated:	1997 / NAP
Mortgage Rate:	3.564%			Title Vesting:	Fee
Note Date:	4/30/2013			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	6/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	5/1/2023			UW Revenues:	$23,570,293
IO Period:	36 months			UW Expenses:	$6,971,755
Original Term to Maturity or ARD:	120 months			UW NOI:	$16,598,538
Seasoning:	2 months			UW NCF:	$15,855,851
Original Amortization Term:	360 months			UW NOI DSCR(1):	2.44x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	2.34x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	13.3%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield(1):	12.7%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity(1):	14.8%
Pari Passu Mortgage Debt(1):	$95,000,000			Most Recent NOI (As of):	$17,782,813 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$17,922,943 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$18,221,729 (12/31/2010)
Reserves(2)				Appraised Value:	$240,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/18/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	52.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	44.7%
Recurring Replacements:	$0	Springing	$323,448	Occupancy Rate:	94.9% (4/9/2013)
TI/LC:	$0	Springing	$752,628	2nd Most Recent Occupancy:	96.1% (12/31/2012)
				3rd Most Recent Occupancy:	94.9% (12/31/2011)

(1)
The Mall at Tuttle Crossing Mortgage Loan is part of The Mall at Tuttle Crossing Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $125,000,000 The Mall at Tuttle Crossing Loan Pair balance.

(2)
The Mall at Tuttle Crossing borrower is required to escrow monthly for taxes, insurance (unless covered by a blanket policy), $13,447 for recurring replacements (subject to a cap) and $20,906 for TI/LC reserves (subject to a cap) when the debt service coverage ratio falls below 1.50x for two quarters on a trailing 12-month basis.

The Mall at Tuttle Crossing mortgage loan is a refinance loan evidenced by two pari passu notes (“The Mall at Tuttle Crossing Loan Pair”), in the aggregate original principal amount of $125,000,000, both of which are secured by the same first priority fee mortgage encumbering 385,057 SF of the approximately 1,129,185 SF regional mall known as The Mall at Tuttle Crossing. The Mall at Tuttle Crossing mortgage loan pari passu note A-1 with an original principal amount of $30,000,000 is being contributed to the issuing entity. The pari passu note A-2, which is not included in the issuing entity, evidences the related companion loan (“The Mall at Tuttle Crossing Companion Loan”), has an original principal amount of $95,000,000. The Mall at Tuttle Crossing Companion Loan has similar loan features and terms as The Mall at Tuttle Crossing mortgage loan and is expected to be contributed to a future trust.

The Mall at Tuttle Crossing property is located in Dublin, Franklin County, Ohio, approximately 11 miles north of Columbus, Ohio, at the intersection of Interstate-270 and Tuttle Crossing Boulevard. As of April 9, 2013, The Mall at Tuttle Crossing property was 94.9% occupied by approximately 107 tenants. Major tenants include The Finish Line, Victoria’s Secret, Shoe Dept. Encore, H&M and Pottery Barn. The Mall at Tuttle Crossing property also includes anchors JC Penney, Macy’s and Sears, which are not part of the collateral. The 2012 estimated population within a five-, 10- and 15-mile radius of The Mall at Tuttle Crossing property was 182,235, 652,923 and 1,076,424, respectively. The 2012 estimated average household income within a five-, 10- and, 15-mile radius of The Mall at Tuttle Crossing property was $88,446, $69,920 and $68,559, respectively.

The Mall at Tuttle Crossing mortgage loan sponsor is Simon Property Group, L.P., a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	The Mall at Tuttle Crossing

development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 326 retail real estate properties comprising approximately 241 million SF of gross leasable area in North America, Europe and Asia. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2012, Simon Property Group, Inc. reported revenue of approximately $4.9 billion and net income of approximately $1.7 billion. Simon Property Group, Inc. is currently rated “A-” by Fitch, “Baa1” by Moody’s and “A” by S&P.

The following table presents a summary regarding major tenants at The Mall at Tuttle Crossing:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF(2)	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(3)	Lease Expiration	2012 Sales PSF	Occupancy Cost as a % of Sales
Non-Collateral Anchors
JC Penney	B-/Caa1/CCC+	149,000
Sears	B/B2/CCC+	149,000
Macy’s	BBB/Baa3/BBB	223,568
Macy’s	BBB/Baa3/BBB	222,560
Subtotal		744,128

Major Tenants
The Finish Line	NR/NR/NR	20,600	5%	$535,600	4%	$26.00	6/30/2014	$306	14.9%
Victoria’s Secret	BB+/Ba1/BB+	11,987	3%	$491,467	3%	$41.00	1/31/2018	$654	10.1%
Shoe Dept. Encore	NR/NR/NR	13,613	4%	$200,000	1%	$14.69	5/31/2023	NAV	NAV
H&M	NR/NR/NR	11,882	3%	$230,000	2%	$19.36	1/31/2015	$223	9.7%
Pottery Barn	NR/NR/NR	10,000	3%	$159,000	1%	$15.90	1/31/2016	$265	9.4%
Subtotal/Wtd. Avg.		68,082	18%	$1,616,067	11%	$23.74

Other Tenants		273,565	71%	$12,713,806	89%	$46.47		$367	17.0%
Vacant Space		43,410	11%	$0	0%	$0.00
Collateral – Total/Wtd. Avg.		385,057	100%	$14,329,873	100%	$41.94
Whole Property – Total		1,129,185

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Southpark Meadows III

Mortgage Loan No. 16 – Southpark Meadows III

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	9900 S. Interstate 35 Austin, TX 78748

Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.0%			Net Rentable Area:	217,606 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$138
Borrower Name(s):	SP Meadows III, Ltd.			Balloon/ARD Balance Per Unit/SF:	$118
Sponsor:	Endeavor Real Estate Group			Year Built/Year Renovated:	2007/2012 / NAP
Mortgage Rate:	3.990%			Title Vesting:	Fee
Note Date:	5/22/2013			Property Manager:	Endeavor Real Estate Group, Ltd.
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$4,557,582
IO Period:	30 months			UW Expenses:	$1,615,023
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,942,559
Seasoning:	1 month			UW NCF:	$2,644,439
Original Amortization Term:	360 months			UW NOI DSCR:	1.71x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (25);YM1 (91);O (4)			UW NCF Debt Yield:	8.8%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,280,801 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,895,531 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$44,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/25/2013
RE Tax:	$519,295	$63,058	NAP	Cut-off Date LTV Ratio:	68.2%
Insurance:	$0	$5,914	NAP	LTV Ratio at Maturity/ARD:	58.3%
Recurring Replacements:	$0	$2,720	NAP	Occupancy Rate:	89.3% (5/1/2013)
TI/LC:	$0	$13,600	$600,000	2nd Most Recent Occupancy:	83.5% (12/31/2012)
Deferred Maintenance:	$6,250	$0	NAP	3rd Most Recent Occupancy:	86.7% (12/31/2011)
Other(1):	$120,855	$0	NAP
Other(1):	$542,812	$0	NAP
Other(1):	$71,006	$0	NAP

(1)
The property was constructed between 2007 and 2012, and certain tenants have outstanding free rent periods and TI allowances. Other reserves include a free rent reserve ($120,855), outstanding TI/LC reserve ($542,812) and occupancy reserve ($71,006).

The Southpark Meadows III mortgage loan is secured by a 217,606 SF retail property that is part of a larger retail power center known as Southpark Meadows, in south Austin, Texas. The property represents the third phase of construction within the Southpark Meadows center. The first two phases include tenants such as Wal-Mart Super Center, Super Target, JC Penney, Bed Bath & Beyond, Best Buy, and Sports Authority. Outparcel tenants within Phase III of the center include a Sam’s Club and Ashley Furniture Store. These stores are not part of the Southpark Meadows III mortgage loan collateral. The mortgaged property contains eight buildings, and the largest three tenants are a Cinemark theater (46,401 SF), Spec’s (25,326 SF) and Mr. Gatti’s (25,000 SF). Cinemark has been at the property since 2007 and has a current lease expiration date of May 31, 2022, with four five-year lease renewal options. Spec’s has been at the property since 2009 and has a current lease expiration date of February 28, 2029, with three five-year lease renewal options. Mr. Gatti’s has been at the property since 2007 and has a current lease expiration date of September 30, 2017, with four five-year lease renewal options. Cinemark reported 2012 sales of approximately $341,000 per screen. Spec’s and Mr. Gatti’s reported 2012 sales of $231 PSF and $113 PSF, respectively.

The Southpark Meadows III property is located within the Southpark Meadows master-planned development approximately 10 miles south of the Austin CBD. 2013 population and average household income estimates for a three-mile and five-mile radius are 69,203 and $61,732, and 177,124 and $61,518, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Oak Brook Office Center

Mortgage Loan No. 17 – Oak Brook Office Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	2707, 2803, 2805 & 2809 Butterfield Road, Oak Brook, IL 60523

Original Balance:	$24,000,000			General Property Type:	Office
Cut-off Date Balance:	$23,905,675			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.6%			Net Rentable Area:	312,212 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$77
Borrower Name(s):	Adventus US Realty #2 LP			Balloon/ARD Balance Per Unit/SF:	$62
Sponsor:	Adventus Holdings LP			Year Built/Year Renovated:	1977-1980 / 1998/2001
Mortgage Rate:	4.380%			Title Vesting:	Fee
Note Date:	3/7/2013			Property Manager:	Adventus Capital Partners LTD.
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$5,413,635
IO Period:	NAP			UW Expenses:	$2,743,005
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,670,630
Seasoning:	3 months			UW NCF:	$2,161,724
Original Amortization Term:	360 months			UW NOI DSCR:	1.86x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.50x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (27); DEF (90); O (3)			UW NCF Debt Yield:	9.0%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,603,486 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,084,883 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,619,691 (12/31/2010)
Reserves				Appraised Value:	$33,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/9/2013
RE Tax:	$228,955	$28,619	NAP	Cut-off Date LTV Ratio:	72.4%
Insurance:	$13,577	$6,788	NAP	LTV Ratio at Maturity/ARD:	58.7%
Recurring Replacements:	$0	$7,285	NAP	Occupancy Rate (As of):	89.3% (2/26/2013)
TI/LC:	$200,000	$35,124	NAP	2nd Most Recent Occupancy (As of):	89.1% (12/31/12)
				3rd Most Recent Occupancy (As of):	88.0% (12/31/11)

The Oak Brook Office Center mortgage loan is secured by a fee interest in a four-building suburban office park located in Oak Brook, Illinois. The Oak Brook Office Center property is a 312,212 SF office complex built between 1977 and 1980, and renovated in 1998 and 2001. As of February 26, 2013, the Oak Brook Office Center property was 89.3% leased. The largest tenant is Sanford (38% of the net rentable area), a division of Newell Rubbermaid (S&P rated BBB-). Sanford occupies 100% of the Oak Brook Office Center property’s only single tenant building (120,156 SF), and recently exercised an early extension of its lease for seven years through December 2021. The second largest tenant is Inland Real Estate Group of Companies (“Inland”) and its subsidiaries who have been tenants at the Oak Brook Office Center property for over 20 years, and currently occupy approximately 28% of the NRA. In 2012, Inland renewed leases for 58,817 SF (19% of the net rentable area) extending the lease expiration dates to 2020 and 2022.

The Oak Brook Office Center property is located along Butterfield Road, the submarket’s main retail and office corridor. Additionally the Oak Brook Office Center property is in close proximity to I-88, a major highway serving the greater Chicago area. The Oak Brook Office Center property maintains multiple points of entry along Butterfield Road, with curb cuts in the median providing access to the east and west. The Oak Brook Office Center property is located within close proximity to the residential communities of Oak Brook, Illinois.

The borrower, a subsidiary of the sponsor Adventus Holdings LP (“Adventus”), acquired the Oak Brook Office Center property for $32.97 million and has approximately $10.17 million of cash equity remaining in the property. Adventus is a private REIT and its parent company  is headquartered in Vancouver, Canada. Adventus purchases and manages commercial real estate assets located throughout the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Sierra Crossroads

Mortgage Loan No. 18 – Sierra Crossroads

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	11201-11275 Sierra Avenue Fontana, CA 92337

Original Balance:	$23,000,000			General Property Type:	Retail
Cut-off Date Balance:	$22,805,268			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.5%			Net Rentable Area:	117,111 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$195
Borrower Name(s):	Sierra Crossroads, LLC			Balloon/ARD Balance Per Unit/SF:	$157
Sponsor:	Guardian Commercial Real Estate L.P.			Year Built/Year Renovated:	2005/2009 / NAP
Mortgage Rate:	4.090%			Title Vesting:	Fee
Note Date:	12/31/2012			Property Manager:	Guardian Commercial Real Estate L.P.
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$3,304,433
IO Period:	NAP			UW Expenses:	$1,122,903
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,181,530
Seasoning:	6 months			UW NCF:	$2,106,544
Original Amortization Term:	360 months			UW NOI DSCR:	1.64x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	LO (30); DEF (86); O (4)			UW NCF Debt Yield:	9.2%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,063,007 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,753,792 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,148,453 (12/31/2011)
Reserves				Appraised Value:	$32,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/6/2012
RE Tax:	$0	$51,911	NAP	Cut-off Date LTV Ratio:	69.7%
Insurance:	$3,333	$3,333	NAP	LTV Ratio at Maturity/ARD:	56.2%
Recurring Replacements:	$30,000	$882	NAP	Occupancy Rate (As of):	96.2% (5/1/2013)
TI/LC:	$0	$5,417	$150,000	2nd Most Recent Occupancy (As of):	91.2% (3/31/2013)
Other(1):	$48,448	$0	NAP	3rd Most Recent Occupancy (As of):	95% (12/31/12)
				4th Most Recent Occupancy (As of):	94% (12/31/11)

(1)	The lender collected $48,448 at closing for rent and outstanding TI costs for the Panda Bowl tenant.

The Sierra Crossroads mortgage loan is secured by a fee interest in an anchored retail center in Fontana, California. The Sierra Crossroads property is 96% leased. Among the tenants are a number of national and regional tenants with long term leases, including Stater Brothers (S&P Rated B+; lease expiry 2025), Walgreens (S&P Rated BBB; lease expiry 2084), Bank of America (S&P Rated A-; lease expiry 2029), and Jack in the Box (lease expiry 2026). Other national retailers include Starbucks (S&P Rated A-), Wells Fargo (S&P Rated A+), H&R Block (S&P Rated BBB), and The UPS Store (S&P Rated A+). The Sierra Crossroads property has a total of six investment grade tenants (29,707 SF or 25.4% of GLA) accounting for 20.7% of the base rental income. There is limited lease rollover during the term of the loan.

The Sierra Crossroads property has direct frontage along Sierra Avenue and Jurupa Avenue, two main local arterials within the Fontana city limits. In addition, the Sierra Crossroads property is less than one-mile south of the I-10 Freeway, providing access to the greater Inland Empire region. The neighborhood around the Sierra Crossroads property is developed with office, industrial and retail uses. The Sierra Crossroads property is supported by a dense residential community with 95,138 people within a three-mile radius and 295,131 people within a five-mile radius.

The borrower, a subsidiary of the sponsor Guardian Commercial Real Estate L.P. (“Guardian”), developed the Sierra Crossroads property at a cost basis of $29.8 million and has approximately $6.8 million of remaining equity in the property. Guardian is a developer with more than 38 years of experience owning, managing, and developing commercial real estate properties. Guardian focuses on the Inland Empire market. Guardian owns and manages a total of five retail properties (including the Sierra Crossroads property), two of which are Stater Brother’s anchored.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Fairfield Inn & Suites by Marriott Fort Lauderdale

Mortgage Loan No. 19 – Fairfield Inn & Suites by Marriott Fort Lauderdale

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	2081 Griffin Road Dania Beach, FL 33312

Original Balance:	$19,185,000			General Property Type:	Hospitality
Cut-off Date Balance:	$19,161,345			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	1.3%			Number of Rooms:	157 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$122,047
Borrower Name(s):	Griffin Road One, LLC			Balloon/ARD Balance Per Unit/SF:	$100,225
Sponsor:	Nicholas Economos, Jr.			Year Built/Year Renovated:	2009 / NAP
Mortgage Rate:	4.860%			Title Vesting:	Fee
Note Date:	5/24/2013			Property Manager:	DN-Management, Inc.
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$5,466,172
IO Period:	None			UW Expenses:	$3,318,742
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,147,430
Seasoning:	1 month			UW NCF:	$1,928,783
Original Amortization Term:	360 months			UW NOI DSCR:	1.77x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	10.1%
Lockbox / Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	12.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,200,758 (4/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,031,402 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,803,315 (12/31/2011)
Reserves				Appraised Value:	$26,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/22/2013
RE Tax:	$142,100	$20,300	NAP	Cut-off Date LTV Ratio:	71.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.9%
FF&E(1):	$0	$18,054	NAP	Occupancy Rate:	82.5% (4/30/2013)
Other(2):	$520,000	$0	NAP	2nd Most Recent Occupancy:	82.3% (12/31/2012)
				3rd Most Recent Occupancy:	79.8% (12/31/2011)

(1)	The FF&E reserve collections are based on 4% of hotel revenues.

(2)
The lender holds a $520,000 debt yield escrow until the property achieves a 10.5% underwritten NCF debt yield on a TTM basis. The borrower has 36 months to achieve release of the escrow or it will remain as additional collateral for the remainder of the loan term.

The Fairfield Inn & Suites by Marriott Fort Lauderdale mortgage loan is secured by a 4-story, 157 room, limited-service hotel property located in Dania Beach, Florida. The mortgaged property is located in the northwest quadrant of the Griffin Road and Interstate 95 interchange, in the immediate vicinity of the Fort Lauderdale-Hollywood International Airport (“FLL”) and Port Everglades. The FLL is currently undergoing an expansion which is expected to increase the size of the terminal from 39 to more than 70 gates.

The Fairfield Inn & Suites by Marriott Fort Lauderdale property offers 49 suites and 108 standard rooms, approximately 294 SF of meeting space, an outdoor swimming pool and whirlpool, a breakfast lounge, business center, and a fitness center. The hotel had a trailing 12-months ending March 31, 2013 ADR of $111.40, average occupancy of 82.5% and RevPAR of $91.91. Its 2012 occupancy and RevPAR penetration were 101.8% and 102.1%, respectively. The primary competitive set, consisting of 11 hotels with 1,575 rooms, including the mortgaged property, had a 2012 estimated ADR of $105.78, an average occupancy of 81.0% and RevPAR of $85.67. Known new hotel supply includes a 156-room Residence Inn across the street from the mortgaged property. This new property is expected to be complete by late 2014. A 388-room Hilton Hotel is currently scheduled for demolition at the FLL to make way for a runway expansion.

The Marriott franchise agreement has a current expiration of September 1, 2028 and requires a 4.5% of gross rooms revenue royalty fee and a 2.5% of gross rooms revenue marketing fee.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10	Sunrise Place

Mortgage Loan No. 20 – Sunrise Place

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	NWC Sunrise and Roman Road

Original Balance:	$17,000,000			General Property Type:	Retail
Cut-off Date Balance:	$16,950,487			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.1%			Net Rentable Area:	104,978 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$161
Borrower Name(s):	Sunrise Place A Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$128
Sponsor:	Leonard Lundin; Gregory Bever			Year Built/Year Renovated:	2003 / NAP
Mortgage Rate:	3.750%			Title Vesting:	Fee
Note Date:	5/1/2013			Property Manager:	LM5 Inc., D/B/A Luko Management
First Payment Date:	6/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	5/1/2023			UW Revenues:	$2,372,200
IO Period:	None			UW Expenses:	$701,976
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,670,224
Seasoning:	2 months			UW NCF:	$1,615,635
Original Amortization Term:	360 months			UW NOI DSCR:	1.77x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.71x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	9.5%
Lockbox / Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,767,819 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,761,569 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,830,298 (12/31/2010)
Reserves(1)				Appraised Value:	$27,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/13/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	61.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	48.8%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate:	96.0% (4/1/2013)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2012)
				3rd Most Recent Occupancy:	90.9% (12/31/2011)

(1)	Reserves are generally collected upon an event of default, the DSCR falling below 1.20x, and/or certain tenant lease expirations.

The Sunrise Place mortgage loan is secured by a 104,978 SF anchored retail center located in Palm Springs, California. The property consists of seven buildings and is anchored by a Ralph’s grocery store (54,085 SF) and a CVS drug store (16,809 SF). The Ralph’s lease began in 2003 and has a current expiration date of March 1, 2024, with five five-year lease renewal options. Ralph’s reported sales at this location of $351 PSF in 2010, $373 PSF in 2011, and $402 PSF in 2012. Ralph’s is a subsidiary of The Kroger Company (NYSE: KR). The CVS lease began in 2003 and has a current expiration date of September 1, 2023, with six five-year lease renewal option. CVS does not report sales at this location. The CVS tenant is a subsidiary of CVS Caremark Corporation (NYSE: CVS).

The property is located at the intersection of Sunrise Way and Ramon Road in Palm Springs, which is part of the Inland Empire Low Desert retail submarket. The appraiser noted 19 competitive retail centers in Palm Springs that had an average 98.0% occupancy rate. Estimated 2013 population and average household income in a three- and five-mile radius are 40,908 and $64,227, and 97,829 and $61,858, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C10

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”) or CIBC World Markets Corp. (“CIBC” and, and collectively with Morgan Stanley and BofA Merrill Lynch, the “Underwriters”). This Term Sheet was not produced by a Morgan Stanley, BofA Merrill Lynch or CIBC research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBC research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of Morgan Stanley, BofA Merrill Lynch or CIBC or others in those firms.

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